Exhibit 10.22

EXECUTION COPY

Form of Fifth Amended and Restated Credit Agreement among
Hollinger International Publishing Inc., Telegraph Group Limited and
First DT Holdings Limited, Wachovia Bank, N.A., Toronto Dominion (Texas) Inc.,
General Electric Capital Corporation and Various Financial Institutions
and Other Persons dated as of December 23, 2002

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 23, 2002

among

HOLLINGER INTERNATIONAL PUBLISHING INC.,
TELEGRAPH GROUP LIMITED, AND
FIRST DT HOLDINGS LIMITED,

as Borrowers,

WACHOVIA BANK, N.A.,

as Administrative Agent, Issuing Bank and Security Trustee,

TORONTO DOMINION (TEXAS), INC.,

as Syndication Agent,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Documentation Agent,

and

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS PARTY HERETO,
as Lenders

WACHOVIA SECURITIES, INC.,
as Sole Lead Arranger and Book Runner

11.2 All Credit Extensions
SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.
12.1 Events of Default.
SECTION 13 THE ADMINISTRATIVE AGENT.
13.1 Authorization
13.2 Indemnification
13.3 Exculpation
13.4 Credit Investigation
13.5 Administrative Agent and Affiliates
13.6 Action on Instructions of the Lenders.
13.7 Funding Reliance
13.8 Collateral Matters
13.9 Resignation
13.10 Assignment of Rights and Obligations of Original Administrative Agent
13.11 The Sole Lead Arranger, the Syndication Agent and the Documentation Agent
SECTION 14 GUARANTY PROVISIONS
14.2 Acceleration of Guaranty
14.3 Guaranty Absolute, etc.
14.4 Reinstatement, etc.
14.5 Waiver, etc.
14.6 Waiver of Subrogation and Contribution
14.7 Independent Credit Decision
SECTION 15 GENERAL
15.1 Waiver; Remedies; Amendments
15.2 Confirmations
15.3 Notices
15.4 Computations
15.5 Regulations U and X
15.6 Costs, Expenses and Taxes
15.7 Subsidiary References
15.8 Captions
15.9 Assignments; Reallocation
SCHEDULE 1.1 — COMMITMENTS AND PERCENTAGES
SCHEDULE 1.2 — PRICING GRID
SCHEDULE 6.2.3 — SCHEDULED TERM A LOAN PAYMENTS
SCHEDULE 6.2.4 — SCHEDULED TERM B LOAN PAYMENTS
SCHEDULE 15.3 — ADDRESSES FOR NOTICES
Amended and Restated Trust Agreement
Supplemental Trust Agreement
Amended and Restated Participation Agreement
Purchase Agreement dated December 16, 2002
Registration Rights Agreement
The Indenture dated as of December 23, 2002
Fifth Amended and Restated Credit Agreement
Fourth Amended and Restated Company Pledge
Fourth Amended and Restated Guaranty
Amended and Restated Pledge Agreement
Intellectual Property Security Agreement
Third Amended and Restated Guaranty
Third Amended and Restated Security Agreement
U.K. Subsidiary Guarantee
U.S. Pledge Agreement
Significant Subsidiaries of Hollinger Internationa
Consent of KPMG LLP
Certification of Chief Executive Officer
Certification of Chief Financial Officer

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Page

EXHIBIT A	INTENTIONALLY OMITTED
EXHIBIT B-1	Form of Company Security Agreement
EXHIBIT B-2	Form of U.K. Security Agreement
EXHIBIT C-1	Form of Hollinger International Guaranty
EXHIBIT C-2	Form of U.S. Subsidiary Guaranty
EXHIBIT C-3	Form of U.K. Subsidiary Guaranty
EXHIBIT D-1	Form of Hollinger International Pledge Agreement
EXHIBIT D-2	Form of Company Pledge Agreement
EXHIBIT D-3	Form of U.S. Pledge Agreement
EXHIBIT E	Form of Assignment Agreement
EXHIBIT F	Form of Subsidiary Subordination Agreement
EXHIBIT G-1	Form of Notice of Borrowing
EXHIBIT G-2	Form of Notice of Conversion/Continuation
EXHIBIT H	Form of Tax Allocation Agreement
SCHEDULE 1.1	Commitments and Percentages
SCHEDULE 1.2	Pricing Grid
SCHEDULE 6.2.3	Scheduled Term A Loan Payments
SCHEDULE 6.2.4	Scheduled Term B Loan Payments
SCHEDULE 9.5	Recent Developments
SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.8	Subsidiaries and other Affiliates
SCHEDULE 9.9	Welfare Plans
SCHEDULE 9.15	Insurance
SCHEDULE 9.16	Contracts; Labor Matters
SCHEDULE 9.17	Environmental and Safety and Health Matters
SCHEDULE 10.7	Debt
SCHEDULE 10.8	Liens
SCHEDULE 10.10	Investments
SCHEDULE 10.13	Transactions with Affiliates
SCHEDULE 15.3	Addresses for Notices

v

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

          This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 23, 2002 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among HOLLINGER INTERNATIONAL PUBLISHING INC., a Delaware corporation (the “Company”), TELEGRAPH GROUP LIMITED, a limited liability company incorporated under the laws of England and Wales (“Telegraph”), FIRST DT HOLDINGS LIMITED, a limited liability company incorporated under the laws of England and Wales (“FDTH”), the undersigned financial institutions and other Persons, together with their respective successors and assigns (collectively the “Lenders” and each a “Lender”), WACHOVIA BANK, N.A. (“Wachovia Bank”), as administrative agent, issuing bank and security trustee for the Lenders, and WACHOVIA SECURITIES, INC. (“Wachovia Securities”), as sole lead arranger and book runner (in such capacity, the “Sole Lead Arranger”), TORONTO DOMINION (TEXAS), INC., as Syndication Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent.

RECITALS

          WHEREAS, the Company, Telegraph, certain other subsidiaries of the Company, Toronto-Dominion (Texas), Inc. as Administrative Agent (in such capacity, as security trustee, or in any similar agency capacity specified in the Existing Credit Agreement (as defined below) and the other loan documents related thereto “Original Administrative Agent”), The Toronto-Dominion Bank as Issuing Bank (in such capacity, the “Original Issuing Bank”) and the Original Lenders (as defined below) entered into that certain Fourth Amended and Restated Credit Agreement dated as of April 30, 1999 (as amended or modified and in effect immediately prior to the Amendment Effective Date, the “Existing Credit Agreement”), whereby certain lenders party thereto (the “Original Lenders”) agreed to make certain credit extensions, including revolving loans, term loans and the issuance of letters of credit;

          WHEREAS, the Company has requested the Lenders to amend and restate the Existing Credit Agreement on the terms and conditions set forth in this Agreement, to set forth, among other things, the terms and conditions under which the Lenders hereafter will make credit extensions to certain of the Borrowers and to re-allocate all credit extensions from the Original Lenders to the Lenders in accordance with the terms hereof; it being the intention of the Borrowers, the Lenders and the Administrative Agent that this Agreement and the Loan Documents executed in connection herewith shall not effect the novation of the obligations of any Borrower under the Existing Credit Agreement but be merely a restatement and, where applicable, an amendment of and substitution for the terms governing such obligations hereafter;

          WHEREAS, the Existing Credit Extensions outstanding immediately prior to the Amendment Effective Date pursuant to the Existing Credit Agreement shall be deemed to be issued and outstanding hereunder for all purposes hereof and of the Loan Documents after giving effect to the Amendment Effective Date and shall thereafter be governed by the terms and conditions of this Agreement; and

          WHEREAS, the Credit Extensions are and shall be secured by the Collateral Documents and are and shall be guaranteed pursuant to the Guaranties (in each case as and to the extent set forth therein);

          NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Credit Agreement is hereby amended and restated in its entirety to read, and the parties hereto hereby agree, in each case effective as of the Amendment Effective Date, as follows:

          SECTION 1 Definitions.

          When used herein (including in the Preamble and the Recitals) the following terms shall have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

          Acquisition means (a) any acquisition or merger by the Company or any Restricted Subsidiary of or with any other Person which owns or operates a Newspaper Business, which acquisition or merger has been approved and recommended in writing by the Board of Directors of the Person to be acquired or, if such Board approval is not required or practicable, which merger or acquisition otherwise has been made and consummated without any hostile or antagonistic measures, which Person shall then become consolidated with the Company or any such Restricted Subsidiary in accordance with GAAP, or (b) any acquisition by the Company or any Restricted Subsidiary of the assets of any Newspaper Business which acquisition has been approved and recommended in writing by the Board of Directors of the business whose assets are being acquired or, if such Board approval is not practicable, which acquisition otherwise has been made and approved without any hostile or antagonistic measures.

          Acquisition Debt means any Debt of the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (a) at any time or from time to time incurred, created or assumed in connection with any Acquisition or (b) existing at the time any Person (including an Unrestricted Subsidiary) becomes a Restricted Subsidiary but excluding in case of clauses (a) and (b) any Debt of the Borrowers to the Administrative Agent and the Lenders, or any of them, under this Agreement or under any other Loan Document.

          Administrative Agent means Wachovia Bank in its capacity as administrative agent and security trustee for the Lenders hereunder, any sub-agents which Wachovia Bank may appoint from time to time under any Facility and any successor thereto in such capacity.

          Affected Lender means any Lender that has given notice to the Company (which has not been rescinded) of (a) any obligation by an Obligor to pay any amount pursuant to Section 7.6 or 8.1 or (b) the occurrence of any circumstances of the nature described in Section 8.2 or 8.3.

          Affected Loan — see Section 8.3.

          Affiliate means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such Person’s equity ownership or Voting Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          Agreement — see the Preamble.

          Alternate Base Rate means, at any time, the greater of (a) the Federal Funds Rate plus 0.50% and (b) the U.S. Base Rate.

          Alternate Currencies means with (a) respect to Loans, Sterling and Euros, and (b) with respect to Letters of Credit, Sterling or Canadian Dollars.

          Amendment Effective Date — see Section 11.1.

          APHI means American Publishing Holdings Inc., a Delaware corporation.

          Applicable Commitment Fee Rate means 0.500% per annum.

          Applicable Margin means (a) with respect to Revolving Loans and Term A Loans, (i) in the case of Eurocurrency Loans the applicable rate set forth beneath “Eurocurrency Rate” on the Pricing Grid; provided, however, that regardless of the applicable rate set forth beneath “Eurocurrency Rate” on the Pricing Grid, the Applicable Margin at any time prior to the six month anniversary of the Amendment Effective Date will not be less than 3.00% and (ii) in the case of Floating Rate Loans, the applicable rate set forth beneath “Base Rate” on the Pricing Grid, provided, however, that regardless of the applicable rate set forth beneath “Base Rate” on the Pricing Grid, the Applicable Margin at any time prior to the six month anniversary of the Amendment Effective Date will not be less than 2.00%, (b) with respect to Term B Loans, (i) in the case of Eurocurrency Loans, 3.50% and (ii) in the case of Floating Rate Loans, 2.50%, as such rates may be adjusted pursuant to Section 3.1(f) and (c) with respect to Incremental Loans, (i) in the case of Eurocurrency Loans, the applicable rate set forth beneath “Eurocurrency Rate” on the Pricing Grid as amended by the applicable Supplement and (ii) in the case of Floating Rate Loans, the applicable rate set forth beneath “Base Rate” on the Pricing Grid as amended by the applicable Supplement. The Applicable Margin shall change on the third Business Day after the date the Administrative Agent receives a Compliance Certificate pursuant to Section 10.1.3 showing a change in the Total Leverage Ratio.

          Applicable Proceeds Amount means (a) in the case of Net Cash Proceeds of Asset Sales, 100% of such Net Cash Proceeds, (b) in the case of Debt Proceeds, 100% of such Debt Proceeds and (c) in the case of Net Cash Proceeds of Casualty Events, 100% of such Casualty Proceeds.

          Asset Reduction Date — see Section 6.1.2.

          Asset Sale means (a) any sale, lease, transfer or other disposition (including by way of merger or consolidation or Asset Swap) by the Company or any Restricted Subsidiary of any asset (including the sale of the Capital Stock of any Restricted Subsidiary) outside the ordinary course of business to a Person other than the Company or a Restricted Subsidiary Obligor, or (b) any sale or assignment with or without recourse of accounts receivable of the Company or any Restricted Subsidiary to a Person other than the Company or a Restricted Subsidiary Obligor. For purposes of this definition, the term “Asset Sale” shall not include any transfer of property and assets (i) having a market value of less than $1,000,000 (it being understood that if the market value of the properties or assets being transferred exceeds $1,000,000, the entire value and not just the portion in excess of $1,000,000 shall be deemed to have been the subject of an Asset Sale), (ii) which are obsolete (in the case of equipment) to the Company’s and such Restricted Subsidiaries’ businesses, or (iii) which occurred prior to the Amendment Effective Date.

          Asset Swap means the exchange of the assets of any Newspaper Business owned by the Company or any Restricted Subsidiary (“Traded Newspaper Assets”) as an entirety or substantially as an entirety for all or substantially all of the assets of another Newspaper Business (“Traded-For Newspaper Assets”) owned by the Person (or an Affiliate of the Person) to whom such Traded Newspaper Assets shall be transferred in such exchange.

          Assignment Agreement — see Section 15.9.1.

          Board of Directors means the board of directors or equivalent body of a Person or any duly authorized committee of such board or body.

          Borrower means each of the Company, Telegraph, FDTH and each Incremental Borrower (referred to collectively as the “Borrowers”).

          Business Day means any day on which commercial banks are open for commercial banking business in Charlotte, North Carolina and New York, New York and, in the case of a Business Day which relates to a Eurocurrency Loan, on which dealings in Dollars and Alternate Currencies are carried on in the London interbank market in London, England.

          Canadian Dollar and Cdn$ mean the lawful currency of Canada.

          Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries, but excluding (a) Investments permitted by Section 10.10 and (b) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed from Net Cash Proceeds of Casualty Events.

          Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

          Capital Stock of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person’s equity interests.

          Cash Equivalent Investment means, at any time:

(a) any Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government;

(b) securities issued or fully guaranteed or insured by the government of a country which is a member of the Organization for Economic Cooperation and Development or any agency thereof having maturities of six months or less from the date of acquisition;

(c) commercial paper, Euro-commercial paper and any other marketable securities, in each case maturing not more than one year from the date of issue, which is issued by a corporation (except an Affiliate) after the relevant date of determination rated at least A-1 by Standard & Poor’s or P-1 by Moody’s, at the time of investment;

(d) any certificate of deposit or bankers’ acceptance or eurocurrency time deposit, maturing not more than one year after the date of issue, which is issued by a financial institution authorized to issue such investments whose short-term debt securities are rated at least A-1 by Standard & Poor’s or P-1 by Moody’s at the time of investment;

(e) any repurchase agreement with a term of one year or less which

(i) is entered into with any other commercial banking institution of the stature referred to in clause (c),

(ii) is secured by a fully perfected Lien on any obligation of the type described in any of clauses (a) through (c), and

(iii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

(f) investments in money market funds that invest solely in Cash Equivalent Investments described in clauses (a) through (d); or

(g) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans to any corporation (other than an Affiliate) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor’s or P-1 by Moody’s.

          Casualty Event means (a) any loss of or damage to assets of the Company or any Restricted Subsidiary due to fire, flood, explosion, earthquake, terrorist activity or other disaster or act of God and (b) the taking of assets of the Company or any Restricted Subsidiary by seizure, compulsory purchase, eminent domain or condemnation. For purposes of this definition, the term “ Casualty Event” shall not include any Casualty Event with respect to property and assets having a market value of less than $1,000,000 (it being understood that if the market value of the properties or assets lost, damaged or taken exceeds $1,000,000, the entire value and not just the portion in excess of $1,000,000 shall be deemed to have been the subject of a Casualty Event).

          Casualty Reduction Date — see Section 6.1.2.

          Change in Control means the occurrence of any of the following after the Amendment Effective Date:

          (a)  there is a report filed on Schedule 13D, 14D-1 or 14D-1F (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for purposes of this definition, as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing), other than any person consisting solely of Lord Black (or his heirs, executors or legal representatives) and his Affiliates, has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of Voting Stock representing 50% or more of the total voting power attached to all Voting Stock of Hollinger Inc. or Hollinger International then outstanding; provided, however, that a person shall not be deemed to be the beneficial owner of, or to own beneficially, (i) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (ii) any securities if such beneficial ownership (A) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to applicable law and (B) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

          (b)  there is a report filed or required to be filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as the term “offeror” is defined in Section 89(1) of Securities Act (Ontario) for the purpose of Section 101 of such Securities Act or any successor provision of the foregoing) other than any person consisting solely of Lord Black (or his heirs, executors or legal representatives) and his Affiliates, has acquired beneficial ownership (within the meaning of the Securities Act (Ontario)) of, or the power to exercise control or direction over, or securities convertible into, any voting or equity shares of Hollinger Inc. that together with such offeror’s securities (as the term “offeror’s securities” is defined in Section 89(1) of the Securities Act (Ontario) or any successor provision thereto in relation to the voting or equity shares of Hollinger Inc.) would constitute Voting Stock of Hollinger Inc. representing 50% or more of the total voting power attached to all Voting Stock of Hollinger Inc. then outstanding;

          (c)  Hollinger International shall cease to own, directly or indirectly, 100% of the Capital Stock of any Borrower, other than the Company Preference Shares;

          (d)  there is consummated a consolidation (involving a business combination) or merger of Hollinger International, (i) in which Hollinger International is not the continuing or surviving corporation or (ii) pursuant to which any Voting Stock of Hollinger International would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) a consolidation or merger of Hollinger International in which the holders of the Voting Stock of Hollinger International immediately prior to the consolidation or merger have, directly or indirectly, 50% or more of the Voting Stock of the continuing or surviving corporation immediately after such transaction;

          (e)  Lord Black (or his heirs, executors and legal representatives) and his Affiliates cease to beneficially own and control the voting of, directly or indirectly, Voting Stock of Hollinger International representing a greater percentage of the total voting power attached to the Voting Stock of Hollinger International than the percentage beneficially owned and controlled, directly or indirectly, by any other single shareholder of Hollinger International together with its Affiliates;

          (f)  during any period of 12 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of Hollinger International or any Borrower shall cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

          (g)  any “Change in Control” or “Change of Control”, as defined in the documentation for the New High Yield Notes.

          Code means the Internal Revenue Code of 1986, as amended.

          Collateral means, collectively, all of the property and assets that are from time to time subject to the Collateral Documents.

          Collateral Document means each Security Agreement, each Pledge Agreement, each Subsidiary Note, each Subsidiary Security Agreement, and any other document executed from time to time pursuant to which a Lien is granted in favor of the Administrative Agent to secure the obligations of any Borrower under the Loan Documents or the obligations of any Obligor under any Loan Document to which it is party, including any documents executed pursuant to Section 10.18 or 10.27.

          Company — see the Preamble.

          Company Pledge Agreement means the Fourth Amended and Restated Company Pledge Agreement dated as of the Amendment Effective Date among the Company, certain of its Restricted Subsidiaries and the Administrative Agent and each other Pledge Agreement substantially in the form of Exhibit D-2, as such Company Pledge Agreements may be amended, supplemented or otherwise modified from time to time.

          Company Preference Shares means shares of preferred stock of the Company issued to an Affiliate of the Company, provided that such shares do not constitute Voting Stock.

          Company Security Agreement means the Third Amended and Restated Security Agreement dated as of the Amendment Effective Date among the Company, certain of its U.S. Subsidiaries and the Administrative Agent substantially in the form of Exhibit B-1, as amended, supplemented or otherwise modified from time to time.

          Compliance Certificate — see Section 10.1.3.

          Computation Date means, at any time, the last day of the Computation Period most recently ended.

          Computation Period means, for each Fiscal Quarter, the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter.

          Consolidated Net Income (Loss) of the Financial Group means, for any period, the consolidated net income (or loss (and treating loss as a negative number) of the Financial Group for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, to the extent included in calculating such Consolidated Net Income (Loss), (a) all extraordinary gains and losses, (b) the portion of consolidated net income (or loss) of the Financial Group allocable to Investments in unconsolidated Persons (other than Unrestricted Subsidiaries) to the extent that cash dividends or distributions have not actually been received by a member of the Financial Group, (c) the portion of consolidated net income (or loss) of the Financial Group allocable to Unrestricted Subsidiaries (or to payments received therefrom), (d) any gain or loss realized upon the termination of any employee pension benefit plan, (e) aggregate gains and losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including, without limitation, sales of shares of Unrestricted Subsidiaries or unconsolidated Persons and non-cash writeoffs of assets (provided that there are no continuing cash expenses related to such write-offs)) other than in the ordinary course of business, (f) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to such Restricted Subsidiary or its stockholders, (g) any gain from the collection of proceeds of life insurance policies, (h) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Debt of the Financial Group, (i) aggregate gains or losses relating to foreign currency transactions or translations or (j) redundancy costs relating to the elimination of jobs. In calculating the Consolidated Net Income (Loss) of the Financial Group, the Consolidated Net Income (Loss) of Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries will be included only to the extent of the Financial Group’s common equity interest in such Restricted Subsidiaries, as provided in the definition of Operating Cash Flow.

          Contributed Cash Flow means on any date of any assets sold or proposed to be sold (or deemed disposed of) in any Asset Sale, or of any assets consisting of Traded Newspaper Assets or Traded-For Newspaper Assets included or proposed to be included in any Asset Swap, the Operating Cash Flow generated by such assets for the period of four Fiscal Quarters ended on or (if such date shall not be the last day of a Fiscal Quarter) most recently prior to such date.

          Credit Extension means making any Loan, issuing any Letter of Credit or extending the stated expiry date of any existing Letter of Credit, as the case may be.

          CST Real Estate means the real estate, including land, building and fixtures, located at 401 North Wabash Avenue, Chicago, Illinois, where the Company currently maintains its headquarters, and all improvements thereon.

          CST Real Estate Transactions means the sale or other disposition (other than to an Affiliate), including contribution to a new joint venture entity, of all or any portion of the interest of the Company or a Restricted Subsidiary in the CST Real Estate.

          Debt means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (or other obligations to former owners of acquired businesses), excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all obligations under Hedging Agreements of such Person related to the settlement or termination of those agreements as of the date of determination, (e) all Capital Lease obligations of such Person, (f) all Debt referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (g) all Guarantee Obligations of such Person, (h) all Redeemable Capital Stock and (without duplication) all Preferred Stock of Restricted Subsidiaries other than Redeemable Capital Stock or Preferred Stock held by Restricted Subsidiary Obligors or the Company, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (i) any other obligation, liability or instrument which is treated as indebtedness under GAAP, (j) all Debt of any partnership of which such Person is a general partner, and (k) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Debt of the types referred to in clauses (a) through (j) above. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock or Preferred Stock as if such Redeemable Capital Stock or Preferred Stock were purchased on any date on which Debt shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock or Preferred Stock, such fair market value to be determined in good faith by the Board of Directors of such Person.

          Debt Proceeds means the aggregate Net Cash Proceeds from the issuance of any Debt by the Company or any Restricted Subsidiary of the Company other than Debt issued pursuant to Sections 10.7(a) through (i), Sections 10.7(k) through (m), and Section 10.7(j); provided, however, that the Net Cash Proceeds from the issuance of any Debt issued pursuant to Section 10.7(j) shall only be excluded from this definition to the extent that such Net Cash Proceeds are concurrently utilized in connection with an Acquisition otherwise permitted hereunder (which Acquisition shall be consummated concurrently with the issuance of such Debt).

          Determination Date — see Section 2.13.

          Dollar and the sign “$” mean lawful money of the United States of America.

          Dollar Equivalent means, (a) with respect to Dollars or an amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in an Alternate Currency, at any time for the determination thereof, the equivalent amount of Dollars obtained by converting such amount denominated in an Alternate Currency involved in such computation into Dollars at the spot rate as quoted by the Administrative Agent for the purchase of Dollars with such Alternate Currency through the FX Trading Office at approximately 12:00 p.m. (New York City time) two Business Days prior to the date on which such computation is made.

          Dormant Subsidiaries means Restricted Subsidiaries which are inactive or have minimal assets as shown on Schedule 9.8 or certified by the Company to the Administrative Agent.

          DTH means DT Holdings Limited, a limited liability company incorporated under the laws of England and Wales.

          Eligible Assignee means (a) a commercial bank organized under the laws of the United States or any State thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; (c) a Person that is engaged in the business of purchasing or investing in bank loans and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, (iii) a Person of which a Lender is a Subsidiary; or (iv) administered or managed by the same investment adviser as a Lender or other Person described in clause (c)(i), (ii) or (iii); and (d) finance companies, mutual funds, pension funds, insurance companies, and other investors or financial institutions (except the Borrower or an Affiliate of the Borrower) engaged in the making of or investing in bank loans, it being understood that this definition shall not be construed to require any assignee of Loans or Revolving Commitments hereunder to be exempt from U.K. Recipient Taxes.

          Employee Benefit Plan means any employee benefit plan, pension plan or welfare plan, other than a “multiemployer plan” as such term is defined in Section 3(37) of ERISA, which is maintained or contributed to for the benefit of the employees of the Company or any of its Subsidiaries which, under applicable law, (a) is required to be funded through a trust or similar funding vehicle or (b) creates or could result in a Lien on any property of the Company or any of its Subsidiaries.

          Environmental Laws means any national, federal, State or local law, statute, ordinance, regulation, rule, order, consent decree, permit, settlement agreement, judicial or administrative decision, injunction or requirement of any governmental authority, including the European Community, which relates to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of noises, odors or any Regulated Materials into ambient air, ground or surface water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Regulated Materials, including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called “Superfund” or “Superlien” law, the Toxic Substances Control Act, the Environmental Protection Act (Canada), the Transportation of Dangerous Goods Act (Canada), the Hazardous Products Act (Canada), the Environmental Protection Act (Ontario), the Water Resources Act (Ontario), the Gasoline Handling Act (Ontario), any similar law in effect in Israel or the United Kingdom, and any other applicable federal, State, provincial, or local statute, law, ordinance, code, rule, regulation, order, decree or other officially-promulgated and legally binding policy regulating, relating to, or imposing liability or standards of conduct (including permit requirements and emission or effluent restrictions) concerning any Regulated Materials, as now or at any time hereafter in effect applicable to the Company or any of its Restricted Subsidiaries.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          ERISA Affiliate means any corporation, trade or business that is, along with the Company or any of its Subsidiaries, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

          Euro means the single currency of Participating Member States of the European Union.

          Eurocurrency Loan means any Tranche A Loan, Tranche B Loan, Term A Loan, Term B Loan or Incremental Loan which bears interest at a rate determined by reference to the Eurocurrency Rate (Reserve Adjusted).

          Eurocurrency Rate means, with respect to any Eurocurrency Loan for any Interest Period,

          (a) with respect to Eurocurrency Loans denominated in Dollars, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time acting reasonably for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the Eurocurrency Rate with respect to such Eurocurrency Loans for such Interest Period shall be the rate of interest (rounded, if necessary, to the next higher 1/16 of 1%) of the rate per annum at which Dollar deposits in immediately available funds are offered by the Administrative Agent’s Lending Office in the relevant interbank market at or about 11:00 a.m. (London time), two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurocurrency Loan and having a maturity approximately equal to such Interest Period; and

          (b) with respect to Eurocurrency Loans denominated in an Alternate Currency, the rate appearing on Page 3750 (or 3740 in the case of Canadian Dollars) of the Telerate Service (or on any successor or substitute pages of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such pages of such service, as determined by the Administrative Agent from time to time acting reasonably for purposes of providing quotations of interest rates applicable to deposits in such Alternate Currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in such Alternate Currency (as applicable) with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the Eurocurrency Rate with respect to such Eurocurrency Loan for such Interest Period shall be the rate of interest (rounded, if necessary, to the next higher 1/16 of 1%) equal to the rate at which deposits in the relevant Alternate Currency in immediately available funds are offered by the Administrative Agent’s Lending Office in the London interbank market at or about 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period in the approximate amount of the relevant Eurocurrency Loan and having a maturity approximately equal to such Interest Period.

          Eurocurrency Rate (Reserve Adjusted) means, relative to any Loan to be made, continued or maintained as, or converted into, a Eurocurrency Rate Loan, for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

Eurocurrency Rate
Eurocurrency Rate	=
(Reserve Adjusted)		1.00 – Eurocurrency Reserve Percentage.

          Eurocurrency Reserve Percentage means, with respect to any Eurocurrency Loan denominated in the applicable currency for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) or any similar governmental authority relevant to Alternate Currencies, for determining the aggregate maximum reserve requirements applicable to “Eurocurrency Liabilities” pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of such Board of Governors or other similar governmental authority which prescribes reserve requirements applicable to “Eurocurrency Liabilities” as presently defined in Regulation D or other relevant reserve requirements applicable to Loans in Alternate Currencies.

          Event of Default means any of the events described in Section 12.1.

          Excess Cash Flow means, as of the last day of any Computation Period, the sum of (a) Operating Cash Flow minus (b) Fixed Charges, in each case with respect to such Computation Period.

          Excess Cash Flow Payment means, with respect to any Fiscal Year, a percentage of Excess Cash Flow for such Fiscal Year determined in accordance with the following table:

Net Leverage Ratio	% of Excess
at end of Fiscal Year	Cash Flow

* 5.00	50%
* 4.00 but < 5.00	25%
<4.00	0%

*	greater than or equal to

          Excess Cash Flow Basket — see Section 10.9(b).

          Exchange Act means the Securities Exchange Act of 1934, as amended.

          Excluded Taxes — see definition of Taxes.

          Existing Credit Agreement — see the Recitals.

          Existing Credit Extensions means the loans and letters of credit outstanding under the Existing Credit Agreement immediately prior to the Amendment Effective Date.

          Facility means each of (a) the Tranche A Commitments and the Tranche A Credit Extensions made thereunder (the “Tranche A Facility”), (b) the Tranche B Commitments and the Tranche B Credit Extensions made thereunder (the “Tranche B Facility”), (c) the Commitments of the Term A Lenders to make Term A Loans and the Term A Loans made thereunder (the “Term A Loan Facility”), (d) the commitments of the Term B Lenders to make Term B Loans and the Term B Loans made thereunder (the “Term B Loan Facility”), and (e) the commitments of the Incremental Lenders under each tranche of Loans established pursuant to Section 3 to make Incremental Loans and the Incremental Loans made thereunder (each tranche an “Incremental Facility”).

          FDTH — see the Preamble.

          Federal Funds Rate means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 2:00 p.m. (New York City time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          Fee Letter means the Fee Letter dated November 7, 2002 among Wachovia Securities, Wachovia Bank, and the Company, as the same may be amended or otherwise modified from time to time by the parties thereto.

          Financial Group means the Borrowers and their Restricted Subsidiaries.

          Fiscal Quarter means a fiscal quarter of a Fiscal Year.

          Fiscal Year means the fiscal year of the Company and its Restricted Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2002”) refer to the Fiscal Year ending on December 31 of such calendar year.

          Fixed Charge Coverage Ratio means, as of the last day of any Computation Period, the ratio of (a) Operating Cash Flow of the Financial Group for such Computation Period to (b) the sum, without duplication, of (i) Fixed Charges of the Financial Group plus (ii) Restricted Payments of the Financial Group, in each case for the same period.

          Fixed Charges means, with respect to any Computation Period, the sum, without duplication, of:

(a) Interest Expense (not including amortization of financing costs) for such Computation Period;

plus

(b) all scheduled principal payments on Total Funded Debt, including any Synthetic Leases, during such Computation Period;

plus

(c) all federal, State, local and foreign income taxes (actually paid in cash, net of refunds received during such Computation Period), excluding taxes paid or refunds received in cash relating to Consolidated Net Income for any period prior to the first Fiscal Quarter after the Amendment Effective Date for which financial reports are available or relating to gains or losses on Asset Sales, to the extent otherwise included herein;

plus

(d) Capital Expenditures made during such Computation Period;

          provided that during the first year following the Amendment Effective Date, Fixed Charges shall be determined as follows:

(i) after the end of the first Fiscal Quarter after the Amendment Effective Date for which financial reports are available, but prior to the end of the second Fiscal Quarter after the Amendment Effective Date for which financial reports are available, on an annualized basis using the financial information for such first Fiscal Quarter;

(ii) after the end of the second Fiscal Quarter after the Amendment Effective Date for which financial reports are available, but prior to the end of the third Fiscal Quarter after the Amendment Effective Date for which financial reports are available, on an annualized basis using the financial information for such first and second Fiscal Quarters; and

(iii) after the end of the third Fiscal Quarter after the Amendment Effective Date for which financial reports are available, but prior to the end of the fourth Fiscal Quarter after the Amendment Effective Date for which financial reports are available, on an annualized basis using the financial information for such first, second and third Fiscal Quarters.

(iv) after the end of the fourth Fiscal Quarter after the Amendment Effective Date for which financial reports are available, but prior to the end of the fifth Fiscal Quarter after the Amendment Effective Date for which financial reports are available, on an annualized basis using the financial information for such first, second, third and fourth Fiscal Quarters.

          provided, further, however, that in each case, Interest Expense for the first Fiscal Quarter after the Amendment Effective Date for which financial reports are available, but prior to the end of the second Fiscal Quarter for which financial reports are available, shall be calculated for such Fiscal Quarter on an annualized quarterly basis (based on the number of days elapsed in a 90-day Fiscal Quarter) using Interest Expense for the period from the Amendment Effective Date through the end of such Fiscal Quarter, excluding Interest Expense on the 1996 Senior Subordinated Notes and the 1997 Senior Subordinated Notes (to the extent such interest expense is otherwise included in this definition).

          Floating Rate Loan means any Tranche A Loan, Term A Loan, Term B Loan or Incremental Loan which bears interest at or by reference to the Alternate Base Rate.

          FX Trading Office means the foreign exchange trading center of the Administrative Agent located in London, England, or whatever other office the Administrative Agent may from time to time designate acting reasonably.

          GAAP means generally accepted accounting principles in the United States, consistently applied, as in effect from time to time.

          Group — see Section 2.4.

          Guarantee Obligation means any agreement, undertaking or arrangement by which any Person guarantees or endorses (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Guarantee Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed or endorsed thereby.

          Guaranteed Obligations — see Section 14.1.

          Guaranties means the Hollinger International Guaranty, each U.S. Subsidiary Guaranty, and each U.K. Subsidiary Guaranty.

          Guarantor — see Section 14.1.

          HCNLP means Hollinger Canadian Newspapers, Limited Partnership, a limited partnership established under the laws of the Province of Ontario, and any Subsidiary thereof. HCNLP is a limited partnership formed under the Limited Partnerships Act (Ontario), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that the limited partner has contributed or agreed to contribute to its capital and the limited partner’s pro rata share of any undistributed income.

          Hedging Agreement means any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

          Hollinger Inc. means Hollinger Inc., a corporation continued under the laws of Canada.

          Hollinger International means Hollinger International Inc., a Delaware corporation.

          Hollinger International Guaranty means the Fourth Amended and Restated Hollinger International Guaranty dated as of the Amendment Effective Date substantially in the form of Exhibit C-1 executed by Hollinger International in favor of the Lenders and the Administrative Agent, as further amended, supplemented or otherwise modified from time to time.

          Hollinger International Pledge Agreement means the Amended and Restated Pledge Agreement dated as of the Amendment Effective Date substantially in the form of Exhibit D-1 between Hollinger International and the Administrative Agent, as amended, supplemented or otherwise modified and supplemented from time to time.

          HUKH means Hollinger UK Holdings Limited, a limited liability company incorporated under the laws of England and Wales.

          including shall not be limiting and means “including without limitation”.

          Incremental Borrower — see Section 3.1.

          Incremental Facility — see Section 3.1.

          Incremental Lender means, at any time, any Lender which has a commitment to make an Incremental Loan under Section 3 or which is owed an Incremental Loan; the initial Incremental Lenders shall be set forth on a Schedule to the applicable Supplement for such Incremental Loans.

          Incremental Loan — see Section 3.

          Incremental Loan Offer — see Section 6.2.5(d).

          Incremental Percentage means, with respect to any tranche of Incremental Loans, relative to any Incremental Lender at any time, the percentage which such Incremental Lender’s then outstanding, aggregate principal amount of all Incremental Loans is of the aggregate principal amount of Incremental Loans of all Incremental Lenders of such tranche.

          Incremental Reduction Percentage means the percentage which (a) the sum of the aggregate outstanding principal amount of all Incremental Loans is of (b) the sum of (i) the aggregate outstanding principal amount of all Term A Loans, plus (ii) the aggregate outstanding principal amount of all Term B Loans, plus (iii) the aggregate outstanding principal amount of all Incremental Loans.

          Indemnified Liability — see Section 15.14.

          Indemnified Party — see Section 15.14.

          Individual Outstanding Revolving Amount means, with respect to any Revolving Lender, the sum of (a) the Dollar Equivalent of the aggregate principal amount of such Revolving Lender’s Revolving Loans outstanding on such date, plus (b) the Dollar Equivalent of the aggregate amount of such Revolving Lender’s participation in the Stated Amount of outstanding Letters of Credit.

          Individual Revolving Commitment means, with respect to any Revolving Lender, the amount of such Revolving Lender’s Revolving Percentage times the Total Revolving Commitments, it being understood that each Revolving Lender’s Individual Revolving Commitment shall be the total amount such Revolving Lender is obligated to extend to the Company and Telegraph under the Tranche A Commitments and the Tranche B Commitments, notwithstanding that the Tranche A Commitments and the Tranche B Commitments of such Revolving Lender may exceed its Individual Revolving Commitment. The initial amount of the Individual Revolving Commitment of each Revolving Lender is set forth in Schedule 1.1.

          Intellectual Property means all patents and patent applications, trade and service marks and trade and service mark applications (and all goodwill associated with such applications), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all trade secrets, know-how and all other intellectual property rights owned by members of the Financial Group throughout the world or the interests of any member of the Financial Group in any of the foregoing, and all rights under any agreements entered into by or for the benefit of any member of the Financial Group relating to the use or exploitation of any such rights.

          Intercompany Debt means all Debt owed by the Company and/or any Restricted Subsidiary to Hollinger Inc., Hollinger International or any other Affiliate other than the Company or any Restricted Subsidiary.

          Interest Coverage Ratio means, as of the last day of any Computation Period, the ratio of (a) Operating Cash Flow for such Computation Period to (b) total Interest Expense for such Computation Period;

provided, that during the first year following the Amendment Effective Date, for the purpose of calculation of the Interest Coverage Ratio during such period, Interest Expense shall be determined as follows:

(i) after the end of the first Fiscal Quarter after the Amendment Effective Date for which financial reports are available, but prior to the end of the second Fiscal Quarter after the Amendment Effective Date for which financial reports are available, on an annualized basis (based on the number of days elapsed in a 365-day year) using Interest Expense for the period from the Amendment Effective Date through the end of such first Fiscal Quarter, excluding

Interest Expense on the 1996 Senior Subordinated Notes and the 1997 Senior Subordinated Notes (to the extent such interest expense is otherwise included in this definition);

(ii) after the end of the second Fiscal Quarter after the Amendment Effective Date for which financial reports are available, but prior to the end of the third Fiscal Quarter after the Amendment Effective Date for which financial reports are available, on an annualized basis (based on the number of days elapsed in a 365-day year) using Interest Expense for the period from the Amendment Effective Date through the end of such second Fiscal Quarter, excluding Interest Expense on the 1996 Senior Subordinated Notes and the 1997 Senior Subordinated Notes (to the extent such interest expense is otherwise included in this definition);

(iii) after the end of the third Fiscal Quarter after the Amendment Effective Date for which financial reports are available, but prior to the end of the fourth Fiscal Quarter after the Amendment Effective Date for which financial reports are available, on an annualized basis (based on the number of days elapsed in a 365-day year) using Interest Expense for the period from the Amendment Effective Date through the end of such third Fiscal Quarter, excluding Interest Expense on the 1996 Senior Subordinated Notes and the 1997 Senior Subordinated Notes (to the extent such interest expense is otherwise included in this definition); and

(iv) after the end of the fourth Fiscal Quarter after the Amendment Effective Date for which financial reports are available, but prior to the end of the fifth Fiscal Quarter after the Amendment Effective Date for which financial reports are available, on an annualized basis (based on the number of days elapsed in a 365-day year) using Interest Expense for the period from the Amendment Effective Date through the end of such fifth Fiscal Quarter, excluding Interest Expense on the 1996 Senior Subordinated Notes and the 1997 Senior Subordinated Notes (to the extent such interest expense is otherwise included in this definition).

          Interest Expense means the net sum of consolidated interest expense, payments with respect to any guaranty of or dividends on Redeemable Capital Stock or Preferred Stock (to the extent actually made during such period), and commitment fees and letter of credit fees of the Company and its Restricted Subsidiaries for such period accrued on Total Funded Debt minus interest income, in each case, of the Borrowers and their Restricted Subsidiaries (except for interest income earned on Trustee Proceeds).

          Interest Period — see Section 5.3.

          Investment means, with respect to any Person, directly or indirectly:

(a) any loan or advance or other extension of credit (including guarantees) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) made by such Person to any other Person;

(b) any ownership or similar interest held by such Person in any other Person; and

(c) any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

          Israeli Subsidiary means each of JPEH, JPPL and Palestine Post, and any Subsidiaries thereof.

          Issuing Bank means Wachovia Bank in its capacity as issuer of Letters of Credit.

          JPEH means Jerusalem Post Employees Holding (1983) Ltd., an Israeli corporation.

          JPPL means Jerusalem Post Publications Limited, an Israeli corporation.

          Lender — see the Preamble.

          Lending Office means (a) with respect to any Lender, the office or offices of such Lender which shall be making or maintaining the Tranche A Loans, Tranche B Loans, Term A Loans, Term B Loans or Incremental Loans that are Eurocurrency Loans of such Lender hereunder or such other office or offices at which such Lender determines its Eurocurrency Rate and (b) with respect to the Administrative Agent, the office or offices of the Administrative Agent which shall receive payments or disburse borrowings in Dollars and Alternate Currencies as the Administrative Agent designates to the Lenders and the Company from time to time. A Lending Office may be either a domestic or foreign office.

          Letter of Credit means a standby letter of credit having terms and provisions which are permitted by this Agreement and which otherwise are reasonably satisfactory to the Issuing Bank.

          Letter of Credit Application means a letter of credit application in the form then used by the Issuing Bank for standby letters of credit (with appropriate adjustments to indicate that any letter of credit issued thereunder is to be issued pursuant to, and subject to the terms and conditions of, this Agreement).

          Lien means, when used with respect to any Person, any interest of any other Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

          Loan Documents means this Agreement, the Fee Letter, the Guaranties, the Letter of Credit Applications, the Subordination Agreements and the Collateral Documents.

          Loans means each of the Tranche A Loans, the Tranche B Loans, the Term A Loans, the Term B Loans and the Incremental Loans.

          Local Time means (a) with respect to Dollar Loans, New York City time, (b) with respect to Loans denominated in Sterling, London time and (c) with respect to Loans denominated in Euros, Brussels time.

          Management Fees means any management, consulting, non-competition, advisory or other similar fees or payments, or any interest thereon, or corporate expense reimbursements payable by the Company or any of its Restricted Subsidiaries to Hollinger Inc., Hollinger International or any other Affiliate other than the Company or any Restricted Subsidiary.

          Margin Stock means any “margin stock” as defined in any of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

          Material Adverse Effect means a material adverse effect on (a) the condition (financial or otherwise), operations, business, prospects, properties or assets of (i) the Company and its U.S. Subsidiaries and the Israeli Subsidiaries, taken as a whole, (ii) FDTH and its Restricted Subsidiaries, taken as a whole, or (iii) the Company and the Restricted Subsidiaries, taken as a whole; or (b) the ability of the Company and the Restricted Subsidiary Obligors taken as a whole to timely and fully perform any of their payment or other material obligations under this Agreement or any other Loan Document to which they are a party.

          Moody’s means Moody’s Investors Service, Inc. or any successor rating agency.

          Multiemployer Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company, any of its Subsidiaries, or any ERISA Affiliate, is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          Negative Trade Differential means with respect to any Asset Swap the amount, if any, by which the Contributed Cash Flow of the Traded Newspaper Assets included in such Asset Swap (as determined in good faith by the Board of Directors of the Company) as of the date of such Asset Swap exceeds the Contributed Cash Flow of the Traded-For Newspaper Assets included in such Asset Swap (as so determined).

          Net Cash Proceeds means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or cash equivalents including payments of principal and interest in respect of deferred payment obligations and, with respect to the contribution of the CST Real Estate in connection with the CST Real Estate Transactions, any proceeds in excess of $35,000,000 received from the joint venture entity created in connection therewith when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, provided, however, that in the event such taxes are not actually paid or any reserve therefor is reduced, the amount of such unpaid taxes or reserve reduction shall be deemed to be Net Cash Proceeds which are received on the date on which it is determined that such taxes will not be paid or such reserve is reduced, (iii) payments made to retire indebtedness where payment of such indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any such Restricted Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Subsidiaries), net of attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof, (c) with respect to the issuance of Debt, the proceeds of such issuance net of attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance and (d) with respect to any Casualty Event, the amount of insurance proceeds, condemnation awards or other recoveries (other than business interruption insurance) net of attorneys’ fees and other fees and expenses actually incurred in connection with the collection of such payments, in each case as reflected in a certificate from the Company delivered to the Administrative Agent.

          Net Leverage Ratio means, as of any time, the ratio of (a) the sum of (i) Total Funded Debt as of such time minus (ii) the amount of cash (excluding any cash collateralizing Original Letters of Credit) held by the Borrowers and their Restricted Subsidiaries in excess of $5,000,000 as of such time to (b) Operating Cash Flow for the Computation Period most recently ended.

          New High Yield Notes — see Section 11.1.19.

          New Investments Basket — see Section 10.10(d).

          Newspaper Business means (a) the business of publishing and distributing (including distributing by electronic means) newspapers, magazines and other paid or free publications having national, regional, local or targeted markets, including publications having limited or no news or editorial content such as shoppers or other “total market coverage” publications and similar publications, (b) the ownership and operation of consumer e-commerce vehicles that complement the foregoing and (c) the ownership and operation of Investments permitted under Section 10.10.

          1996 Senior Subordinated Indenture means that certain Indenture dated as of February 1, 1996, as amended by First Supplemental Indenture dated February 27, 1997, and Second Supplemental Indenture dated March 4, 1999 between the Company and State Street Bank & Trust Company, as Trustee, relating to the 1996 Senior Subordinated Notes, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and hereof and in effect.

          1996 Senior Subordinated Notes means the 9 1/4% Senior Subordinated Notes due February 1, 2006 of the Company issued under the 1996 Senior Subordinated Indenture.

          1997 Senior Indenture means that certain Senior Indenture dated as of March 15, 1997, as amended by First Supplemental Indenture dated as of March 4, 1999 and the Second Supplemental Indenture dated March 1, 2002 between the Company and State Street Bank & Trust Company, as Trustee, relating to the 1997 Senior Notes, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and hereof and in effect.

          1997 Senior Notes means the 8 5/8% Senior Notes due March 15, 2005 of the Company issued under the 1997 Senior Indenture.

          1997 Senior Subordinated Indenture means that certain Senior Subordinated Indenture dated March 15, 1997, as amended by First Supplemental Indenture dated as of December 23, 1998 and Second Supplemental Indenture dated as of March 4, 1999 between the Company and State Street Bank & Trust Company, as Trustee, relating to the 1997 Senior Subordinated Notes, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and hereof and in effect.

          1997 Senior Subordinated Notes means the 9 1/4% Senior Subordinated Notes due March 15, 2007 of the Company issued under the 1997 Senior Subordinated Indenture.

          Non-Wholly Owned Restricted Subsidiary means any Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary.

          Notice of Borrowing means a notice substantially in the form of Exhibit G-1 or such other form as may be acceptable to the Administrative Agent.

          Notice of Conversion/Continuation means a notice substantially in the form of Exhibit G-2 or such other form as may be acceptable to the Administrative Agent.

          Obligations means all obligations of the Borrowers or any other Obligor under this Agreement and any other Loan Document.

          Obligor means each Borrower, Hollinger International and each other Person (other than the Administrative Agent, any Lender or the Issuing Bank) from time to time obligated under any Loan Document.

          Occupational Safety and Health Law means the Occupational Safety and Health Act of 1970 and any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

          Operating Cash Flow means, for any period, an amount equal to the Consolidated Net Income (Loss) of the Financial Group for such period, plus, to the extent deducted in calculating such Consolidated Net Income, (a) Interest Expense and other financing costs and expenses for such period, (b) depreciation and amortization (including, without limitation, amortized telemarketing center costs) for such period, (c) all taxes, whether or not deferred, in each case, expensed in such period, and (d) other non-cash expenses (other than any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a pre-paid cash expense that was paid in a prior period) and all extraordinary and non-recurring expenses as determined in accordance with GAAP for such period.

          For purposes of calculating Operating Cash Flow for the four Fiscal Quarters most recently completed prior to any date on which an action is taken that requires a calculation of the Senior Secured Leverage Ratio, the Total Leverage Ratio and/or the Net Leverage Ratio, (a) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) shall be deemed to have been a Restricted Subsidiary at all times during such period, (b) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) shall be deemed not to have been a Restricted Subsidiary at any time during such period, (c) if any Borrower or any Restricted Subsidiary shall have in any manner acquired or disposed of any operating business during or subsequent to such period, such calculation shall be made on a pro forma basis on the assumption that such acquisition or disposition has been completed on the first day of such period and (d) in the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of the Senior Secured Leverage Ratio, the Total Leverage Ratio and the Net Leverage Ratio shall be made on a pro forma basis on the assumption that the percentage of the Company’s common equity interest in such Restricted Subsidiary on the first day of such period was equivalent to its common equity interest on the date of the determination (it being understood, in the case of foregoing clause (c), that if such pro forma calculations have been made in accordance with Regulation S-X under the Exchange Act, such method of calculation (but not necessarily the adjustments) shall be presumed to be acceptable). For the purposes of this definition, the determination of the percentage of the Operating Cash Flow of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary that is to be included in the calculation of Operating Cash Flow shall be made on a quarter by quarter basis based on the percentage of the Company’s common equity interest in such Restricted Subsidiary on the last day of each quarter during the relevant period (it being understood that, if such pro forma calculations for a quarter shall have been made in accordance with Regulation S-X under the Exchange Act, such method of calculation (but not necessarily the adjustments) shall be presumed to be acceptable).

          Option Tax Indemnity Agreement means the letter agreement dated May 31, 1996 between FDTH and West Ferry relating to tax indemnification in connection with the options proposals made pursuant to the Scheme.

          Organic Document means, relative to any Person, its certificate of incorporation, its by-laws, its memorandum and articles of association, partnership agreement, operating agreement, share designations or similar organizational documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock.

          Original Administrative Agent — see the Recitals.

          Original Issuing Bank — see the Recitals.

          Original Lenders — see the Recitals.

          Original Letters of Credit mean letters of credit issued by the Original Issuing Bank which are cash collateralized and are not part of the Facilities.

          Outside Payments — see the Section 10.9(b).

          Palestine Post means The Palestine Post Limited, an Israeli corporation.

          Paper Purchase & Management Limited means Paper Purchase & Management Limited, a limited liability company incorporated under the laws of England and Wales.

          Participant — see Section 15.10.

          Participating Member State means any member state of the European Community that adopts or has adopted the Euro as it lawful currency in accordance with legislation of the Community relating to Economic and Monetary Union.

          Payment Date — see Section 6.2.4(d).

          PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          Pension Plan means (a) a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which the Company, any Subsidiary, or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA and (b) a “pension plan”, as such term is defined in the Pension Benefits Act (Ontario) or under other applicable pension laws, and to which the Company or any Subsidiary or any trade or business of any of them may have any actual, contingent or potential liability at any time during the preceding five years.

          Permitted Payments — see Section 10.9(c).

          Person means any natural person, corporation, partnership, limited liability company, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

          Pledge Agreements means the Hollinger International Pledge Agreement, the Company Pledge Agreement, and each U.S. Pledge Agreement.

          Preferred Stock means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

          Prepayment Premium — see Section 6.2.7(b).

          Pricing Grid means the Pricing Grid set forth on Schedule 1.2.

          Printing Joint Ventures means each of West Ferry (unless West Ferry has become a Wholly Owned Restricted Subsidiary), Trafford Park and Paper Purchase & Management Limited.

          Purchase Money Lien — see Section 10.8(d).

          Qualified Hedge Counterparty means any Person which, at the time the applicable Hedging Agreement was entered into, was Wachovia Bank, a Lender or an Affiliate of a Lender.

          Recipient Taxes — see Section 7.6(a).

          Redeemable Capital Stock means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the latest Stated Maturity Date or is redeemable at the option of the holder thereof at any time prior to the latest Stated Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the latest Stated Maturity Date at the option of the holder thereof; provided, however, that Redeemable Capital Stock shall not include any Redeemable Capital Stock of the Company or any of its Restricted Subsidiaries so long as such shares are owned by the Company or a Restricted Subsidiary or by Hollinger International or one of its Affiliates (provided such shares are pledged to the Administrative Agent).

          Regulated Materials means any toxic substance, hazardous substance, hazardous material, hazardous chemical or hazardous waste defined or qualifying as such in (or for the purposes of) any Environmental Law, or any pollutant or contaminant, and shall include, but not be limited to, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. section 2011 et seq., as amended from time to time, polychlorinated biphenyls and asbestos in friable form or condition.

          Related Fund means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          Required Lenders means Lenders having an aggregate Voting Percentage of more than 50%.

          Required Revolving Lenders means Revolving Lenders holding more than 50% of the Revolving Commitments or, if such Revolving Commitments have expired or terminated, more than 50% of the Revolving Loans.

          Restricted Payments — see Section 10.9(a).

          Restricted Subsidiary means each Subsidiary of any Borrower, other than any Subsidiary designated from time to time by the Board of Directors of the applicable Borrower as an “Unrestricted

Subsidiary” in accordance with Section 10.26 of this Agreement or which is otherwise an “Unrestricted Subsidiary” hereunder.

          Restricted Subsidiary Obligor means any Restricted Subsidiary which is a Borrower or Guarantor.

          Restricted Subsidiary Investments — see Section 10.9(b)(iv).

          Revolving Commitment Termination Date means the earliest of (a) September 30, 2008, and (b) such other date on which the Revolving Commitments shall terminate pursuant to Section 12.

          Revolving Commitments means the Tranche A Commitments and the Tranche B Commitments.

          Revolving Lender means, at any time, any Lender which then has a Revolving Commitment or is owed a Revolving Loan or has a participation in any Letter of Credit.

          Revolving Loan means each of the Tranche A Loans and the Tranche B Loans.

          Revolving Percentage means, relative to any Revolving Lender, the percentage which (a) the amount of such Revolving Lender’s Individual Revolving Commitment is of (b) the aggregate amount of the Total Revolving Commitments of all Revolving Lenders. The initial Revolving Percentage for each Revolving Lender is set forth opposite such Revolving Lender’s name on Schedule 1.1.

          Scheme means the acquisition in August, 1996 by FDTH of the publicly held shares of Telegraph not owned by FDTH or any of its Affiliates which was effected by way of a “Scheme of Arrangement” under Section 425 of the Companies Act of 1985.

          SEC means the Securities and Exchange Commission.

          Secured Obligations means, collectively, (a) the Obligations, and (b) any obligation of a Borrower under any Hedging Agreement with a Qualified Hedge Counterparty.

          Security Agreements means the Company Security Agreement and each U.K. Security Agreement.

          Security Trustee means Wachovia Bank, N.A. in its capacity as security trustee with respect to Loan Documents granting collateral security by the U.K. Obligors.

          Senior Secured Funded Debt means Total Funded Debt which constitutes secured Total Funded Debt (excluding in any event the New High Yield Notes and excluding in any event any other unsecured Total Funded Debt).

          Senior Secured Leverage Ratio means, as of any time, the ratio of (a) Senior Secured Funded Debt as of such time to (b) Operating Cash Flow for the most recently ended Computation Period.

          Sole Lead Arranger means Wachovia Securities.

          Standard & Poor’s means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. or any successor rating agency.

          State means any state in the United States or the District of Columbia.

          Stated Amount means, with respect to any Letter of Credit at any date of determination, the maximum aggregate amount available thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances, plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

          Stated Maturity Date means (a) in the case of Term A Loans, September 30, 2008, (b) in the case of Term B Loans, September 30, 2009, and (c) in the case of Incremental Loans, the date set forth in the applicable Supplement.

          STDS means Sun Times Distribution Systems, Inc., a Delaware corporation.

          Sterling and £ mean the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

          Subordination Agreements means the Subsidiary Subordination Agreement, and any other subordination agreement which may be executed from time to time by the Company or any Restricted Subsidiary in favor of the Administrative Agent.

          Subsidiary means any Person, a majority of the Voting Stock, membership interests or other equity interests (in the case of Persons other than corporations) of which is at the time owned, directly or indirectly, by the Company and/or its other Subsidiaries. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company; provided that none of HCNLP, West Ferry, Trafford Park, Paper Purchase & Management Limited, The Newspaper Licensing Agency Limited, Brand Movers Limited, Great West Newspaper Group Ltd., DTY Limited, ECO Log Environmental Risk Information Service Ltd. and Fundata Canada Inc. shall be deemed a Subsidiary of the Company for purposes of this Agreement unless and until such time as the Company directly or indirectly owns 100% of the Voting Stock of such Person.

          Subsidiary Notes means, collectively, any promissory note issued, now or in the future, by any Restricted Subsidiary of the Company in favor of the Company or another Restricted Subsidiary which is a Restricted Subsidiary Obligor each substantially in form and substance satisfactory to the Administrative Agent and any extensions, renewals or amendments of any of the foregoing.

          Subsidiary Security Agreements means, collectively, any security agreement or other security or collateral instrument or documents in form and substance approved by the Administrative Agent issued or given by any Restricted Subsidiary in favor of the Company or another Restricted Subsidiary which is a Restricted Subsidiary Obligor, as the case may be, to secure Debt of such Restricted Subsidiary under a Subsidiary Note.

          Subsidiary Subordination Agreement means the subordination agreement dated as of the Amendment Effective Date among certain Restricted Subsidiaries and the Administrative Agent, substantially in the form of Exhibit F, as amended, supplemented or otherwise modified from time to time.

          Supplement — see Section 3.3.

          Synthetic Lease means a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, and (b) the lessee will be entitled to various benefits ordinarily available to owners (as opposed to lessees) of like property. Debt under a Synthetic Lease shall be an amount equal to the sum of (i) all rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and (ii) all payment obligations of such Person under Synthetic Leases assuming such Person exercises the option to purchase the leased property at the end of the lease term.

          TAHL means Telegraph Australian Holdings Limited, a company incorporated under the laws of England and Wales and domesticated in the United States.

          Tax Allocation Agreement means a tax allocation agreement substantially in the form of Exhibit G executed by the Company and its Restricted Subsidiaries incorporated in the United States, as amended, modified or supplemented from time to time.

          Tax Indemnity Agreements means, collectively, (a) the DT Holdings Limited Group Relief Agreement dated June 23, 1992 among DTH, FDTH and Telegraph, (b) the Deed of Indemnity dated June 23, 1992 entered into by Hollinger Inc., DTH and FDTH in favor of Telegraph, (c) the Agreement Relating to the Surrender of Advance Corporation Tax dated June 23, 1992 among DTH, FDTH and Telegraph and (d) the Option Tax Indemnity Agreement.

          Taxes and Tax, relative to any Person, means taxes, assessments or other governmental charges, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed upon such Person, its income or any of its properties, franchises or assets (excluding, in the case of payments made to a Lender or the Administrative Agent, the following taxes (all of the following taxes being “Excluded Taxes”): (a) taxes imposed upon or measured by the overall net income of such Lender or the Administrative Agent (including franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or any political subdivision thereof or by the jurisdiction in which such Lender’s or the Administrative Agent’s Lending Office or principal office is located or any political subdivision thereof, or (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above).

          Telegraph — see the Preamble.

          Term A Lender means, at any time, any Lender which has a commitment to make a Term A Loan under Section 2.1.3 or which is owed a Term A Loan; the initial Term A Lenders are set forth on Schedule 1.1 as those Lenders with an amount set forth across from their name under the heading “Term A Loan”.

          Term A Loans means the Term A Loans made pursuant to Section 2.1.3.

          Term A Percentage means, relative to any Term A Lender at any time, the percentage which such Term A Lender’s then outstanding, aggregate principal amount of all Term A Loans is of the aggregate principal amount of Term A Loans of all Term A Lenders. The initial Term A Percentage for each Term A Lender is set forth opposite such Term A Lender’s name on Schedule 1.1.

          Term A Reduction Percentage means the percentage which (a) the sum of the aggregate outstanding principal amount of Term A Loans is of (b) the sum of (i) the aggregate outstanding principal amount of all Term A Loans plus (ii) the aggregate outstanding principal amount of all Term B Loans plus (iii) the aggregate outstanding principal amount of all Incremental Loans.

          Term B Lender means, at any time, any Lender which has a commitment to make a Term B Loan under Section 2.1.4 or which is owed a Term B Loan; the initial Term B Lenders are set forth on Schedule 1.1 as those Lenders with an amount set forth across from their name under the heading “Term B Loan”.

          Term B Loan Offer — see Section 6.2.4(d).

          Term B Loans means the Term B Loans made pursuant to Section 2.1.4.

          Term B Percentage means, relative to any Term B Lender at any time, the percentage which such Term B Lender’s then outstanding, aggregate principal amount of all Term B Loans is of the aggregate principal amount of Term B Loans of all Term B Lenders. The initial Term B Percentage for each Term B Lender is set forth opposite such Term B Lender’s name on Schedule 1.1.

          Term B Reduction Percentage means the percentage which (a) the sum of the aggregate outstanding principal amount of Term B Loans is of (b) the sum of (i) the aggregate outstanding principal amount of all Term A Loans plus (ii) the aggregate outstanding principal amount of all Term B Loans plus (iii) the aggregate outstanding principal amount of all Incremental Loans.

          Term Lenders means, collectively, the Term A Lenders and the Term B Lenders.

          Term Loan Reduction Amount means (a) with respect to Term A Loans, an amount equal to the Term A Reduction Percentage of the Applicable Proceeds Amount or Excess Cash Flow Payment, as the case may be, (b) with respect to Term B Loans, an amount equal to the Term B Reduction Percentage of the Applicable Proceeds Amount or Excess Cash Flow Payment, as the case may be and (c) with respect to Incremental Loans, the Incremental Reduction Percentage of the Applicable Proceeds Amount or Excess Cash Flow Payment, as the case may be.

          Term Loans means, collectively, the Term A Loans and the Term B Loans.

          Toronto Dominion means Toronto Dominion (Texas), Inc.

          Total Funded Debt means Debt of the Financial Group pursuant to clauses (a), (b), (d) (to the extent provided for in the last sentence of this definition), (e), (f), (g), (h), (i), (j), and (k) (to the extent it constitutes Debt described in the foregoing clauses) of the definition of Debt including Capital Leases, Synthetic Leases, guarantees, and the outstanding redeemable preference shares of any Restricted Subsidiary held by Persons other than the Company or the Restricted Subsidiaries minus (to the extent otherwise included in the aggregate Debt of the Financial Group) (x) Debt of the Company to Restricted Subsidiaries and Debt of Restricted Subsidiaries to the Company or to other Restricted Subsidiaries and (y) Original Letters of Credit. In the event the amount of net obligations of the Company and its Restricted Subsidiaries, if any, under Hedging Agreements (excluding Hedging Agreements with respect to the Loans) (determined on a mark-to-market basis) exceeds $10,000,000, the amount of such entire net obligations shall be included as Total Funded Debt.

          Total Leverage Ratio means, as of any time, the ratio of (a) Total Funded Debt as of such time to (b) Operating Cash Flow for the most recently ended Computation Period.

          Total Outstanding Revolving Amount means, on any date, the sum of (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Revolving Loans plus (b) the Dollar Equivalent of the Stated Amount of all outstanding Letters of Credits as of such date.

          Total Return Equity Swap means the OTC Single Forward Share Purchase Transaction dated October 1, 1998, the Equity Forward Purchase Transaction dated September 30, 1998, and any other forward share purchase arrangements entered into by Hollinger International, together with any amendments, modifications, or extensions thereof.

          Total Revolving Commitments means $45,000,000, as reduced in accordance with Section 6 hereof.

          Traded Newspaper Assets — see definition of “Asset Swap.”

          Traded-For Newspaper Assets — see definition of “Asset Swap.”

          Trafford Park means Trafford Park Printers Limited, a limited liability company incorporated under the laws of England and Wales.

          Tranche A Commitment means as to any Revolving Lender the commitment of such Revolving Lender to make Tranche A Loans to and to issue or participate in Tranche A Letters of Credit for the account of the Company pursuant to Section 2.1.1. The initial amount of the Tranche A Commitment of each Revolving Lender is set forth on Schedule 1.1.

          Tranche A Credit Extension means making any Tranche A Loan or issuing or extending the expiry date of any Tranche A Letter of Credit.

          Tranche A Letters of Credit — see Section 2.1.1.

          Tranche A Loans — see Section 2.1.1.

          Tranche A Outstanding Amount means, on any date, the sum of (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Tranche A Loans plus (b) the Dollar Equivalent of the Stated Amount of all outstanding Tranche A Letters of Credit as of such date.

          Tranche B Commitment means as to any Revolving Lender the commitment of such Revolving Lender to make Tranche B Loans to and to issue or participate in Tranche B Letters of Credit for the account of Telegraph pursuant to Section 2.1.2. The initial amount of the Tranche B Commitment of each Revolving Lender is set forth on Schedule 1.1.

          Tranche B Credit Extension means making any Tranche B Loan or issuing or extending the expiry date of any Tranche B Letter of Credit.

          Tranche B Letters of Credit — see Section 2.1.2.

          Tranche B Loans — see Section 2.1.2.

          Tranche B Outstanding Amount means, on any date, the sum of (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Tranche B Loans plus (b) the Dollar Equivalent of the Stated Amount of all outstanding Tranche B Letters of Credit as of such date.

          Treaty Lender — see Section 7.7.

          Trilon Financing means the loan agreement and related documentation dated September 30, 2002 between Hollinger International and Trilon International Inc., as amended or otherwise modified prior to the Amendment Effective Date.

          Trustee Proceeds means (a) the portion of the proceeds of Loans made on the Amendment Effective Date which are deposited by the Administrative Agent with the applicable Trustees on the Amendment Effective Date pursuant to Section 11.1.18, and (b) any other funds deposited with such applicable Trustees, in each case, pending their application as payment of the 1996 Senior Subordinated Notes and the 1997 Senior Subordinated Notes.

          U.K. Obligor means any of HUKH, DTH, FDTH, Telegraph and each other U.K. Subsidiary which is an Obligor, but shall not include TAHL.

          U.K./Non U.S. Exemption Agreement — see Section 7.6.

          U.K. Security Agreement means any debenture substantially in the form of Exhibit B-2 (with such changes therein as are acceptable to the Administrative Agent) executed pursuant to this Agreement on the Amendment Effective Date (including each U.K. Security Agreement referred to in Section 11.1.7) or which may hereafter be executed from time to time by any Restricted Subsidiary, as such U.K. Security Agreements may be amended, supplemented or otherwise modified from time to time.

          U.K. Subsidiary means each Restricted Subsidiary incorporated under the laws of England and Wales.

          U.K. Subsidiary Guaranty means any guarantee substantially in the form of Exhibit C-3 (with such changes therein as are acceptable to the Administrative Agent) executed pursuant to this Agreement on the Amendment Effective Date (including each U.K. Subsidiary Guaranty dated the Amendment Effective Date referred to in Section 11.1.5) or which may hereafter be executed from time to time by any U.K. Subsidiary, as such U.K. Subsidiary Guarantees may be amended, supplemented, or otherwise modified from time to time.

          U.K./U.S. Exemption Agreement — see Section 7.6.

          Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

          Unrestricted Subsidiary means any Subsidiary of any Borrower, which is not a Restricted Subsidiary; provided, however, that a Person may not be designated as an Unrestricted Subsidiary unless (a) the creditors of such Person have no direct or indirect recourse (including recourse with respect to the payment of principal or interest on indebtedness of such Unrestricted Subsidiary) to the Borrowers or a Restricted Subsidiary and (b) a default by such Person on any of its indebtedness will not result in, or permit any holder of indebtedness of the Borrowers or a Restricted Subsidiary to declare, a default on such indebtedness of the Borrowers or a Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity. Any subsidiary of an Unrestricted Subsidiary, and any subsidiary of any Borrower organized under the laws of Canada or any province or territory thereof, and each of Hollinger Digital Inc. and each of its Subsidiaries shall be an Unrestricted Subsidiary.

          U.S. Base Rate means the rate per annum determined by the Administrative Agent to be the rate of interest announced by Wachovia Bank in Charlotte, North Carolina as its reference rate for the determination of interest rates for loans of varying maturities in Dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by Wachovia Bank in Charlotte, North Carolina as its “prime rate” from time to time, changing when and as said rate changes, it being understood that such rate is not necessarily the lowest rate of interest provided to borrowers by the quoting institution.

          U.S. Exemption Agreement — see Section 7.6.

          U.S. Exemption Representation — see Section 7.6.

          U.S. Pledge Agreement means a pledge agreement substantially in the form of Exhibit D-3 (with such changes therein as are acceptable to the Administrative Agent) executed pursuant to this Agreement on the Amendment Effective Date (including each U.S. Pledge Agreement referred to in Section 11.1.6)

or which may hereafter be executed from time to time with respect to the Capital Stock of any U.S. Subsidiary, as such U.S. Pledge Agreements may be amended, supplemented or otherwise modified from time to time.

          U.S. Subsidiary means any Restricted Subsidiary organized under the laws of any state in the United States of America or the District of Columbia.

          U.S. Subsidiary Guaranty means the Third Amended and Restated Guaranty dated as of the Amendment Effective Date executed by the U.S. Subsidiaries and TAHL in favor of the Lenders and the Administrative Agent substantially in the form of Exhibit C-2, as amended, supplemented or otherwise modified from time to time.

          Voting Percentage means, relative to any Lender at any time, the percentage which:

(a) the sum of (i) such Lender’s aggregate principal amount of Term A Loans, plus (ii) such Lender’s aggregate principal amount of Term B Loans, plus (iii) such Lender’s aggregate principal amount of Incremental Loans, plus (iv) such Lender’s Individual Revolving Commitment or, following the termination of the Revolving Commitments, its Individual Outstanding Revolving Amount

is of

(b) the sum of (i) the aggregate principal amount of all Term A Loans, plus (ii) the aggregate principal amount of all Term B Loans, plus (iii) the aggregate principal amount of Incremental Loans, plus (iv) the Total Revolving Commitments or, following the termination of the Revolving Commitments, the Total Outstanding Revolving Amount.

     Each Lender’s initial Voting Percentage is set forth opposite such Lender’s name on Schedule 1.1.

          Voting Stock means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          Wachovia Bank — see the Preamble.

          Wachovia Securities — see the Preamble.

          Welfare Plan means a “welfare plan”, as such term is defined in Section 3(1) of ERISA, other than a “multiemployer plan” as such term is defined in Section 3(37) of ERISA, or any other employee benefit plan or arrangement in respect of which or in connection with which a Lien may arise pertaining to any contribution obligation or other obligation thereunder as a matter of statute or by operation of law, other than a Pension Plan or a “multiemployer plan” as such term is defined in Section 3(37) of ERISA, to which the Company or any Subsidiary or any trade or business of any of them may have any actual, contingent or potential liability at any time during the preceding five years.

          West Ferry means West Ferry Printers Limited, a limited liability company incorporated under the laws of England and Wales.

          Wholly Owned Restricted Subsidiary means a Restricted Subsidiary, all the outstanding Capital Stock (other than directors’ qualifying shares) of which are owned by the Company or another Wholly Owned Restricted Subsidiary.

          Withdrawal Liability has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          SECTION 2  Commitments of the Lenders; Types of Loans; Letters of Credit; Borrowing Loan Accounts.

          2.1 Commitments.

          2.1.1 Tranche A Commitment. On and subject to the terms and conditions of this Agreement, (a) each of the Revolving Lenders, severally and for itself alone, agrees to make loans to the Company on a revolving basis (the “Tranche A Loans”) from time to time before the Revolving Commitment Termination Date in such Revolving Lender’s Revolving Percentage of such aggregate amounts as the Company may from time to time request from all Revolving Lenders under the aggregate Tranche A Commitments, provided that (i) the aggregate principal amount of all Tranche A Loans which all Revolving Lenders shall have outstanding at any one time shall not exceed an amount equal to (A) the aggregate amount of the Tranche A Commitments minus (B) the Stated Amount of all outstanding Tranche A Letters of Credit and (ii) the making of such Loans shall be subject to the limitation contained in Section 2.2(c); and (b) the Issuing Bank agrees to issue Letters of Credit at the request of and for the account of the Company (the “Tranche A Letters of Credit”), from time to time before the Revolving Commitment Termination Date and, as more fully set forth in Section 2.7, each Revolving Lender agrees to purchase a participation in each such Tranche A Letter of Credit, provided that (i) the aggregate Stated Amount of all Tranche A Letters of Credit shall not at any time exceed the lesser of (A) the Dollar Equivalent of $25,000,000 or (B) an amount equal to (x) the aggregate amount of the Tranche A Commitments minus (y) the aggregate principal amount of all outstanding Tranche A Loans and (ii) the issuance of such Letters of Credit shall be subject to the limitations contained in Section 2.2(e).

          2.1.2 Tranche B Commitment. On and subject to the terms and conditions of this Agreement, (a) each of the Revolving Lenders, severally and for itself alone, agrees to make loans to Telegraph on a revolving basis (the “Tranche B Loans”) from time to time before the Revolving Commitment Termination Date in such Revolving Lender’s Revolving Percentage of such aggregate amounts as Telegraph may from time to time request from all Revolving Lenders under the aggregate Tranche B Commitments, provided that (i) the aggregate principal amount of all Tranche B Loans which all Revolving Lenders shall have outstanding at any one time shall not exceed an amount equal to (A) the aggregate amount of the Tranche B Commitments minus (B) the Stated Amount of all outstanding Tranche B Letters of Credit and (ii) the making of such Loans shall be subject to the limitations contained in Section 2.2(c); and (b) the Issuing Bank agrees to issue Letters of Credit at the request and for the account of Telegraph (the “Tranche B Letters of Credit”) from time to time before the Revolving Commitment Termination Date and, as more fully set forth in Section 2.7, each Revolving Lender agrees to purchase a participation in each such Tranche B Letter of Credit, provided that (i) the aggregate Stated Amount of all Tranche B Letters of Credit shall not at any time exceed the lesser of (A) the Dollar Equivalent of $25,000,000 or (B) an amount equal to (x) the aggregate amount of all Tranche B Commitments minus (y) the aggregate principal amount of all outstanding Tranche B Loans and (ii) the issuance of such Letters of Credit shall be subject to the limitations contained in Section 2.2(e).

          2.1.3 Term A Loan Commitment. On and subject to the terms and conditions of this Agreement, each of the Term A Lenders, severally and for itself alone, agrees to make, on the Amendment Effective Date, a loan to FDTH equal to its Term A Percentage of the aggregate principal amount of Term A Loans requested by FDTH from all Term A Lenders on such date; provided that the aggregate Term A Loans requested shall not exceed $45,000,000.

          2.1.4 Term B Loan Commitment. On and subject to the terms and conditions of this Agreement, each of the Term B Lenders, severally and for itself alone, agrees to make, on the Amendment Effective Date, a loan to FDTH equal to its Term B Percentage of the aggregate principal amount of Term B Loans requested by FDTH from all Term B Lenders on such date; provided that the aggregate Term B Loans requested shall not exceed $220,000,000.

          2.2  Lenders Not Required To Make Credit Extensions. The Borrowers may not request, and no Revolving Lender will be required to make, any Credit Extension if, immediately after giving effect to such Credit Extension, and the application of the proceeds thereof to the extent applied to the repayment of Credit Extensions,

(a) the Tranche A Outstanding Amount would exceed the aggregate amount of the Tranche A Commitments,

(b) the Tranche B Outstanding Amount would exceed the aggregate amount of the Tranche B Commitments,

(c) the Total Outstanding Revolving Amount would exceed the Total Revolving Commitments,

(d) such Lender’s Individual Outstanding Revolving Amount would exceed such Lender’s Individual Revolving Commitment, or

(e) the aggregate Stated Amount of all Letters of Credit would exceed $25,000,000.

          2.3  Various Types of Loans.  (a)  Revolving Loans may be borrowed in Dollars, or Alternate Currencies. Each Revolving Loan denominated in Dollars shall be either a Floating Rate Loan or a Eurocurrency Loan (each a “type” of Loan), as the Company or Telegraph, as the case may be, shall specify in the related notice of borrowing or conversion pursuant to Section 2.4 or 2.5. Each Revolving Loan denominated in an Alternate Currency shall be a Eurocurrency Loan.

          (b)  Term A Loans and Term B Loans may be borrowed in Dollars. Each Term A Loan and Term B Loan may be divided into types which are either a Floating Rate Loan or a Eurocurrency Loan, as FDTH shall specify in the related notice of borrowing or conversion pursuant to Section 2.4 or 2.5.

          (c)  Incremental Loans may be borrowed in Dollars or Sterling as indicated in the applicable Supplement. Each Incremental Loan denominated in Dollars shall be either a Floating Rate Loan or a Eurocurrency Loan (each a “type” of Loan), as the applicable Borrower shall specify in the related notice of borrowing or conversion pursuant to Section 2.4 or 2.5. Each Incremental Loan denominated in Sterling shall be a Eurocurrency Loan.

          (d)  Floating Rate Loans and Eurocurrency Loans may be outstanding at the same time, provided that (i) not more than 12 different Interest Periods in the aggregate shall be in effect at any one time under the Facilities, (ii) the aggregate principal amount of each Eurocurrency Loan denominated in Dollars shall at the time of each borrowing and conversion be at least $1,000,000 and an integral multiple of $500,000, (iii) the aggregate principal amount of each Eurocurrency Loan denominated in an Alternate Currency shall at all times be at least the Dollar Equivalent of $1,000,000 and an integral multiple of $500,000 and (iv) the aggregate principal amount of each Floating Rate Loan shall at the time of each borrowing be at least the lesser of (A) $1,000,000 and an integral multiple of $500,000 and (B) the remaining amount of the applicable Facility. All borrowings, conversions and repayments of Loans, subject to Section 4, shall be effected so that, within each Facility, each Revolving Lender in the applicable Facility will have a pro rata share (according to its Revolving Percentage) of all types and Groups of Revolving Loans, each Term A Lender will have a pro rata share (according to its Term A Percentage) of all types and Groups of Term A Loans, each Term B Lender will have a pro rata share (according to its Term B Percentage) of all types and Groups of Term B Loans and each Incremental

Lender will have a pro rata share (according to its Incremental Percentage) of all types and Groups of the applicable tranche of Incremental Loans.

          2.4  Borrowing Procedures. A Borrower shall give telephonic notice (promptly followed by an executed Notice of Borrowing) to the Administrative Agent of its proposed Loan not later than (a) in the case of a Floating Rate Loan, 12:00 p.m. (New York City time) at least one Business Day prior to the proposed date of such borrowing, and (b) in the case of a Eurocurrency Loan, 12:00 p.m. (New York City time) at least three Business Days prior to the proposed date of such borrowing. Eurocurrency Loans having the same Interest Period are sometimes called a “Group.” Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurocurrency Loan, the applicable currency and initial Interest Period therefor; provided, however, that anything in this Section 2.4 to the contrary notwithstanding, any Loans advanced on the Amendment Effective Date shall be advanced as Floating Rate Loans. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 12:00 p.m. (New York City time) on the date of a proposed borrowing, each Lender shall provide the Administrative Agent (by fed wire) at the Administrative Agent’s designated Lending Office with immediately available funds in the applicable currency covering such Lender’s applicable percentage of such borrowing and, subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to such borrowing, the Administrative Agent shall pay over the requested amount to the applicable Borrower on the requested borrowing date. Each borrowing shall be on a Business Day. Each borrowing denominated in Dollars shall be in an aggregate amount of at least $1,000,000 and an integral multiple of $500,000 and the aggregate principal amount of each Group of Eurocurrency Loans in an Alternate Currency shall at all times be the Dollar Equivalent of at least $1,000,000 and an integral multiple of $500,000. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower (i) with respect to Floating Rate Loans, at the Administrative Agent’s office in New York and (ii) with respect to Eurocurrency Loans at the Administrative Agent’s Lending Office for such currency, in each case by wire transfer to the account the applicable Borrower shall have specified in its borrowing request in compliance with this Agreement.

          2.5  Procedures for Conversion of Type of Loan. Subject to the provisions of Section 2.2, any Borrower may convert all or any part of its outstanding Tranche A Loans, Tranche B Loans, Term A Loans, Term B Loans or Incremental Loans into Loans of a different type by giving telephonic notice (promptly followed by an executed Notice of Continuation/Conversion) to the Administrative Agent not later than 10:00 a.m. (New York City time) (a) in the case of conversion of a Floating Rate Loan into a Eurocurrency Loan in the same currency, at least three Business Days prior to the proposed date of conversion, and (b) in the case of conversion of a Eurocurrency Loan in one currency to a Floating Rate Loan of the same currency on any date other than the last day of the applicable Interest Period, at least two Business Days prior to the proposed date of conversion. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date and amount of such conversion, the Loan to be so converted, the type of Loan to be converted into and, in the case of a conversion into a Eurocurrency Loan, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Subject to Sections 2.11 and 2.12, such Loan shall be so converted on the requested date of conversion. Each conversion shall be on a Business Day. Notwithstanding the foregoing, no Borrower shall be entitled to convert (a) Loans denominated in one currency into Loans in another currency, (b) Eurocurrency Loans denominated in an Alternate Currency into a Floating Rate Loan, (c) Loans under one Facility into Loans under another Facility or (d) during the continuance of any Event of Default, convert Floating Rate Loans into Eurocurrency Loans.

          2.6  Letter of Credit Procedures. The Company or Telegraph, as the case may be, shall give notice to the Issuing Bank of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser period as to which the Issuing Bank may agree) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit Application, duly executed by the Company or Telegraph, as the case may be (and if a Restricted Subsidiary is to be a co-applicant, such Restricted Subsidiary), and in all respects satisfactory to the Issuing Bank, together with such other documentation as the Issuing Bank may reasonably request in support thereof, it being understood that each Letter of Credit Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the amount of the Letter of Credit, the expiration date of such Letter of Credit (which shall not be later than the earlier of (x) one year from the date of issuance and (y) five Business Days prior to the Revolving Commitment Termination Date), the currency in which such Letter of Credit is to be issued and whether such Letter of Credit is to be transferable in whole or in part. Subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit, the Issuing Bank shall issue such Letter of Credit on the requested issuance date. The Company shall not be entitled to request the issuance of a Letter of Credit for the account of any Unrestricted Subsidiary, any U.K. Obligor or any Restricted Subsidiary which is not a Restricted Subsidiary Obligor and shall only be entitled to request Letters of Credit denominated in Dollars. Telegraph shall not be entitled to request the issuance of a Letter of Credit for the account of any Person other than itself or a U.K. Obligor and shall only be entitled to request Letters of Credit denominated in Sterling.

          2.7 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each other Revolving Lender, and each other Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such other Revolving Lender’s Revolving Percentage, in such Letter of Credit and the applicable Borrower’s reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Bank’s “participation” therein. The Issuing Bank hereby agrees, upon request of any Revolving Lender, to deliver to such Revolving Lender a list of all outstanding Letters of Credit, together with such information related thereto as such other Lender may reasonably request.

          2.8 Reimbursement Obligations. Each Borrower hereby unconditionally and irrevocably agrees to reimburse the Issuing Bank for each payment or disbursement made by the Issuing Bank under any Letter of Credit issued at its request whether or not for its account honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from and including the date of such payment or disbursement to but not including the date that the Issuing Bank is reimbursed by the applicable Borrower therefor, payable on demand, at a rate per annum equal to (x) in the case of Letters of Credit denominated in Dollars, the sum of the Alternate Base Rate plus the Applicable Margin from time to time in effect (plus, at any time an Event of Default exists, 2%), and (y) in the case of Letters of Credit denominated in Sterling, the higher of (1) the sum of the Eurocurrency Rate (Reserve Adjusted) plus the Applicable Margin from time to time in effect (plus, at any time an Event of Default exists, 2%) and (2) the sum of the Alternate Base Rate plus the Applicable Margin from time to time in effect (plus, at any time an Event of Default exists, 2%). The Issuing Bank shall notify the applicable Borrower and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided, however, that the failure of the Issuing Bank to so notify the applicable Borrower or the Administrative Agent shall not affect the rights of the Issuing Bank or the Revolving Lenders in any manner whatsoever.

          2.9 Limitation on the Issuing Bank’s Obligations. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the Borrowers or any Revolving Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of

Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuing Bank any liability to the Borrowers or any Revolving Lender and shall not reduce or impair any Borrower’s reimbursement obligations set forth in Section 2.8 or the obligations of the Lenders pursuant to Section 2.10.

          2.10 Funding by Lenders to the Issuing Bank. If the Issuing Bank makes any payment or disbursement under any Letter of Credit and the applicable Borrower has not reimbursed the Issuing Bank in full for such payment or disbursement by 10:00 a.m. (New York City time) on the date of such payment or disbursement or if any reimbursement received by the Issuing Bank from the applicable Borrower is or must be returned or rescinded upon or during any bankruptcy, insolvency or reorganization of such Borrower or otherwise, each Revolving Lender shall be obligated to pay to the Issuing Bank, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share (according to its Revolving Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of any Borrower under Section 2.8), and the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender irrevocably and unconditionally agrees, severally and for itself alone, to so pay to the Administrative Agent in immediately available funds for the Issuing Bank’s account the amount of such Revolving Lender’s Revolving Percentage of such payment or disbursement. If and to the extent any Revolving Lender shall not have made such amount available to the Administrative Agent by 2:00 p.m. (New York City time) on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, New York City time, on any Business Day shall be deemed to have been received on the next following Business Day), such Revolving Lender agrees to pay interest on such amount to the Administrative Agent for the Issuing Bank’s account forthwith on demand for each day from and including the date such amount was to have been delivered to the Administrative Agent to but excluding the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Alternate Base Rate from time to time in effect. Any Revolving Lender’s failure to make available to the Administrative Agent its Revolving Percentage of any such payment or disbursement shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent such other Revolving Lender’s Revolving Percentage of such payment, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent such other Revolving Lender’s Revolving Percentage of any such payment or disbursement.

          2.11 Warranty. Each notice of borrowing and/or of conversion pursuant to Section 2.4 or 2.5 and the delivery of each Letter of Credit Application pursuant to Section 2.6 shall automatically constitute a warranty by the Borrowers to the Administrative Agent and each Lender to the effect that on the date of such requested borrowing or conversion or the issuance of the requested Letter of Credit, as the case may be, (a) the warranties contained in Section 9 (excluding Sections 9.4, 9.6, 9.8 and 9.15 through 9.17) of this Agreement shall be true and correct as of such requested date as though made on the date thereof and (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing or would reasonably be expected to result therefrom.

          2.12 Conditions. Notwithstanding any other provision of this Agreement, (a) no Lender shall be obligated to make any Loan, (b) no Lender shall be obligated to convert into or permit the continuation at the end of the applicable Interest Period of any Eurocurrency Loan, and (c) the Issuing Bank shall not be obligated to issue any Letter of Credit if, in any such case, an Event of Default or Unmatured Event of Default exists or would result therefrom.

          2.13 Determination of Dollar Equivalents. The Administrative Agent will determine the Dollar Equivalent with respect to any Credit Extension denominated in an Alternate Currency (a) on the date of any requested Credit Extension or date of any requested continuation of any Credit Extension denominated in an Alternate Currency, (b) as of the last Business Day of each month, and (c) during the occurrence and continuation of an Event of Default, such other dates as may be requested by the Required Lenders (but in no event more frequently than once a week) (each such date being a “Determination Date”).

          2.14 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

          2.15 Loan Accounts. Each Lender shall record in its records the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurocurrency Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Lender’s Loans. The failure to so record any such amount or information or any error in so recording any such amount or information shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder to repay when due the principal amount of the Loans together with all interest accruing thereon.

          2.16 Requesting Promissory Notes. Each Lender may, upon written request to the Administrative Agent and the applicable Borrower, cause to have prepared by the Administrative Agent and executed by the applicable Borrower, and delivered to such Lender, promissory notes evidencing the Obligations of such Borrower to such Lender.

          SECTION 3 Incremental Facility.

          3.1 Incremental Facility. The Company shall have the right, from time to time, to request additional term loans (each such loan an “Incremental Loan”) pursuant to an incremental facility (the “Incremental Facility”), provided that at the time any tranche of Incremental Loans is issued pursuant to the Incremental Facility, (a) no Unmatured Event of Default or Event of Default shall have occurred and be continuing or result from the issuance of such Incremental Loans, (b) the Company shall have delivered to the Administrative Agent a Compliance Certificate, completed on a pro forma basis, giving effect to the Incremental Loans, (c) the aggregate principal amount of all tranches under the Incremental Facility hereunder shall not exceed $200,000,000, (d) each tranche must be a term loan which is governed by the terms of this Agreement and the other Loan Documents with terms and conditions no more restrictive than those in effect with respect to the then existing Facilities, (e) the Company or a Restricted Subsidiary Obligor which is a U.K. Subsidiary or a U.S. Subsidiary must be the borrower (an “Incremental Borrower”) thereunder, (f) the weighted average life and final maturity of each tranche shall be at least six months longer than the weighted average life and final maturity of the Term B Loans, (g) the applicable interest rates may differ from the then existing Facilities, provided, however, if the Applicable Margin for any tranche of Incremental Loans is more than 25 basis points higher than the Applicable Margin for the Term B Loans, the Applicable Margin for the Term B Loans shall be proportionately adjusted such that the Applicable Margin for any tranche of Incremental Loans is no more than 25 basis points higher than the Applicable Margin for the Term B Loans, and (h) any Incremental Loans shall be issued at a price (including upfront fees and original issue discount, if any) not lower than 99.50% of par.

          3.2 Request for Incremental Facility. The Company shall provide notice to the Administrative Agent of its desire for an Incremental Facility, the proposed Incremental Borrower and amount thereof, and specifying the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall have the option (in its sole and complete discretion) to subscribe for its proportionate share (or, if agreed to by the Company and the Administrative Agent, more or less than its proportionate share) of such proposed Incremental Facility according to its then-existing Voting Percentage. In the event that Lenders do not subscribe for the entire proposed Incremental Facility, one or more Persons meeting the qualifications of an Eligible Assignee may be added as an Incremental Lender, subject to the approval of the Company and the Administrative Agent.

          3.3 Documentation of Incremental Facility. The terms of any tranche of the Incremental Facility shall be set forth in a supplement to this Agreement (a “Supplement”) in form and substance satisfactory to the Administrative Agent, executed by the Administrative Agent, the Company, the applicable Incremental Borrower and the Incremental Lenders with respect to such tranche of the Incremental Facility. The applicable Incremental Borrower shall execute and deliver to the Administrative Agent such assumptions, guarantees, security documents, opinions and other documents as may be reasonably required by the Administrative Agent. The consent of the Lenders who are not Incremental Lenders shall not be necessary to the effectiveness of a Supplement provided that it otherwise complies with the conditions of this Section 3 and such Supplement may make technical changes to this Agreement to provide for such tranche of the Incremental Facility.

          SECTION 4 Interlender Agreements.

          4.1 Allocation of Payments Prior to Acceleration. Prior to the acceleration of the Loans of any Borrower following the occurrence of an Event of Default, all payments by such Borrower of principal of, and interest on, Credit Extensions of such Borrower shall be allocated to the Lenders as follows, after giving effect to any reallocation:

(a) All payments of principal of, or interest on, Floating Rate Revolving Loans of such Borrower shall be payable to each Revolving Lender ratably in accordance with the aggregate principal amount of Floating Rate Revolving Loans made by such Revolving Lender.

(b) All payments of principal of, or interest on, Eurocurrency Revolving Loans of such Borrower in any currency and having any Interest Period shall be payable to each Revolving Lender ratably in accordance with the aggregate principal amount of such Eurocurrency Revolving Loans denominated in such currency made by such Revolving Lender and having the same Interest Period.

(c) All payments of principal of, or interest on, Term A Loans shall be payable to the Term A Lenders ratably in accordance with each Term A Lender’s respective Term A Percentage.

(d) Except as otherwise provided in Section 6.2.4, all payments of principal of, or interest on, Term B Loans shall be payable to the Term B Lenders ratably in accordance with each Term B Lender’s respective Term B Percentage.

(e) Except as otherwise provided in the applicable Supplement, all payments of principal of, or interest on any tranche of Incremental Loans shall be payable to the applicable Incremental Lenders ratably in accordance with each Incremental Lender’s respective Incremental Percentage of such tranche.

(f) All payments of any other amounts with respect to any principal, interest or any other monetary Obligations of such Borrower (other than those under Section 7.6, Section 8 or Section 15.14) shall be payable to each Lender ratably in accordance with each Lender’s respective proportionate interest therein.

          4.2 Allocation of Payments After Acceleration. (a) Upon acceleration of the Obligations pursuant to Section 12.2, to the extent necessary, each Lender shall be deemed to have purchased for cash without recourse or warranty from the other Lenders a participation interest in the Credit Extensions owing to or participated in by each other Lender such that, after giving effect to such purchase, each Lender shall have a participation in each Credit Extension under each Facility made to any Borrower ratably in accordance with its respective Voting Percentage.

          (b)  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 7.4) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

          (c)  After acceleration of the Obligations pursuant to Section 12.2, all payments of principal of, and interest on, Credit Extensions shall be allocated to the Lenders as follows:

(i) On the date of acceleration of the Obligations pursuant to Section 12.2 (but before giving effect to the deemed purchase referred to above), the Administrative Agent shall compute the Voting Percentage for each Lender.

(ii) To the extent that amounts are received by the Administrative Agent following the declaration of acceleration of the Obligations pursuant to Section 12.2, the Administrative Agent shall pay all payments of principal of, or interest on, Credit Extensions, or other Obligations to each Lender ratably in accordance with such Lender’s Voting Percentage, regardless of the Obligor from which such payment is received or the currency in which such payment is received and each Lender shall determine the order of application of such payments to the Obligations owed to such Lender.

(iii) Each Lender hereby authorizes the Administrative Agent to effect such conversions of currencies as are necessary to effect the provisions of this Section, at such times and at such rates as the Administrative Agent may in a commercially reasonable manner determine. At each Lender’s option and upon prior written notification to the Administrative Agent, any Alternate Currency Obligation of such Lender shall be paid in Dollars.

          4.3 Distribution of Collateral Proceeds.  (a)  All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral after an acceleration pursuant to Section 12.2 shall be distributed in whole or in part by the Administrative Agent in the following order of priority:

(i) to the Administrative Agent in an amount equal to the Secured Obligations owing to the Administrative Agent in such capacity, for reasonable costs, fees, expenses or indemnities in connection with its actions under the Loan Documents as of the date of such distribution and, to the extent that the Lenders have reimbursed the Administrative Agent for any such costs, fees or expenses, to the Lenders in an amount equal to the amount so reimbursed;

(ii) to the Lenders and the Qualified Hedge Counterparties in an amount equal to the Secured Obligations due and owing to such Persons as of the date of such distribution and to the Administrative Agent, to be retained as Collateral in an amount equal to the undrawn amounts of Letters of Credit, the reimbursement obligations for which when incurred would constitute Secured Obligations; provided that in the event such reimbursement obligations become owing to any Lender, the Administrative Agent shall pay to such Lender the amount of cash held as

Collateral therefore pursuant to this clause (ii) and; provided, further, that to the extent any such Letters of Credit shall expire or terminate undrawn the amount held as Collateral therefor pursuant to this clause in respect of such reimbursement obligations shall be applied in accordance with the order of priorities set out in this Section 4.3;

(iii) to the Administrative Agent to be retained as Collateral an amount equal to any other contingent Secured Obligations not included in clause (ii) above; provided that in the event such contingent Secured Obligations become owing to the holder thereof, then the Administrative Agent shall pay to such Person such amount of cash held as Collateral therefore pursuant to this clause; and provided, further, that in the event such contingent Secured Obligations fail to become absolute, then the amount of cash held as Collateral therefor pursuant to this clause in respect of such Secured Obligations shall be applied in accordance with the order of priorities set out in this Section 4.3; and

(iv) to the extent of any surplus (but only after payment in full of all Secured Obligations, direct or contingent, and whether or not then due and payable) if any, to the Person lawfully entitled thereto, except as may be provided otherwise by law, it being understood that the Borrowers shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate of the sums referred to in clauses (i) through (iii) of this Section 4.3.

During the pendency of any legal proceeding to determine whether any claim of any Person is a “Secured Obligation” hereunder, the Administrative Agent shall segregate any funds allocable to the Person whose claim is the subject of such proceeding and hold such segregated funds until the matter has been resolved by a final, non-appealable order of a court of competent jurisdiction. In the event that funds to be distributed by the Collateral Agent pursuant to clause (ii) or (iii) of this Section 4.3 shall be insufficient to pay in full the Secured Obligations referred to therein, distributions made pursuant to any such clause shall be made pro rata based on the aggregate amount of Secured Obligations held by each Person referred to therein.

          (b)  Until the Administrative Agent shall have distributed cash held by it pursuant hereto, the Administrative Agent may invest such cash in Cash Equivalent Investments and such Cash Equivalent Investments shall be retained by the Administrative Agent as Collateral.

          4.4 No Effect on Obligors. Nothing in this Section 4 shall affect the rights and obligations of the Obligors under the Loan Documents.

          SECTION 5 Interest and Fees.

          5.1 Interest Rates. Each Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

(a) at all times while such Loan is a Floating Rate Loan, at a rate per annum equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

(b) at all times while such Loan is a Eurocurrency Loan, at a rate per annum equal to the sum of the Eurocurrency Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Applicable Margin;

provided, however, that at any time an Event of Default has occurred and is continuing, the interest rate applicable to (i) each Floating Rate Loan shall be the sum of (x) the applicable Base Rate plus (y) the Applicable Margin plus (z) 2% and (ii) each Eurocurrency Loan shall be the higher of (x) the sum of (A)

the Eurocurrency Rate (Reserve Adjusted) plus (B) the Applicable Margin plus (C) 2%, and (y) the sum of (A) the Alternate Base Rate plus (B) the Applicable Margin plus (C) 2%.

          5.2 Interest Payment Dates. Accrued interest on each Floating Rate Loan shall be payable quarterly in arrears on the last Business Day of each Fiscal Quarter and at maturity, commencing with the first of such dates to occur after the date of such Loan. Accrued interest on each Eurocurrency Loan shall be payable on the last day of each Interest Period relating to such Loan and, in the case of Eurocurrency Loans with Interest Periods in excess of three months, on each three-month anniversary of such Eurocurrency Loan and at maturity. After maturity of any Loan, accrued interest on such Loan shall be payable on demand.

          5.3 Interest Periods. Each “Interest Period” for a Eurocurrency Loan shall commence on the date such Eurocurrency Loan is made or converted from a Floating Rate Loan, or (if such Eurocurrency Loan is a continuation of a prior Eurocurrency Loan) on the expiration of the immediately preceding Interest Period for such continued Eurocurrency Loan, and shall end on the date which is one, two, three, or six months thereafter (and nine and twelve month options if available from all of the Lenders participating in such Loan), as the applicable Borrower may specify:

(a) in the case of an Interest Period which commences on the date a Eurocurrency Loan is made or converted from a Floating Rate Loan, in the related notice of borrowing or conversion pursuant to Section 2.4 or 2.5, or

(b) in the case of a succeeding Interest Period with respect to any continued Eurocurrency Loan, by telephonic notice (promptly followed by an executed Notice of Continuation/Conversion) to the Administrative Agent not later than 10:00 a.m. (New York City time) at least three Business Days prior to the first day of such succeeding Interest Period, it being understood that (i) each such notice shall be effective upon receipt by the Administrative Agent and (ii) if the applicable Borrower fails to give such notice or an Event of Default has occurred and is continuing at the time of such notice, such Eurocurrency Loan, if denominated in Dollars, shall automatically become a Floating Rate Loan at the end of its then-current Interest Period or, if denominated in an Alternate Currency, shall be continued as a Eurocurrency Loan denominated in an Alternate Currency for an Interest Period of one month at a rate per annum equal to the sum of (A) the Eurocurrency Rate (Reserve Adjusted) plus (B) the Applicable Margin.

Each Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Each Interest Period which would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Borrower may select any Interest Period for a Eurocurrency Loan which would end after the Revolving Commitment Termination Date or Stated Maturity Date, as the case may be, or which would cause such Borrower to prepay such Eurocurrency Loans on a date on which scheduled Loan payments for the applicable Facility are due.

          5.4 Setting and Notice of Eurocurrency Rates. The applicable Eurocurrency Rate for each Interest Period shall be determined by the Administrative Agent and notice thereof shall be given by the Administrative Agent promptly to the applicable Borrower and each Lender. Each determination of the applicable Eurocurrency Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of any Borrower or any Lender, deliver to such Borrower or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Eurocurrency Rate hereunder.

          5.5 Computation of Interest. Interest shall be computed on Eurocurrency Loans for the actual number of days elapsed on the basis of a year of 360 days or, where the practice in the relevant interbank market differs, in accordance with that market practice as determined by the Administrative Agent. Interest shall be computed on Floating Rate Loans for the actual number of days elapsed on the basis of a year of 365 or 366 days, as the case may be. The applicable interest rate for each Floating Rate Loan shall change simultaneously with each change in the Alternate Base Rate.

          5.6 Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee equal to the Applicable Commitment Fee Rate on the daily average of the unused amount of such Revolving Lender’s Individual Revolving Commitment. Such commitment fee shall accrue from the Amendment Effective Date to but excluding the Revolving Commitment Termination Date. Such commitment fee shall be payable in arrears on the last Business Day of each Fiscal Quarter and on the Revolving Commitment Termination Date, in each case for the period then ending for which such commitment fee shall not have been theretofore paid. The commitment fee shall be computed for the actual number of days elapsed on the basis of a year of 365 or 366 days, as the case may be.

          5.7 Letter of Credit Fees. (a)  The Company and Telegraph agree to pay to the Administrative Agent for the account of the Revolving Lenders pro rata according to their respective Revolving Percentages a letter of credit fee for each Letter of Credit requested by such Borrower in an amount per annum of the daily average of the aggregate Stated Amount of such Letter of Credit (excluding any unreimbursed payment or disbursement thereunder) equal to the Applicable Margin for Eurocurrency Loans from time to time.

          (b)  The Company and Telegraph agree to pay to the Issuing Bank a fronting fee in an amount equal to 1/8 of 1% per annum of the daily average of the aggregate Stated Amount of each Letter of Credit requested by such Borrower (excluding any unreimbursed payment or disbursement thereunder).

          (c)  The fees payable pursuant to clauses (a) and (b) above shall be computed for the actual number of days elapsed on the basis of a year of 360 days and shall be payable in arrears on the last Business Day of each Fiscal Quarter and on the Revolving Commitment Termination Date for the period from and including the date of the issuance of the applicable Letter of Credit to but excluding the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated or was fully drawn.

          (d)  In addition, with respect to each Letter of Credit requested by such Borrower, the Company and Telegraph agree to pay to the Issuing Bank such fees and expenses as the Issuing Bank customarily requires in connection with the issuance, amendment, transfer, negotiation, processing and/or administration of letters of credit.

          5.8 Additional Fees. The Company agrees to pay to the Administrative Agent and the Sole Lead Arranger such additional fees at such times and in such amounts as set forth in the Fee Letter.

          SECTION 6 Reduction or Termination of the Commitments; Repayments.

          6.1 Reduction or Termination of the Commitments.

          6.1.1 Voluntary Reduction or Termination of Revolving Commitments. (a) The Company may from time to time prior to the Revolving Commitment Termination Date, on at least three Business Days’ prior written notice received by the Administrative Agent (which shall promptly advise each Revolving Lender thereof), permanently reduce the Total Revolving Commitments to an amount not less than the Total Revolving Outstanding Amount. Any reduction in the Total Revolving Commitments shall permanently reduce the Tranche A Commitments and Tranche B Commitments dollar for dollar. Any such reduction shall be in an aggregate amount of $1,000,000 or integral multiples thereof.

          (b)  The Company may at any time on like notice prior to the Revolving Commitment Termination Date terminate all the Revolving Commitments upon payment in full of the Total Revolving Outstanding Amount hereunder and the expiration, cancellation or cash collateralization (on terms satisfactory to the Administrative Agent and the Issuing Bank) of all outstanding Letters of Credit.

          (c)  All reductions of the Tranche A Commitments and Tranche B Commitments shall be pro rata among the Revolving Lenders according to their Revolving Percentages.

          6.1.2 Mandatory Revolving Commitment Reduction. (a) Asset Sales. In the event the Term A Loans, the Term B Loans and the Incremental Loans have been paid in full, on the 270th day after the receipt by the Company or any of its Restricted Subsidiaries of Net Cash Proceeds of any Asset Sales in an aggregate amount greater than $10,000,000 since the Amendment Effective Date (an “Asset Reduction Date”), the Total Revolving Commitments shall, without further action, automatically and permanently be reduced by an amount equal to such Net Cash Proceeds; provided that the foregoing shall not apply if the Company shall have provided the Administrative Agent within such 270-day period with satisfactory evidence that the Company or a Restricted Subsidiary has entered into binding commitments to reinvest such Net Cash Proceeds, and in any event such Net Cash Proceeds shall have been reinvested no later than the earlier of (i) the occurrence of an Event of Default and (ii) 360 days after the receipt of such Net Cash Proceeds by the Company or such Restricted Subsidiary in similar assets located (x) in the United Kingdom if the assets disposed of in such Asset Sale were located in the United Kingdom or (y) in the United States, if such assets were not located in the United Kingdom. If such Net Cash Proceeds are not so reinvested after the Company or a Restricted Subsidiary has entered into binding commitments to reinvest such Net Cash Proceeds and has provided the Administrative Agent with satisfactory evidence thereof as set forth above, then the Asset Reduction Date shall be the date which is one Business Day after the earliest of (A) the date on which such commitment expires, (B) the occurrence of an Event of Default or (C) the expiration of such 360-day period.

          (b)  Debt Proceeds. In the event the Term A Loans, Term B Loans and the Incremental Loans have been paid in full, on each date that is one Business Day after the receipt of any Debt Proceeds, the Total Revolving Commitments shall, without further action, automatically and permanently be reduced by an amount equal to such Debt Proceeds.

          (c)  Casualty Events. In the event the Term A Loans, Term B Loans and the Incremental Loans have been paid in full, on the 270th day after the receipt by the Company or any of its Restricted Subsidiaries of Net Cash Proceeds resulting from a Casualty Event (a “Casualty Reduction Date”), the Total Revolving Commitments shall, without further action, automatically and permanently be reduced by an amount equal to the Net Cash Proceeds from such Casualty Event; provided that the foregoing shall not apply if the Company shall have provided the Administrative Agent within such 270-day period with satisfactory evidence that the Company or such Restricted Subsidiary has entered into binding commitments to use such Net Cash Proceeds to restore, repair or replace the affected assets, and in any such event Net Cash Proceeds shall have been used to restore, repair or replace the affected assets no later than the earlier of (i) the occurrence of an Event of Default and (ii) 360 days after the receipt of such Net Cash Proceeds by the Company or such Restricted Subsidiary. If such Net Cash Proceeds are not so reinvested after the Company or a Restricted Subsidiary has entered into binding commitments to reinvest such Net Cash Proceeds and has provided the Administrative Agent with satisfactory evidence thereof in accordance with the above, then the Casualty Reduction Date shall be the date which is one Business Day after the earliest of (x) the date on which such commitment expires, (y) the occurrence of an Event of Default or (z) the expiration of such 360-day period.

          (d)  Excess Cash Flow Payments. In the event the Term A Loans, the Term B Loans and the Incremental Loans have been paid in full, on April 15 of each year, commencing on April 15, 2004, the Total Revolving Commitment shall, without further action, automatically and permanently be reduced by an amount equal to the Excess Cash Flow Payment.

          6.1.3 Application of Mandatory Revolving Commitment Reductions to Revolving Facilities. Mandatory commitment reductions shall be applied pro rata on a dollar for dollar basis to each of the Tranche A Commitments and the Tranche B Commitments.

          6.2 Prepayments.

          6.2.1 Mandatory Prepayments due to Revolving Commitment Reductions. If, after giving effect to any reduction of the Revolving Commitments pursuant to Section 6.1, (a) the Total Outstanding Revolving Amount under any Facility exceeds the aggregate amount of the Revolving Commitments for such Facility, the Borrower or Borrowers under such Facility will make an immediate repayment of Credit Extensions in an amount equal to such excess (rounded upward, if necessary, to an integral multiple of $250,000) or (b) the Total Outstanding Revolving Amount exceeds the Total Revolving Commitments, the Company will make an immediate repayment of Credit Extensions in an amount equal to such excess (rounded upward, if necessary, to an integral multiple of $250,000).

          6.2.2 Mandatory Prepayments of Revolving Loans due to Currency Fluctuations. Promptly (and in any event within three Business Days) following receipt of any notice that the Administrative Agent shall have determined on any Determination Date that the Dollar Equivalent of the aggregate amount of all Credit Extensions under any Facility in respect of Revolving Commitments exceeds the Revolving Commitments for such Facility then in effect, the Borrower or Borrowers under such Facility shall make a mandatory prepayment of the outstanding principal amount of the Credit Extensions under such Facility in an amount equal to such excess.

          6.2.3 Term A Loan Payments. (a) Scheduled Payments. (i) FDTH shall, on each of the dates set forth in Schedule 6.2.3, make a payment equal to the percentage of the original aggregate principal amount of the Term A Loans set forth against such date.

          (ii)  On the applicable Stated Maturity Date, FDTH shall repay all outstanding Term A Loans in full.

          (b)  Net Cash Proceeds, Excess Cash Flow Payments. (i) Allocation of Term Loan Reduction Amount. In the event of receipt of Debt Proceeds or Net Cash Proceeds of any Asset Sale or Casualty Event (subject to the limitations set forth below), or if any Excess Cash Flow Payment is due, FDTH shall repay Term A Loans in the applicable Term Loan Reduction Amount. In determining the amount to be offered to each Term A Lender, the Administrative Agent shall determine the Term A Reduction Percentage as of such date.

          (ii)  Debt Proceeds. On the date which is one Business Day after receipt of Debt Proceeds, FDTH shall repay Term A Loans in an amount equal to each Term A Lender’s Term A Percentage of the applicable Term Loan Reduction Amount of such Debt Proceeds allocated to the Term A Loans pursuant to Section 6.2.3(b)(i).

          (iii)  Asset Sales. On each Asset Reduction Date, FDTH shall repay Term A Loans in an amount equal to each Term A Lender’s Term A Percentage of the applicable Term Loan Reduction Amount resulting from such Asset Sale allocated to the Term A Loans pursuant to Section 6.2.3(b)(i); provided that the foregoing shall not apply if the Company shall have provided the Administrative Agent within such 270-day period with satisfactory evidence that the Company or such Restricted Subsidiary, as the case may be, has entered into commitments to reinvest such Net Cash Proceeds, and in any event such Net Cash Proceeds shall have been reinvested no later than the earlier of (x) the occurrence of an Event of Default and (y) 360 days after the receipt of such Net Cash Proceeds, in similar assets located (A) in the United Kingdom, if the assets disposed of in such Asset Sale were located in the United Kingdom or (B) in the United States, if such assets were not located in the United Kingdom. If such Net Cash Proceeds are not so reinvested after the Company or a Restricted Subsidiary has entered into binding commitments to reinvest such Net Cash Proceeds and has provided the Administrative Agent with satisfactory evidence thereof as set forth above, then the payment described above shall be made on the date which is one Business Day after the earliest of (1) the date on which such commitment expires, (2) the occurrence of an Event of Default or (3) the expiration of such 360 day period.

          (iv)  Casualty Proceeds. On each Casualty Reduction Date, FDTH shall repay Term A Loans in an amount equal to each Term A Lender’s Term A Percentage of the applicable Term Loan Reduction Amount of the Net Cash Proceeds relating to such Casualty Event allocated to the Term A Loans pursuant to Section 6.2.3(b)(i); provided, that the foregoing shall not apply if the Company or a Restricted Subsidiary, as the case may be, shall have provided the Administrative Agent within such 270-day period with satisfactory evidence that the Company or a Restricted Subsidiary, as the case may be, has entered into commitments to restore, repair or replace the affected assets, and in any event such Net Cash Proceeds shall have been used to restore, repair or replace the affected assets no later than the earlier of (x) the occurrence of an Event of Default and (y) 360 days after the receipt of such Net Cash Proceeds. If such Net Cash Proceeds are not so used after the Company or a Restricted Subsidiary has entered into binding commitments to reinvest such Net Cash Proceeds and has provided the Administrative Agent with satisfactory evidence thereof as set forth above, then a payment described above shall be made on the date which is one Business Day after the earliest of (A) the date on which such commitment expires, (B) the occurrence of an Event of Default or (C) the expiration of such 360 day period.

          (c)  Excess Cash Flow. On April 15 of each year, commencing on April 15, 2004, FDTH shall repay Term A Loans in an amount equal to such Term A Lender’s Term A Percentage of the applicable Term Loan Reduction Amount of such Excess Cash Flow Payment allocated to the Term A Loans pursuant to Section 6.2.3(b)(i).

          (d)  Refused Loan Payments. On each date that is one Business Day after a Term B Loan Offer pursuant to Section 6.2.4(d) has expired, FDTH shall repay Term A Loans in an amount equal to such Term A Lender’s Term A Percentage of the offered prepayment which was not accepted by the Term B Lenders. On each date that is one Business Day after an offer to prepay Incremental Loans pursuant to the applicable Supplement has expired, FDTH shall repay Term A Loans in an amount equal to such Incremental Lender’s Incremental Percentage of the offered prepayment which was not accepted by the Incremental Lenders.

          (e)  Application of Payments. All prepayments pursuant to this Section 6.2.3 shall be applied to unpaid scheduled installments of the Term A Loans of such accepting Term A Lender pro rata.

          6.2.4 Term B Loan Payments. (a) Scheduled Payments. (i) FDTH shall, on each of the dates set forth in Schedule 6.2.4, make a payment equal to the percentage of the original aggregate principal amount of the Term B Loans set forth against such date.

          (ii)  On the applicable Stated Maturity Date, FDTH shall repay all outstanding Term B Loans in full.

          (b)  Net Cash Proceeds. (i) Allocation of Term Loan Reduction Amount. In the event of receipt of Debt Proceeds or Net Cash Proceeds of any Asset Sale or Casualty Event (subject to limitations set forth below) or in the event an Excess Cash Flow Payment is due, FDTH shall offer to repay Term B

Loans in an amount equal to such Term B Lender’s Term B Percentage of the applicable Term Loan Reduction Amount of such Debt Proceeds, Net Cash Proceeds of Asset Sales or Casualty Events or Excess Cash Flow Payment, in each case in accordance with Section 6.2.4(d).

          (ii)  Debt Proceeds. On the date which is one Business Day after receipt of Debt Proceeds, FDTH shall offer to repay Term B Loans in an amount equal to such Term B Lender’s Term B Percentage of the applicable Term Loan Reduction Amount of such Debt Proceeds allocated to Term B Loans pursuant to Section 6.2.4(b)(i), in each case in accordance with Section 6.2.4(d).

          (iii)  Asset Sales. On each Asset Reduction Date, FDTH shall offer to repay Term B Loans in an amount equal to such Term B Lender’s Term B Percentage of the Term Loan Reduction Amount resulting from such Asset Sale allocated to the Term B Loans pursuant to Section 6.2.4(b)(i); provided that the foregoing shall not apply if the Company or a Restricted Subsidiary, as the case may be, shall have provided the Administrative Agent within such 270-day period, with satisfactory evidence that the Company or such Restricted Subsidiary, as the case may be, has entered into commitments to reinvest such Net Cash Proceeds, and in any event such Net Cash Proceeds shall have been reinvested not later than the earlier of (x) the occurrence of an Event of Default and (y) 360 days after the receipt of such Net Cash Proceeds, in similar assets located (A) in the United Kingdom, if the assets disposed of in such Asset Sale were located in the United Kingdom, or (B) in the United States if such assets were not located in the United Kingdom. If such assets are not so reinvested after the Company or a Restricted Subsidiary has entered into binding commitments to reinvest such Net Cash Proceeds and has provided the Administrative Agent with satisfactory evidence thereof as set forth above, then the offer described above shall be made on the date which is one Business Day after the earliest of (1) the date on which such commitment expires, (2) the occurrence of an Event of Default or (3) the expiration of such 360 day period.

          (iv)  Casualty Proceeds. On each Casualty Reduction Date, FDTH shall offer to repay Term B Loans in an amount equal to such Term B Lender’s Term B Percentage of the Term Loan Reduction Amount of the Net Cash Proceeds relating to such Casualty Event allocated to the Term B Loans pursuant to Section 6.2.4(b)(i); provided that the foregoing shall not apply if the Company or such Restricted Subsidiary, as the case may be, shall have provided the Administrative Agent within such 270-day period, with satisfactory evidence that the Company or a Restricted Subsidiary, as the case may be, has entered into commitments to restore, repair or replace the affected the assets and in any event such Net Cash Proceeds shall have been used to restore the subject assets no later than the earlier of (x) the occurrence of an Event of Default and (y) 360 days after the receipt of such Net Cash Proceeds. If such Net Cash Proceeds are not so used after the Company or a Restricted Subsidiary has entered into binding commitments to reinvest such Net Cash Proceeds and has provided the Administrative Agent with satisfactory evidence thereof as set forth above, then a payment described above shall be made on the date which is one Business Day after the earliest of (A) the date on which such commitment expires, (B) the occurrence of an Event of Default or (C) the expiration of such 360 day period.

          (c)  Excess Cash Flow Payments. On April 15 of each year, commencing on April 15, 2004, FDTH shall offer to repay Term B Loans in an amount equal to such Term B Lender’s Term B Percentage of the Term Loan Reduction Amount of each Excess Cash Flow Payment allocated to the Term B Loans pursuant to Section 6.2.4(b)(i) in each case in accordance with Section 6.2.4(d). All prepayments pursuant to this Section 6.2.4(c) shall be made without any Prepayment Premium.

          (d)  Term B Loan Offer. Within five days following the receipt of any Debt Proceeds, upon the making of any voluntary prepayment pursuant to Section 6.2.6(d) or (e), on each Asset Reduction Date, on each Casualty Reduction Date and on each date an Excess Cash Flow Payment is due, FDTH shall offer to prepay Term B Loans in an amount equal to the Term Loan Reduction Amount allocable to such Debt Proceeds, Net Cash Proceeds of Asset Sales or Casualty Events or Excess Cash Flow Payment pursuant to Section 6.2.4(b)(i) (the “Term B Loan Offer”) in accordance with the following procedure:

          (i)  FDTH shall send the Administrative Agent and each Term B Lender a notice setting forth (x) the event giving rise to the Term B Loan Offer, a calculation of the Term Loan Reduction Amount and the prepayment amount allocable to such Term B Lender’s Term B Loans; (y) that the Term B Lender has the right to require FDTH to repay Term B Loans in an amount equal to the applicable Term Loan Reduction Amount; and (z) the proposed date of repayment (the “Payment Date”) of the Term B Loans (which shall be a Business Day no earlier than 10 Business Days nor later than 20 Business Days from the date such Term B Loan Offer is mailed).

          (ii)  Term B Lenders electing to have Term B Loans repaid will be required to provide notice thereof to FDTH and the Administrative Agent at the address specified in the notice at least three Business Days prior to the Payment Date, such election to be irrevocable. Such election shall set forth the principal amount of Term B Loans which such Term B Lender elects to have repaid.

          (iii)  Each Term B Loan Offer shall expire on the applicable Payment Date.

          (iv)  Notwithstanding the foregoing, in the event that (x) such Term B Loan Offer is accompanied by a Prepayment Premium or (y) the Term A Loans have been repaid in full and FDTH is making a mandatory prepayment in order to comply with any of the financial covenants set forth in Section 10.6 (in which case no Prepayment Premium is required to be paid), the Term B Lenders shall not have the right to refuse any mandatory prepayment set forth in such Term B Loan Offer.

          (v)  On the applicable Payment Date, FDTH shall repay Term B Loans together with any applicable Prepayment Premium or, if applicable, shall repay those Term B Loans as to which an election of repayment has been made in accordance with clause (ii) above.

          (e)  All prepayments shall be applied to the unpaid scheduled installments of the Term B Loans of such accepting Term B Lender pro rata.

          6.2.5 Incremental Loan Payments. (a) Scheduled Payments. Each Incremental Borrower shall make payments of such Incremental Borrower’s Incremental Loans on the dates and in the amounts set forth in the applicable Supplement.

          (b)  Net Cash Proceeds. (i) Allocation of Term Loan Reduction Amount. In the event of receipt of Debt Proceeds or Net Cash Proceeds of any Asset Sale or Casualty Event (subject to limitations set forth below) or in the event an Excess Cash Flow Payment is due, each Incremental Borrower shall offer to repay Incremental Loans in an amount equal to such Incremental Lender’s Incremental Percentage of the applicable Term Loan Reduction Amount of such Debt Proceeds, Net Cash Proceeds of Asset Sales or Casualty Events or Excess Cash Flow Payment, in each case in accordance with Section 6.2.5(d).

          (ii)  Debt Proceeds. On the date which is one Business Day after receipt of Debt Proceeds, each Incremental Borrower shall offer to repay Incremental Loans in an amount equal to such Incremental Lender’s Incremental Percentage of the applicable Term Loan Reduction Amount of such Debt Proceeds allocated to Incremental Loans pursuant to Section 6.2.5(b)(i), in each case in accordance with Section 6.2.5(d).

          (iii)  Asset Sales. On each Asset Reduction Date, each Incremental Borrower shall offer to repay Incremental Loans in an amount equal to such Incremental Lender’s Incremental Percentage of the Term Loan Reduction Amount resulting from such Asset Sale allocated to the Incremental Loans pursuant to Section 6.2.5(b)(i); provided that the foregoing shall not apply if the Company or a Restricted Subsidiary, as the case may be, shall have provided the Administrative Agent within such 270-day period, with satisfactory evidence that the Company or such Restricted Subsidiary, as the case may be, has entered into commitments to reinvest such Net Cash Proceeds, and in any event such Net Cash Proceeds shall have been reinvested not later than the earlier of (x) the occurrence of an Event of Default and (y) 360 days after the receipt of such Net Cash Proceeds, in similar assets located (A) in the United Kingdom, if the assets disposed of in such Asset Sale were located in the United Kingdom, or (B) in the United States if such assets were not located in the United Kingdom. If such assets are not so reinvested after the Company or a Restricted Subsidiary has entered into binding commitments to reinvest such Net Cash Proceeds and has provided the Administrative Agent with satisfactory evidence thereof as set forth above, then the offer described above shall be made on the date which is one Business Day after the earliest of (1) the date on which such commitment expires, (2) the occurrence of an Event of Default or (3) the expiration of such 360 day period.

          (iv)  Casualty Proceeds. On each Casualty Reduction Date, each Incremental Borrower shall offer to repay Incremental Loans in an amount equal to such Incremental Lender’s Incremental Percentage of the Term Loan Reduction Amount of the Net Cash Proceeds relating to such Casualty Event allocated to the Incremental Loans pursuant to Section 6.2.5(b)(i); provided that the foregoing shall not apply if the Company or such Restricted Subsidiary, as the case may be, shall have provided the Administrative Agent within such 270-day period, with satisfactory evidence that the Company or a Restricted Subsidiary, as the case may be, has entered into commitments to restore, repair or replace the affected the assets and in any event such Net Cash Proceeds shall have been used to restore the subject assets no later than the earlier of (x) the occurrence of an Event of Default and (y) 360 days after the receipt of such Net Cash Proceeds. If such Net Cash Proceeds are not so used after the Company or a Restricted Subsidiary has entered into binding commitments to reinvest such Net Cash Proceeds and has provided the Administrative Agent with satisfactory evidence thereof as set forth above, then a payment described above shall be made on the date which is one Business Day after the earliest of (A) the date on which such commitment expires, (B) the occurrence of an Event of Default or (C) the expiration of such 360 day period.

          (c)  Excess Cash Flow Payments. On April 15 of each year, commencing on April 15, 2004, each Incremental Borrower shall offer to repay Incremental Loans in an amount equal to such Incremental Lender’s Incremental Percentage of the Term Loan Reduction Amount of each Excess Cash Flow Payment allocated to the Incremental Loans pursuant to Section 6.2.5(b)(i) in each case in accordance with Section 6.2.5(d). All prepayments pursuant to this Section 6.2.5(c) shall be made without any Prepayment Premium.

          (d)  Incremental Loan Offer. Within five days following the receipt of any Debt Proceeds, upon the making of any voluntary prepayment pursuant to Section 6.2.6(f) or (g), on each Asset Reduction Date, on each Casualty Reduction Date and on each date an Excess Cash Flow Payment is due, each Incremental Borrower shall offer to prepay Incremental Loans in an amount equal to the Term Loan Reduction Amount allocable to such Debt Proceeds, Net Cash Proceeds of Asset Sales or Casualty Events or Excess Cash Flow Payment pursuant to Section 6.2.5(b)(i) (the “Incremental Loan Offer”) in accordance with the following procedure:

          (i)  Each Incremental Borrower shall send the Administrative Agent and each Incremental Lender a notice setting forth (x) the event giving rise to the Incremental Loan Offer, a calculation of the Term Loan Reduction Amount and the prepayment amount allocable to such Incremental Lender’s Incremental Loans; (y) that the Incremental Lender has the right to require such Incremental Borrower to repay Incremental Loans in an amount equal to the applicable Term Loan Reduction Amount; and (z) the proposed date of repayment (the “Payment Date”) of the Incremental Loans (which shall be a Business

Day no earlier than 10 Business Days nor later than 20 Business Days from the date such Incremental Loan Offer is mailed).

          (ii)  Incremental Lenders electing to have Incremental Loans repaid will be required to provide notice thereof to each Incremental Borrower and the Administrative Agent at the address specified in the notice at least three Business Days prior to the Payment Date, such election to be irrevocable. Such election shall set forth the principal amount of Incremental Loans which such Incremental Lender elects to have repaid.

          (iii)  Each Incremental Loan Offer shall expire on the applicable Payment Date.

          (iv)  Notwithstanding the foregoing, in the event that (x) such Incremental Loan Offer is accompanied by a Prepayment Premium or (y) the Incremental Loans have been repaid in full and such Incremental Borrower is making a mandatory prepayment in order to comply with any of the financial covenants set forth in Section 10.6 (in which case no Prepayment Premium is required to be paid), the Incremental Lenders shall not have the right to refuse any mandatory prepayment set forth in such Incremental Loan Offer.

          (v)  On the applicable Payment Date, each Incremental Borrower shall repay Incremental Loans together with any applicable Prepayment Premium or, if applicable, shall repay those Incremental Loans as to which an election of repayment has been made in accordance with clause (ii) above.

          (e)  All prepayments shall be applied to the unpaid scheduled installments of the Incremental Loans of such accepting Incremental Lender pro rata

          6.2.6 Voluntary Prepayments. (a) A Borrower may from time to time prepay its Revolving Loans in whole or in part, provided that such Borrower shall give the Administrative Agent (which shall promptly advise each Revolving Lender) not less than three Business Days’ prior written notice thereof, specifying the Revolving Loans to be prepaid and the date and amount of prepayment.

          (b)  FDTH may prepay its Term A Loans in whole, provided that FDTH (x) simultaneously prepays its Term B Loans and Incremental Loans in whole and (y) gives the Administrative Agent (which shall promptly advise each Term A Lender, Term B Lender and Incremental Lender) not less than five Business Days’ prior written notice thereof, specifying the date and amount of prepayment.

          (c)  FDTH may from time to time prepay its Term A Loans in part, provided that FDTH (x) makes a simultaneous offer to make a pro rata repayment of Term B Loans and its Incremental Loans and (y) gives the Administrative Agent not less than five Business Days prior written notice thereof, together with a Term B Loan Offer and the appropriate notice for the Incremental Loans, specifying the date and amount of prepayment of the Term A Loans.

          (d)  FDTH may from time to time offer to repay its Term B Loans in part, provided that FDTH (x) simultaneously makes a pro rata prepayment of Term A Loans and offers to make a pro rata repayment of its Incremental Loans and (y) submits a Term B Loan Offer in accordance with Section 6.2.4(d) and the appropriate notice for the Incremental Loans setting forth the date and amount of the prepayment; provided, further that if the Term A Loans have been prepaid in full and FDTH is making a voluntary prepayment in order to comply with any of the financial covenants set forth in Section 10.6, FDTH may from time to time prepay on a pro rata basis (without submitting a Term B Loan Offer and the appropriate notice for the Incremental Loans and without paying a Prepayment Premium) its Term B Loans and Incremental Loans in part by giving five Business Days’ prior written notice thereof to the Administrative Agent (which shall promptly advise each Term B Lender and each Incremental Lender), specifying the date and amount of prepayment, and the Term B Lenders and the Incremental Lenders

shall not have the right to reject such prepayment of the Term B Loans and Incremental Loans; and provided, further that if such Term B Loan Offer is accompanied by a Prepayment Premium, the Term B Lenders shall not have the right to refuse any voluntary prepayment set forth in such Term B Loan Offer.

          (e)  FDTH may repay its Term B Loans in whole, provided that FDTH (x) simultaneously prepays its outstanding Term A Loans and Incremental Loans in whole, (y) submits the appropriate notice for the Incremental Loans setting forth the date and amount of the prepayment and (z) gives the Administrative Agent (which shall promptly advise each Term A Lender, Term B Lender and Incremental Lender) not less than five Business Days’ prior written notice thereof, specifying the date and amount of prepayment.

          (f)  Any Incremental Borrower may from time to time offer to repay on a pro rata basis its Incremental Loans in part by submitting the appropriate notice for the Incremental Loans setting forth the date and amount of the prepayment (subject to the right of the applicable Incremental Lenders to refuse such prepayment as set forth in the applicable Supplement), provided that (i) if the Term A Loans have been prepaid in full and such Incremental Borrower is making a voluntary prepayment in order to comply with any of the financial covenants set forth in Section 10.6, such Incremental Borrower may from time to time prepay on a pro rata basis (without submitting the appropriate notice for the Incremental Loans) its Incremental Loans in part by giving five Business Days’ prior written notice thereof to the Administrative Agent (which shall promptly advise each Incremental Lender), specifying the date and amount of prepayment, and the Incremental Lenders shall not have the right to reject such prepayment of the Incremental Loans, and (ii) if such notice of prepayment is accompanied by a Prepayment Premium, the applicable Incremental Lenders shall not have the right to refuse any voluntary prepayment set forth in such notice of prepayment.

          (g)  Any Incremental Borrower may repay its Incremental Loans in whole, provided that such Incremental Borrower (x) submits the appropriate notice for the Incremental Loans setting forth the date and amount of the prepayment and (y) gives the Administrative Agent (which shall promptly advise each Term A Lender, Term B Lender and Incremental Lender) not less than five Business Days’ prior written notice thereof, specifying the date and amount of prepayment.

          (h)  Voluntary prepayments of the Term A Loans shall be applied to scheduled installments of the Term A Loans pro rata. Voluntary prepayments of the Term B Loans shall be applied to scheduled installments of the Term B Loans of the Term B Lenders remaining unpaid pro rata. Voluntary prepayments of the Incremental Loans shall be applied as set forth in the applicable Supplement.

          (i)  Each partial prepayment of Loans shall be in a principal amount of at least $1,000,000 and an integral multiple of $500,000 (or, in the case of Loans denominated in Alternate Currencies, the Dollar Equivalent of $1,000,000 and an integral multiple of $500,000).

          6.2.7 All Prepayments. (a) All prepayments of Loans shall be allocated pro rata among the Lenders according to their respective pro rata shares of the prepaid Loans, in accordance with Section 4.2, Section 4.3, Section 6.2.3, Section 6.2.4 or Section 6.2.5 (if applicable) and any prepayment of a Loan shall include accrued interest to the date of prepayment on the principal amount being repaid. Any prepayment of a Eurocurrency Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

          (b)  Except as otherwise expressly set forth herein, all prepayments of Term B Loans and Incremental Loans (other than Excess Cash Flow Payments) shall be subject to the following premium (a “Prepayment Premium”):

(i) with respect to Incremental Loans, the premium set forth in the applicable Supplement; and

(ii) with respect to Term B Loans, the premium set forth below for the applicable period:

Period	Premium

On or prior to the first anniversary of the Amendment Effective Date	102%
Day after the first anniversary of the Amendment Effective Date through the second anniversary of the Amendment Effective Date	101%
Thereafter	0%.

          6.2.8 Revolving Commitment Termination Date. On the Revolving Commitment Termination Date, (a) the Company shall repay to the Lenders the aggregate principal amount of all Tranche A Loans outstanding on such date and shall deliver to the Administrative Agent cash collateral in Dollars or Canadian Dollars, as applicable, consisting of Cash Equivalent Investments or other cash collateral acceptable to the Issuing Bank in an amount equal to the Dollar Equivalent of the Stated Amount of all Tranche A Letters of Credit and (b) Telegraph shall repay to the Lenders the aggregate principal amount of all Tranche B Loans outstanding on such date and shall deliver to the Administrative Agent cash collateral in Sterling or Dollars, as applicable, consisting of Cash Equivalent Investments or other cash collateral acceptable to the Issuing Bank in an amount equal to the Stated Amount of all Tranche B Letters of Credit.

          SECTION 7 Making and Proration of Payments; Setoff; Taxes.

          7.1 Making of Payments. (a) All payments of principal or interest on the Credit Extensions, and of all fees, shall be made by the Borrowers in the applicable currency without set-off or counterclaim to the Administrative Agent in immediately available funds at its designated Lending Office not later than 1:00 p.m. (Local Time) on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender; provided, however, that the Administrative Agent shall only be obligated to pay receipts in Alternate Currencies to accounts in the country of such currencies.

          (b)  All payments under Sections 8.1 and 8.4 shall be made by the Borrowers directly to the Lender or Lenders entitled thereto.

          7.2 Application of Certain Payments. Except as otherwise expressly provided herein, each payment of principal shall be applied to such Credit Extensions as the Borrowers shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, as the Administrative Agent shall determine in its reasonable discretion. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

          7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Credit Extensions, or of any fees, falls due on a day which is not a Business Day, then, except as otherwise provided in Section 5.3, such due date shall be extended to the next following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

          7.4 Setoff. Each Borrower agrees that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Borrower agrees that at any time any Event of Default has occurred and is continuing, the Administrative Agent and each Lender may apply to any Obligation of such Borrower hereunder or under any other Loan Document, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter with the Administrative Agent or such Lender.

          7.5 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Credit Extension (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on Credit Extensions (or such participations) then held by them (other than (a) any non-pro rata interest payment resulting from a Credit Extension being an Affected Loan or (b) any payment resulting from replacement of a Lender pursuant to Section 8.7), such Lender shall purchase from the other Lenders such participation in the Credit Extensions (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

          7.6 Tax Matters. (a) All payments by the Obligors in respect of principal, interest, fees, indemnities and other amounts payable hereunder and under the other Loan Documents shall be made to the recipient thereof without setoff or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future Taxes now or hereafter imposed on such recipient or its income, property, assets or franchises (such recipient’s “Recipient Taxes”), except to the extent that such withholding or deduction is required by applicable law. If any such withholding or deduction is required by applicable law, the Borrowers shall take such steps as the relevant Lender shall reasonably request to assist such Lender in recovering such Taxes.

          If any Obligor shall be required under applicable law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, the applicable Borrower will:

(A) pay to the relevant authorities the full amount so required to be withheld or deducted;

(B) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authorities; and

(C) except to the extent that such withholding or deduction results from the breach by the recipient (other than because of a change in law or in the interpretation or application thereof on or after the date of this Agreement) of its U.S. Exemption Agreement, U.K./U.S. Exemption Agreement or U.K./Non U.S. Exemption Agreement, or such recipient’s U.S. Exemption Representation, pay to the Administrative Agent for the account of the relevant recipient such additional amount as is necessary to ensure that the net amount actually received by such recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

          (b) In consideration of the Borrowers’ agreements in clause (a) of this Section 7.6,

(i) each Lender which is not organized under the laws of the United States or a State thereof hereby agrees (such Lender’s “U.S. Exemption Agreement”), to the extent permitted by applicable law (including any applicable double taxation treaty), to execute and deliver to the Company and the Administrative Agent (x) as soon as reasonably practicable and in any event no later than the first scheduled payment date after the Amendment Effective Date (or, in the case of any Lender not a party to this Agreement as of the Amendment Effective Date, the date such Lender becomes a party to this Agreement), a United States Internal Revenue Service Form W-8BEN, or W-8ECI (or applicable successor form), completed by such Lender acting reasonably and claiming a complete exemption from withholding or deduction for or on account of U.S. Recipient Taxes of such Lender, as the case may be, and (y) a new Form W-8BEN or a new W-8ECI (or successor form), as appropriate, upon the expiration or obsolescence of any previously delivered Form W-8BEN or W-8ECI (or applicable successor form) or any relevant change in law or treaty.

(ii) each Lender which is organized under the laws of the United States or a State thereof, to the extent permitted by applicable law (including any applicable double taxation treaty), hereby agrees (such Lender’s “U.K/U.S. Exemption Agreement”), to the extent necessary, to avoid any withholding or deduction required by applicable law, to execute and deliver to the Company and the Administrative Agent (x) as soon as reasonably practicable and in any event no later than the first scheduled payment date after the Amendment Effective Date (or, in the case of any Lender not a party to this Agreement as of the Amendment Effective Date, the date such Lender becomes a party to this Agreement), an Inland Revenue Form FD-13 (or successor form), completed by such Lender acting reasonably and claiming a complete exemption from withholding or deduction for or on account of U.K. Recipient Taxes of such Lender, as the case may be, and (y) a new Form FD-13 (or successor form), as appropriate, upon the expiration of any previously delivered Form.

(iii) If a Lender is not organized under the laws of the United States or a State thereof but is exempt (in whole or in part) from withholding or deduction for or on account of U.K. Recipient Taxes, under applicable law (including any applicable double taxation treaty), such Lender hereby agrees, to the extent permitted by applicable law with respect to itself only (such Lender’s “U.K./Non U.S. Exemption Agreement”), to the extent necessary to avoid any withholding or deduction required by applicable law, to execute and deliver to its Tax authority in its jurisdiction of residence (with a copy to the applicable Borrower and the Administrative Agent) (x) within 20 Business Days of the Amendment Effective Date (or, in the case of any Lender not a party to this Agreement as of the Amendment Effective Date, the date such Lender becomes a party to this Agreement), the appropriate Inland Revenue Form with respect to such double taxation treaty (or successor form), completed by such Lender acting reasonably and claiming a complete exemption, as the case may be, from withholding or deduction for or on account of U.K. Recipient Taxes of such Lender, and (y) a new Inland Revenue Form upon the expiration of any previously delivered Form. The Borrowers agree that no Lender shall be required to disclose the identity of or request Inland Revenue Forms from the beneficial owners represented by such Lender even if such failure results in a Borrower being obligated to make payments pursuant to Section 7.6(a).

          (c)  Each Lender hereby represents and warrants (such Lender’s “U.S. Exemption Representation”) to the Company that on the Amendment Effective Date (or, if later, the date it becomes a party to this Agreement) it is entitled to receive payments of principal of, and interest on, Loans made by such Lender without withholding or deduction for or on account of such Lender’s Recipient Taxes imposed by the United States of America.

          (d) The Borrowers jointly and severally agree to indemnify each Lender and the Administrative Agent for the full amount of taxes and for the full amount of Taxes of any kind imposed or asserted by any jurisdiction on amounts payable in each case under this Section 7.6, imposed on or paid by such Lender or the Administrative Agent, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. Amounts payable by the Borrowers under the indemnity set forth in this clause (d) shall be paid within 20 Business Days from the date on which the applicable Lender or the Administrative Agent, as the case may be, makes written demand therefor.

          (e) If any Lender in its sole discretion acting in good faith determines that it has finally and irrevocably received a refund in respect of Taxes, to the extent that, pursuant to this Section 7.6, such Lender already has received an additional amount from any Borrower attributable to such Taxes giving rise to the refund, such Lender shall pay over the refund to such Borrower net of all out-of-pocket expenses and without interest (other than interest paid by the relevant governmental authority with respect to the refund); provided, however, that such Borrower shall, upon request of such Lender, repay the refund (plus penalties, interest or other charges imposed by the relevant governmental authority) to such Lender if such Lender is required to repay the refund to the relevant governmental authority. Nothing contained herein shall (i) require such Lender to make its tax returns (or any other information relating to its taxes which it deems confidential) available to such Borrower or any other Person or (ii) interfere with the right of a Lender to manage its tax affairs as such Lender deems appropriate.

          (f)  (i) All consideration or other amounts payable under a Loan Document by any party to any Lender, the Administrative Agent, the Issuing Bank or the Sole Lead Arranger shall be deemed to be exclusive of any VAT (as defined below). If any VAT is chargeable on any supply made by any such Person to any party in connection with a Loan Document, that party shall pay to such Person (in addition to and at the same time as paying the consideration or other amount) an amount equal to the amount of the VAT.

(ii) Where a Loan Document requires any party to reimburse any Lender, the Administrative Agent, the Issuing Bank or the Sole Lead Arranger for any costs or expenses, that party shall also at the same time pay and indemnify such Person against all VAT incurred by such Person in respect of the costs or expenses to the extent that such Person reasonably determines that it is not entitled to credit or repayment of the VAT.

(iii) For purposes of this clause (f), “VAT” means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and any other Tax of a similar nature whether imposed by the United Kingdom or any other jurisdiction.

          (g)  All obligations provided for in this Section 7.6 shall survive repayment of the Obligations and any termination of this Agreement.

          SECTION 8 Increased Costs; Special Provisions for Eurocurrency Loans.

          8.1 Increased Costs.  (a)  If, after the Amendment Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i) shall subject any Lender (or any Lending Office of such Lender) to any tax, duty or other charge with respect to its Credit Extensions or its obligation to make Credit Extensions, or shall change the basis of tax on payments to any Lender of the principal of or interest on its Credit Extensions or any other amounts due under this Agreement in respect of its Credit Extensions or its obligation to make Credit Extensions (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or by the jurisdiction in which such Lender’s principal executive office or Lending Office is located); or

(ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 5), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Lending Office of such Lender); or

(iii) shall impose on any Lender (or its Lending Office) any other condition affecting its Credit Extensions or its obligation to make Credit Extensions;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the Board of Governors of the Federal Reserve System, to impose a cost on) such Lender (or any Lending Office of such Lender) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement with respect thereto, then within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Administrative Agent), the Borrowers shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

          (b)  If any Lender shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder (including such Lender’s obligations under the Revolving Commitments) to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

          8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

(a) deposits in Dollars or Alternate Currencies (in the applicable amounts) are not being offered to the Administrative Agent in the interbank eurocurrency market for such Interest Period, or the Administrative Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Borrowers) that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable Eurocurrency Rate;

(b) two or more Lenders having an aggregate Revolving Percentage, Incremental Percentage or Term A Percentage or Term B Percentage, as the case may be, of 30% or more advise the Administrative Agent that the Eurocurrency Rate (Reserve Adjusted) for its Loans as determined by the Administrative Agent will not as determined in good faith by such Lenders adequately and fairly reflect the cost to such Lenders of maintaining or funding such Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1); or

(c) Lenders having an aggregate Revolving Percentage, Incremental Percentage or Term A Percentage or Term B Percentage, as the case may be, of 30% or more advise the Administrative Agent that the making or funding of Eurocurrency Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Administrative Agent shall promptly notify the other parties hereto and, so long as such circumstances shall continue, (i) no Revolving Lender, Incremental Lender or Term A Lender or Term B Lender, as the case may be, shall be under any obligation to make, or convert any Floating Rate Loan into, Eurocurrency Loans in the applicable currency and (ii) on the last day of the current Interest Period for each Eurocurrency Loan in the applicable currency, such Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan.

          8.3 Changes in Law Rendering Eurocurrency Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurocurrency Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make, or convert any Floating Rate Loan into, Eurocurrency Loans (but shall make Floating Rate Loans concurrently with the making of, or conversion into, Eurocurrency Loans by the Lenders which are not so affected, in each case in an amount equal to such Lender’s pro rata share of all Eurocurrency Loans which would be made or converted at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurocurrency Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurocurrency Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan; provided, however, that each Eurocurrency Loan denominated in an Alternate Currency must be repaid and reborrowed as a Floating Rate Loan on such date. Each Floating Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurocurrency Loan (an “Affected Loan”) shall remain outstanding for the same period as the Group of Eurocurrency Loans of which such Affected Loan would be a part absent such circumstances.

          8.4 Funding Losses. Each Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed, a copy of which shall be furnished to the Administrative Agent) such Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurocurrency Loan), as reasonably determined by such Lender, as a result of (a) any payment or prepayment or conversion of any Eurocurrency Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of such Borrower to borrow or convert any Loans on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

          8.5 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurocurrency Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Borrowers to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

          8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurocurrency Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurocurrency Rate for such Interest Period.

          8.7 Mitigation of Circumstances; Replacement of Affected Lenders. (a) Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by a Borrower to pay any amount pursuant to Section 7.6 (other than with respect to U.K. Recipient Taxes) or 8.1 and (ii) the occurrence of any circumstances of the nature described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Borrowers of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.

          (b)  At any time any Lender is an Affected Lender, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Administrative Agent and, in the case of a Revolving Lender, the Issuing Bank and, upon notice from the Company, such Affected Lender shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Revolving Commitment, if any, its Loans, its participation in Letters of Credit, if any, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid commitment fees and Letter of Credit fees, any amounts payable under Section 8.4 as a result of such Lender receiving payment of any Eurocurrency Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder.

          8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation or expiration of the Letters of Credit and any termination of this Agreement.

          SECTION 9 Warranties.

          To induce the Administrative Agent and the Lenders to enter into this Agreement, the Issuing Bank to issue Letters of Credit and the Lenders to make Loans, and purchase participations in Letters of Credit hereunder, each Borrower warrants to the Administrative Agent, the Issuing Bank and the Lenders as follows:

          9.1 Organization, etc. Each Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation; each Restricted Subsidiary is a corporation duly organized, validly existing and in good standing under the jurisdiction of its incorporation; each Borrower and each Restricted Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect; and each Borrower and each Restricted Subsidiary has full corporate power and authority to own its property and conduct its business as presently conducted by it.

          9.2 Authorization; No Conflict; Compliance with Laws. The execution and delivery by each Borrower of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each other Obligor of each Loan Document to which it is a party and the performance by each of the Borrowers and each other Obligor of its obligations under each Loan Document to which it is a party are within the corporate powers of each Borrower and each other Obligor, as applicable, have been duly authorized by all necessary corporate action on the part of each Borrower and each other Obligor (including any necessary shareholder and partner action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Borrowers or any Restricted Subsidiary, (b) contravene or conflict with, or result in a breach of, any provision of the Organic Documents of the Borrowers or any Restricted Subsidiary or of any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding on the Company or any Restricted Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of the Borrowers or any Restricted Subsidiary (other than pursuant to the Loan Documents). No Borrower or Restricted Subsidiary is in violation of any law, rule, regulation (including, without limitation under the Patriot Act, the Trading with the Enemy Act, the foreign assets control regulations of the United States Treasury Department and Executive order 13224 of September 23, 2001) binding upon it which could have a Material Adverse Effect.

          9.3 Validity and Binding Nature. This Agreement is, and upon the execution and delivery thereof each other Loan Document to which any Borrower is a party will be, the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and each Loan Document to which any other Obligor is a party will be, upon the execution and delivery thereof by such Obligor, the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

          9.4 Financial Information. (a) The audited consolidated financial statements of Hollinger International as at December 31, 2001, and the unaudited consolidated financial statements of Hollinger International as at September 30, 2002, copies of which have been delivered to the Lenders, in each case (i) are true and correct in all material respects, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and (iii) present fairly in all material respects the consolidated financial condition of Hollinger International and its Subsidiaries at such dates and the results of their operations for the periods then ended.

          (b)  The forecasted consolidated balance sheet, profits and loss statement and cash flow statement of the Financial Group together with supporting details and statement of underlying assumptions dated November 7, 2002, copies of which have been delivered to each Lender, have been prepared by the Company in light of the past operations of the business of the Financial Group and represent, as of the date of this Agreement, the good faith estimate of the Company and its senior management of the most probable course of the business of the Financial Group after giving effect to such transactions.

          9.5 No Material Adverse Change. Except as disclosed in Schedule 9.5, from December 31, 2001 to the Amendment Effective Date, no event has occurred which, individually or in the aggregate with other events, has had or is reasonably likely to have a Material Adverse Effect.

          9.6 Litigation and Contingent Liabilities. As of the Amendment Effective Date, no litigation (including derivative actions), arbitration proceeding or governmental proceeding is pending or, to the Company’s knowledge, threatened against the Company or any Restricted Subsidiary which, if adversely determined, might have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, as of the Amendment Effective Date neither the Company, nor any Restricted Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in clause (a) of Section 9.4 or listed in Schedule 9.6.

          9.7 Ownership of Properties; Liens. Each of the Company and each Restricted Subsidiary owns good and marketable title to, or a valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.8.

          9.8 Subsidiaries. The Company has no Subsidiaries except those listed in Schedule 9.8 as of the Amendment Effective Date and such Schedule contains a true and complete description of all Dormant Subsidiaries and all Unrestricted Subsidiaries (in each case labeled as such), as well as a true and complete description of the corporate ownership structure of the Financial Group as it will be immediately after the Amendment Effective Date, including details of all minority shareholdings held in any member of the Financial Group, all partnership and joint venture arrangements in which any member of the Financial Group participates and all loans within the Financial Group in excess of $1,000,000.

          9.9 Pension, Welfare and Employee Benefit Plans. Except as disclosed to the Lenders in writing prior to the date of this Agreement, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Credit Extension hereunder, (a) no steps have been taken to terminate any Pension Plan or Welfare Plan which would be reasonably likely to result in the Company or any of its Subsidiaries being required to make a contribution to such Pension Plan or Welfare Plan, or incurring a liability or obligation to such Pension Plan or Welfare Plan, in excess of $2,000,000, (b) no contribution failure has occurred with respect to any Pension Plan or Welfare Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or any other applicable law, and (c) each member of the Financial Group is in compliance with applicable laws and contracts relating to pension schemes (if any) from time to time operated by it or in which it participates and each pension scheme is adequately provided for and funded in accordance with applicable law. No condition exists or event or transaction has occurred with respect to any Pension Plan or Welfare Plan which could result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty under ERISA, the Code or any other applicable law. Except as set forth on Schedule 9.9, the Company and its Restricted Subsidiaries have no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA. Each Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Employee Benefit Plan, except for any non-compliance the consequences of which, in the aggregate, would not result in a material obligation to pay money. With respect to any Employee Benefit Plan of a Restricted Subsidiary organized outside the United States, (x) the aggregate of the accumulated benefit obligations under all Employee Benefit Plans does not exceed the current fair market value of the assets held in the trusts or similar funding vehicles for such Employee Benefit Plans, and (y) reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Employee Benefit Plan is maintained. There are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened against it or any of its Subsidiaries with respect to any Employee Benefit Plan. None of the Company, any of its Subsidiaries or any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability exceeding $2,000,000 to any Multiemployer Plan.

          9.10 Investment Company Act. Neither the Company nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

          9.11 Public Utility Holding Company Act. Neither the Company nor any Restricted Subsidiary is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          9.12 Regulations U and X. Neither the Company nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          9.13 Taxes. Each of the Company and each Restricted Subsidiary has filed all income tax and other material tax returns and reports required by law to have been filed by it and has paid all income taxes and other material taxes and governmental charges thereby shown to be owing, except (a) as disclosed on Schedule 9.6 and (b) for any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          9.14 Solvency, etc. On the Amendment Effective Date (with respect to each of the Borrowers and each Restricted Subsidiary listed on Schedule 9.8 which is a Restricted Subsidiary Obligor), and immediately prior to and after giving effect to each Credit Extension and the use of the proceeds thereof (with respect to the Borrowers only), (a) the assets of each such Person will exceed its liabilities, (b) each such Person will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted, and (c) each such person which is incorporated under the laws of England and Wales or Scotland will not be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986.

          9.15 Insurance. Set forth on Schedule 9.15 is a complete and accurate summary of the property, casualty and business interruption insurance program carried by the Company and its Restricted Subsidiaries on the date of this Agreement, including the insurer’s(s’) name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), exclusions, deductibles and self-insured retention and a description in reasonable detail of (a) any retrospective rating plan, fronting arrangement or other self-insurance or risk assumption agreed to by the Company or any Restricted Subsidiary or imposed upon the Company or any Restricted Subsidiary by any such insurer and (b) any self-insurance program that is in effect.

          9.16 Contracts; Labor Matters. Except as disclosed on Schedule 9.16: (a) neither the Company nor any Restricted Subsidiary is a party to any contract or agreement, or is subject to any charge, corporate restriction, judgment, decree or order, which has a Material Adverse Effect; (b) no material labor contract to which the Company or any Restricted Subsidiary is a party or is otherwise subject is scheduled to expire prior to the Revolving Commitment Termination Date; (c) neither the Company nor any Restricted Subsidiary has, within the two-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a “plant closing” or “mass layoff” within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, State, local or foreign law or redundancy on a large scale, and the Company has no reasonable expectation that any such action is or will be required at any time prior to the Revolving Commitment Termination Date; and (d) on the Amendment Effective Date there are no strikes or walkouts relating to any labor contracts to which the Company or any Restricted Subsidiary is a party or is otherwise subject.

          9.17 Environmental and Safety and Health Matters. Except as disclosed on Schedule 9.17, the Company and each of its Subsidiaries and each property, operation and facility that the Company or any Subsidiary may own, operate or control (a) complies in all material respects with (i) all applicable Environmental Laws and (ii) all applicable Occupational Safety and Health Laws; (b) is not subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (c) has not received any notice (i) that it may be in violation of any Environmental Law or Occupational Safety and Health Law, or (ii) threatening the commencement of any proceeding relating to allegedly unlawful, unsafe or unhealthy conditions or (iii) alleging that it is or may be responsible for any response, cleanup, or corrective action, including any remedial investigation/feasibility study, under any Environmental Law or Occupational Safety and Health Law; (d) has not received any notice that it is the subject of federal or State investigation evaluating whether any investigation, remedial action or other response is needed to respond to (i) a spillage, disposal or release or threatened release into the environment of any Regulated Material, or (ii) any alleged violation of any Occupational Safety and Health Law; (e) has not filed any notice under or relating to any Environmental Law or Occupational Safety and Health Law indicating or reporting (i) any past or present spillage, disposal or release (other than permitted releases) into the environment of, or treatment, storage or disposal of (other than permitted releases), any Regulated Material in excess of quantities requiring notification under any Environmental Law, or (ii) any violation of any Occupational Safety and Health Law and (f) to the best knowledge of the Company has no material contingent liability in connection with (i) any actual or potential spillage, disposal or release into the environment of, or otherwise with respect to, any Regulated Material, whether on any premises owned or occupied by the Company or any Subsidiary or on any other premises or (ii) any unsafe or unhealthful condition. Except as disclosed on Schedule 9.17, there are no Regulated Materials on, in or under any property or facilities, owned, operated or controlled by the Company or any Subsidiary (except Regulated Materials used in the ordinary course of the business of the Company and its Subsidiaries and used, stored, handled, treated and disposed of in all material respects in accordance with all applicable Environmental Laws and Occupational Safety and Health Laws) that, under applicable Environmental Laws or Occupational Safety and Health Laws (x) impose or could reasonably be expected to impose a liability for removal, remediation, or other cleanup or damage to natural resources, in an amount equal to or greater than $500,000; (y) could reasonably be expected to have a Material Adverse Effect; or (z) could reasonably be expected to result in the imposition of a Lien on the property or other assets of the Company or its Subsidiaries.

          9.18 Information. All written information heretofore or contemporaneously herewith furnished by or on behalf of the Company or any Restricted Subsidiary to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby (including without limitation the information contained in the Confidential Information Memorandum dated November, 2002 heretofore distributed to the Lenders) is, and all written information hereafter furnished by or on behalf of the Company or any Restricted Subsidiary to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, when taken in its entirety with all other written information provided hereunder, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading; provided, however, that no representation is made as to any assumption or projection included in any budget, business plan or other material except that such assumptions or projections represent the reasonable good faith beliefs of the Company. The Company has heretofore furnished to the Administrative Agent true and complete final copies (in each case as in full force and effect) of all the documents relating to New High Yield Notes, the Tax Indemnity Agreements, the Tax Allocation Agreement, the 1996 Senior Subordinated Indenture, the 1997 Senior Subordinated Indenture, the 1997 Senior Indenture, and the Co-Operation Agreement dated June 23, 1992 between Hollinger, Inc. and Telegraph.

          9.19 Permitted Indebtedness, etc. The obligations of the Borrowers under this Agreement and the other Loan Documents constitute “Pari Passu Indebtedness”, “Permitted Indebtedness” and, in the case of Indebtedness of FDTH and Telegraph hereunder, “Permitted Subsidiary Indebtedness” under the New High Yield Notes.

          9.20 Financial Assistance. The granting of the security interests, the giving of the guarantees, and the incurrence of Loans and other Obligations by Telegraph and the other U.K. Obligors as contemplated by the Loan Documents and the implementation and consummation of any of the transactions contemplated herein has not constituted or involved, and will not constitute or involve, any arrangement amounting to unlawful financial assistance for the acquisition of shares within the meaning of Section 151 of the Companies Act 1985.

          9.21 Intellectual Property. The Intellectual Property required in order to conduct the business of each member of the Financial Group (a) is beneficially owned by or licensed to members of the Financial Group free from any licenses to third parties which are materially prejudicial to the use of that Intellectual Property, (b) will not be materially adversely affected by the transactions contemplated by this Agreement and the other Loan Documents, and (c) has not lapsed or been cancelled in any respect which would have a Material Adverse Effect. All steps necessary have been taken to protect and maintain such Intellectual Property, including, without limitation, paying renewal fees where failure to do so would have or be reasonably likely to have a Material Adverse Effect. No member of the Financial Group materially infringes on any intellectual property right of any third party, and where the Intellectual Property required in order to conduct the business of the Financial Group is subject to any right, permission to use, or license granted to or by any member of the Financial Group, such agreement has not been breached in any way or terminated by any party to the extent such breach or termination would have or be reasonably likely to have a Material Adverse Effect.

          SECTION 10 Covenants.

          Until the Stated Maturity Date and thereafter until all obligations of the Borrowers hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated or expired (regardless of whether such Letters of Credit have been cash collateralized), the Company agrees, and each Borrower with respect to itself and its Restricted Subsidiaries agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

          10.1 Reports, Certificates and Other Information. Furnish to the Administrative Agent (with sufficient copies for each Lender, to be promptly distributed by the Administrative Agent to each Lender) at its office:

          10.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year, a copy of the annual report of Hollinger International and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of Hollinger International and such Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flows of Hollinger International and such Subsidiaries for such Fiscal Year, which report (a) shall be prepared in accordance with GAAP and certified by independent auditors of recognized national standing selected by Hollinger International and reasonably acceptable to the Required Lenders, in an audit report which shall be without qualification as to going concern or scope and (b) shall be accompanied by a written statement from such auditors to the effect that in making the examination necessary for the signing of such audit report they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail.

          10.1.2 Quarterly Reports. Promptly when available and in any event within 15 days following the date on which the report on Form 10-Q for Hollinger International is required to be filed with the SEC for the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of Hollinger International and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and consolidated statements of cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, including a comparison with the corresponding Fiscal Quarter and period of the previous Fiscal Year and prepared in accordance with GAAP, together with a certificate signed by one of the chief executive officer, the chief financial officer, the chief operating officer or the Vice President-Finance of the Company to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of Hollinger International and such Subsidiaries as of the dates and periods indicated, subject to changes resulting from normal year-end adjustments.

          10.1.3 Certificates. Within 5 Business Days of the furnishing of a copy of each annual report pursuant to Section 10.1.1 and contemporaneously with the furnishing of each set of statements pursuant to Section 10.1.2, a duly completed certificate in form and substance acceptable to the Administrative Agent acting reasonably (a “Compliance Certificate”), with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by one of the chief executive officer, the chief financial officer, the Vice President-Finance, the chief operating officer or the controller of the Company, containing a computation of each of the financial ratios and restrictions set forth in Section 10 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

          10.1.4 Reports to SEC and to Shareholders. Promptly upon the filing or sending thereof, a copy of (a) any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by the Company or any of its Restricted Subsidiaries with the SEC or any securities exchange and (b) any report, proxy statement or similar communication to the public shareholders of the Company or any of its Restricted Subsidiaries, if any.

          10.1.5 Notice of Default, Litigation and ERISA Matters. Promptly (and in any event within one Business Day in the case of clause (a) and within five days in the case of clauses (b) through (i)) after any officer of the Company or any Restricted Subsidiary learns of any of the following, written notice describing the same and the steps being taken by the Company or the Restricted Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an Unmatured Event of Default;

(b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Restricted Subsidiary or to which any of the properties of any thereof is subject which has had or is reasonably likely to have a Material Adverse Effect; (c) any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed on Schedule 9.6 or pursuant to clause (b); (d) the institution of any steps by the Company, any of its Subsidiaries or any other Person to terminate any Pension Plan if as a result of such transaction any Borrower or Restricted Subsidiary could be required to make a contribution to such Pension Plan in excess of $1,000,000, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company or any Restricted Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement Welfare Plan benefit; (e) the imposition of Withdrawal Liability by any Multiemployer Plan, (f) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan, (g) the amount of liability incurred, or that may be incurred, by the Company, any of its Subsidiaries, or any ERISA Affiliate in connection with any event described in clauses (e) and (f); (h) the occurrence of any other event or circumstance which has had or is reasonably likely to have a Material Adverse Effect; and (i) the occurrence of any Casualty Event, the Net Cash Proceeds of which are expected to be $10,000,000 or more.

          10.1.6 Subsidiaries. (a) Within 15 days following the formation or acquisition of any Restricted Subsidiary, written notice of such formation or acquisition and (b) together with each Compliance Certificate delivered with an annual report pursuant to Section 10.1.1, a written report of any change in the list of the Subsidiaries of the Company or any other Borrower since the end of the previous Fiscal Year (or, in the case of the first such report, since the Amendment Effective Date).

          10.1.7 Management Reports. Promptly upon the request of the Administrative Agent or any Lender, copies of all detailed financial and management reports submitted to the Company or any of its Restricted Subsidiaries by independent auditors in connection with any annual or interim audit made by such auditors of the books of the Company or any Restricted Subsidiary.

          10.1.8 Insurance Information. Not later than 90 days after the end of each Fiscal Year, a complete and accurate summary of the property, business interruption and casualty insurance program of the Company or its Restricted Subsidiaries containing substantially the same information with respect to such insurance program as the information set forth on Schedule 9.15; and promptly upon the occurrence thereof, a written report of any change in the Company’s insurance program which will materially reduce the amount or scope of coverage of any type of insurance.

          10.1.9 Annual Budget. Not later than the earlier of (a) the date the annual report is required to be delivered pursuant to Section 10.1.1 and (b) the date on which preparation of such budget is completed, a copy of the Company’s annual budget for the next succeeding Fiscal Year.

          10.1.10 Other Information. Promptly from time to time, such other information concerning (a) the Company and its Restricted Subsidiaries and (b) transactions between the Company or any Restricted Subsidiary and any other Affiliate as any Lender or the Administrative Agent may reasonably request.

          10.2 Books, Records and Inspections. Keep, and cause each Restricted Subsidiary to keep, proper books and records in which full and correct entries shall be made sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Restricted Subsidiary to permit, on reasonable notice and at reasonable times and intervals during normal business hours any Lender, the Administrative Agent or any representative thereof to (a) visit and inspect the properties of the Company or any of its Restricted Subsidiaries, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, operations and financial matters. The Company and each of its Restricted Subsidiaries will (i) after the occurrence and during the continuance of any Event of Default and (ii) otherwise with the consent of the Company, which consent shall not be unreasonably withheld, also permit any Lender, the Administrative Agent or any representative thereof to discuss with the Company’s independent auditors their respective businesses, operations and financial matters; provided that the Company is given reasonable prior notice of and an opportunity to attend any meeting between such auditors and any Lender, the Administrative Agent or any representative thereof at which such issues will be discussed. The Company will pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with all visits, discussions, and examinations by the Administrative Agent.

          10.3 Insurance. Maintain, and cause each Restricted Subsidiary to maintain, with reputable, financially sound insurance companies (in all cases rated at least A- by A.M. Best & Co. or the equivalent in the applicable jurisdiction), insurance to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated (and, in any event, such insurance as may be required by any law or governmental regulation or any court order or decree); and, upon request of the Administrative Agent, furnish to the Administrative Agent a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Restricted Subsidiaries.

          10.4 Compliance with Laws; Maintenance of Property; Payment of Taxes and Liabilities. (a) Comply, and cause each Restricted Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitations, under the Patriot Act, the Trading with the Enemy Act, the foreign assets control regulations of the United States Treasury Department and Executive Order 13224 of September 23, 2001) the noncompliance with which would be reasonably likely to have a Material Adverse Effect; (b) maintain or cause to be maintained, and cause each Restricted Subsidiary to maintain or cause to be maintained, in good repair, working order and condition all material properties used in its business, and make, and cause each Restricted Subsidiary to make, all appropriate repairs, renewals and replacements of such properties; (c) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property; provided, however, that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto; and (d) not, and not permit any Restricted Subsidiary to, file or consent to the filing of any consolidated income tax return with any Person other than Hollinger International, the Company and its Subsidiaries.

          10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.11) cause each Restricted Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its incorporation (provided that the Company may dissolve Dormant Subsidiaries) and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing would not be reasonably likely to result in a Material Adverse Effect).

          10.6 Financial Covenants.

          10.6.1 Total Leverage Ratio. Not permit the Total Leverage Ratio to exceed the ratio set forth opposite such period under the column heading “Required Ratio” in the table below.

Period	Required Ratio

Amendment Effective Date through 06/30/03	5.75:1.00
07/01/03 through 09/30/03	5.50:1.00
10/01/03 through 12/31/03	5.25:1.00
01/01/04 through 06/30/04	5.00:1.00
07/01/04 through 12/31/04	4.75:1.00
01/01/05 through 06/30/05	4.50:1.00
07/01/05 through 06/30/06	4.00:1.00
07/01/06 and thereafter	3.50:1.00

          10.6.2 Senior Secured Leverage Ratio. Not permit the Senior Secured Leverage Ratio to exceed the ratio set forth opposite such period under the heading “Required Ratio” in the table below.

Period	Required Ratio

Amendment Effective Date through 12/31/02	3.25:1.00
01/01/03 through 06/30/03	3.00:1.00
07/01/03 through 12/31/03	2.75:1.00
01/01/04 through 12/31/04	2.50:1.00
01/01/05 and thereafter	2.25:1.00

          10.6.3 Interest Coverage Ratio. Not permit the Interest Coverage Ratio to be less than the ratio set forth opposite the applicable period below as of any Computation Period falling within such period.

Period	Required Ratio

Amendment Effective Date through 06/30/03	2.00:1.00
07/01/03 through 06/30/04	2.25:1.00
07/01/04 through 12/31/05	2.50:1.00
01/01/06 through 06/30/06	2.75:1.00
07/01/06 and thereafter	3.00:1.00

          10.6.4 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio to be less than the ratio set forth opposite the applicable period below as of any Computation Period falling within such period.

Period	Required Ratio

Amendment Effective Date through 12/31/05	1.05:1.00
01/01/06 and thereafter	1.15:1.00

          10.6.5 Computation of Financial Covenants. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and any Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          10.7 Limitations on Debt. Not, and not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

          (a)  the Obligations;

          (b)  Debt of any Borrower or Restricted Subsidiary Obligors to any other Borrower or other Restricted Subsidiary Obligors; provided that:

(i) any such Debt shall be either (x) incurred in connection with cash management activities, or (y) evidenced by a Subsidiary Note which shall have been delivered and assigned or pledged to the Administrative Agent; and

(ii) to the extent such Debt is owed by one of the Borrowers, the holder of such Debt has previously executed and delivered to the Administrative Agent a subordination agreement in form and substance satisfactory to the Administrative Agent;

          (c)  Hedging Agreements entered into by the Borrowers;

          (d)  Guarantee Obligations in respect of any obligation of the Company or any Restricted Subsidiary permitted under this Agreement (other than clauses (j) and (m));

          (e)  Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 10.4;

          (f)  Debt outstanding on the Amendment Effective Date and listed on Schedule 10.7 under the heading “Continuing Debt” with a principal amount not exceeding $20,000,000;

          (g)  Debt of Telegraph under guaranties of printing equipment leases for the Printing Joint Ventures not exceeding $65,000,000 in the aggregate at any time outstanding;

          (h)  (A) Debt hereafter incurred by Restricted Subsidiaries in connection with Purchase Money Liens, (B) Acquisition Debt and (C) unsecured Debt not otherwise permitted under this Section 10.7, provided that the aggregate principal amount of all such Debt of the Company and its Restricted Subsidiaries under this clause (h) shall not exceed $25,000,000 at any one time outstanding;

          (i)  Debt of the Company in a principal amount not to exceed $300,000,000 under the New High Yield Notes;

          (j)  unsecured Debt of the Company which has amounts, maturities, amortization, yield, covenants, defaults and other terms acceptable to the Administrative Agent and the Required Lenders;

          (k)  Debt incurred by Telegraph to purchase the shares in West Ferry not owned by Telegraph as of the Amendment Effective Date; provided that the Company has first requested such Debt pursuant to the Incremental Facility, if available on terms reasonably agreeable to the Company, provided, further, that if such Debt is not incurred under the Incremental Facility, such Debt shall mature at least six months after the final maturity of the Term B Loans and the holder of such Debt has entered into an inter-creditor agreement reasonably satisfactory to the Administrative Agent;

          (l)  debt of Restricted Subsidiaries which are not Restricted Subsidiary Obligors pursuant to Section 10.10(d);

          (m)  unsecured Intercompany Debt outstanding on the Amendment Effective Date and listed on Schedule 10.7 under the heading “Intercompany Debt”, as well as unsecured Intercompany Debt of the Company to be incurred in the future; provided that all such Debt described herein shall be subordinate to the Secured Obligations pursuant to terms (including, without limitation, as to covenants, defaults and other matters) acceptable to the Administrative Agent, which terms, in any event, shall specify that no payment of principal or interest may be made or scheduled with respect to any such Debt so long as any Secured Obligations remain outstanding or any of the Lenders have any commitment hereunder; and

          (n)  the Original Letters of Credit;

provided, however, that in any event, neither the Company nor any of its Restricted Subsidiaries shall be entitled to create, incur or assume any Debt permitted under this Section 10.7 if at such time an Unmatured Event of Default or Event of Default shall have occurred and be continuing or would result therefrom.

          10.8 Liens. Not, and not permit any Restricted Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

          (a)  Liens for taxes or other governmental charges not at the time delinquent or thereafter payable which arise by operation of law without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP (and in the case of the U.K. Subsidiaries, generally accepted accounting principles in the United Kingdom) provided that any such Liens with respect to Canadian taxes do not attach to any property of the Company or its Restricted Subsidiaries;

          (b)  Liens arising in the ordinary course of business constituting (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA)) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves, or Liens similar to the Liens described in the foregoing clauses (i) and (ii) and owing in the ordinary course of business;

          (c)  Liens identified on Schedule 10.8;

          (d)  any Lien arising in connection with the acquisition, construction or improvement of tangible personal property by the Company, or a Restricted Subsidiary and attaching only to the property being acquired, constructed or improved, if the Lien and the Debt secured thereby does not exceed 100% of the cost of such acquisition, construction or improvement (subject to the limitations of Section 10.7(h)) (such Lien being a “Purchase Money Lien”);

          (e)  attachments, judgments and other similar Liens, for sums not exceeding $5,000,000 ($3,000,000 with respect to any single Restricted Subsidiary) (excluding any portion thereof which is covered by insurance so long as the insurer is likely to be able to pay and reasonably acceptable in the judgment of the Administrative Agent) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings and have been bonded off or for which adequate reserves are maintained;

          (f)  easements, party wall agreements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

          (g)  leases or subleases granted by the Company or any Restricted Subsidiary in the ordinary course of its business;

          (h)  extensions, renewals or replacements of any Lien permitted by the foregoing provisions of this Section 10.8, but only if the principal amount of the Debt secured thereby immediately prior to such extension, renewal or replacement is not increased and such Lien is not extended to any other property;

          (i)  Liens pursuant to the Subsidiary Security Agreements;

          (j)  Liens in favor of the Administrative Agent for the benefit of the Lenders; and

          (k)  Liens securing Debt permitted pursuant to Section 10.7(k), provided that such Liens are limited to the assets of West Ferry purchased or improved with the proceeds of such Debt.

          10.9 Limitation on Restricted Payments. (a) Not, and not permit any Restricted Subsidiary to, directly or indirectly:

(i) declare or pay any dividend or make any other distribution or payment on or in respect of the Company’s Capital Stock, or make any payment or other distribution to (including dividends or distributions of the Capital Stock of any Restricted Subsidiary), or make any other payment to the direct or indirect holders (in their capacities as such) of the Company’s Capital Stock (other than dividends or distributions payable in shares of the Company’s Capital Stock or in options, warrants or other rights to acquire such Capital Stock);

(ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary that is a Restricted Subsidiary Obligor or Capital Stock of a Person that, immediately following such repurchase, will become a Wholly Owned Restricted Subsidiary that is a Restricted Subsidiary Obligor or other rights to acquire such Capital Stock);

(iii) make any principal or interest payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, any Intercompany Debt, except as specifically permitted under the terms of the Subordination Agreement applicable thereto;

(iv) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to the scheduled date thereof (as scheduled on the Amendment Effective Date) any other Debt outstanding as of the Amendment Effective Date (other than the Facilities and any Debt of any Restricted Subsidiary Obligor that is not a Borrower to any

Borrower or other Restricted Subsidiary Obligor outstanding as of the Amendment Effective Date) or any subordinated Debt;

(v) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person, other than any such dividend or distribution:

(A) on Capital Stock of a Restricted Subsidiary held by the Company or any of its Wholly Owned Restricted Subsidiaries, or

(B) on Capital Stock of a Restricted Subsidiary held by any other Person (other than an Affiliate of the Company or an Affiliate of such Affiliate),

          in each case, made on a pro rata basis consistent with the ownership interests in such Capital Stock to the owners of such Capital Stock, provided that no Unmatured Event of Default or Event of Default shall have occurred and be continuing;

(vi) incur, create or assume any guarantee of Debt of any Affiliate of the Company, except as otherwise permitted hereunder;

(vii) pay any Management Fees; or

(viii) designate any Restricted Subsidiary as an Unrestricted Subsidiary;

(any of the payments described in paragraphs (i) through (vii) above, other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”).

          (b) Notwithstanding the foregoing clause (a), provided that no Unmatured Event of Default or Event of Default shall have occurred and be continuing or would reasonably be expected to result from the payment or making thereof, the Company and its Restricted Subsidiaries may make the following distributions and investments (“Outside Payments”):

(i) distributions to Hollinger International and to any Affiliate of Hollinger International, including payments with respect to Intercompany Debt;

(ii) investments in Unrestricted Subsidiaries and unconsolidated entities;

(iii) principal payments, repurchases, redemptions, defeasances, retirements or other acquisitions for value of Debt under the New High Yield Notes prior to the scheduled maturity date thereof; and

(iv) Investments in any Restricted Subsidiary which is not a Restricted Subsidiary Obligor in the form of capital contributions or loans and advances (“Restricted Subsidiary Investments”);

provided that such Outside Payments shall not exceed in the aggregate an amount equal to the applicable percentage of Excess Cash Flow set forth below (at any time, and as reduced from time to time through utilization, the “Excess Cash Flow Basket”):

Net Leverage Ratio	% of Excess Cash Flow

* 5.00	25%
* 4.00 but < 5.00	50%
<4.00	75%

*	greater than or equal to

provided, further, however, that (A) Restricted Subsidiary Investments may be made using the New Investments Basket or the Excess Cash Flow Basket; (B) Restricted Subsidiary Investments made using the New Investments Basket shall not reduce the Excess Cash Flow Basket; and (C) all Restricted Subsidiary Investments shall reduce the New Investments Basket prior to reducing the Excess Cash Flow Basket.

For purposes of determining compliance with this Section 10.9(b):

          (i) compliance shall be determined at the time of making of the Outside Payment by determining the Net Leverage Ratio and Excess Cash Flow for the last four Fiscal Quarters for which financial reports are available, and determining aggregate Outside Payments (including the proposed new Outside Payment on a pro forma basis) for the current Fiscal Quarter and the last three Fiscal Quarters for which financial reports are available; and

          (ii)  during the first year following the Amendment Effective Date, compliance shall be determined at the time of making of each Outside Payment by determining the Excess Cash Flow as follows:

(A) after the end of the first Fiscal Quarter after the Amendment Effective Date for which financial reports are available , but prior to the end of the second Fiscal Quarter after the Amendment Effective Date for which financial reports are available, using the financial information for such first Fiscal Quarter;

(B) after the end of the second Fiscal Quarter after the Amendment Effective Date for which financial reports are available, but prior to the end of the third Fiscal Quarter after the Amendment Effective Date for which financial reports are available, using the financial information for such first and second Fiscal Quarters;

(C) after the end of the third Fiscal Quarter after the Amendment Effective Date for which financial reports are available, but prior to the end of the fourth Fiscal Quarter after the Amendment Effective Date for which financial reports are available, using the financial information for such first, second, and third Fiscal Quarters; and

(D) after the end of the fourth Fiscal Quarter after the Amendment Effective Date for which financial reports are available, but prior to the end of the fifth Fiscal Quarter after the Amendment Effective Date for which financial reports are available, using the financial information for such first, second, third and fourth Fiscal Quarters; and

in each case aggregate Outside Payments (including the proposed Outside Payment on a pro forma basis) shall be determined on a cumulative basis since the Amendment Effective Date.

          Notwithstanding anything in this Section 10.9 to the contrary, provided that no Unmatured Event of Default or Event of Default shall have occurred and be continuing or would reasonably be expected to result from the payment or making thereof, the Company and its Restricted Subsidiaries may make

Outside Payments of the type described in Section 10.9(b)(ii) (such Outside Payments being “Special Outside Payments”) in an aggregate amount not to exceed $5,000,000 (as reduced from time to time through utilization or other reductions, the “Special Outside Payments Basket”); provided, however, that (x) the aggregate amount of such Special Outside Payments shall reduce the Excess Cash Flow Basket, (y) any utilization or other reduction of the Excess Cash Flow Basket shall reduce the Special Outside Payments Basket, and (z) the Special Outside Payments Basket shall be permanently reduced to zero at the time at which the sum of (i) the Excess Cash Flow Basket and (ii) the aggregate amount of all Outside Payments made since Amendment Effective Date (other than Special Outside Payments) equals or exceeds $5,000,000.

          (c)  Notwithstanding the foregoing, so long as no Unmatured Event of Default or Event of Default has occurred and is continuing or would result therefrom, the foregoing provisions will not prohibit the following actions (such payments being referred to as “Permitted Payments”):

(i) payments under the Tax Indemnity Agreements;

(ii) tax payments pursuant to the Tax Allocation Agreement to the extent that the aggregate amount of such payments do not exceed the aggregate amount of the tax payments that the Company and its Restricted Subsidiaries would have been required to make if they alone constituted a single consolidated tax group;

(iii) payments of Management Fees in an amount not to exceed the greater of (x) $22,000,000 or (y) 2.5% of total revenue of the Borrowers and their Restricted Subsidiaries for any Fiscal Year;

(iv) incurring, creating or assuming any guarantee of Debt of the Company or any Restricted Subsidiary permitted under Section 10.7;

(v) (A) distributions to Hollinger International and to any Affiliate thereof not a Restricted Subsidiary and (B) investments in Unrestricted Subsidiaries and unconsolidated entities with the proceeds of (x) the amount of dividends or other distributions received from Unrestricted Subsidiaries after the Amendment Effective Date and (y) the sale of Capital Stock of Unrestricted Subsidiaries after the Amendment Effective Date; and

(vi) redemptions of the 1997 Senior Subordinated Notes and the 1996 Senior Subordinated Notes as provided herein.

          10.10  Investments. Not, and not permit any Restricted Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a)  Investments existing on the Amendment Effective Date and identified in Schedule 10.10;

          (b)  Cash Equivalent Investments;

          (c)  Investments by the Company in Restricted Subsidiary Obligors (subject to the limitation in Section 10.7(b)) or by any Restricted Subsidiary Obligor in the Company or any other Restricted Subsidiary Obligor, in the form of contributions to capital or loans or advances; provided that, (i) any loans are made in compliance with Section 10.7, and (ii) immediately before and after giving effect to such Investment, no Unmatured Event of Default or Event of Default shall have occurred and be continuing;

          (d)  Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary which is not a Restricted Subsidiary Obligor in the form of capital contributions or loans and advances (i) that are existing on the date hereof, or (ii) that, together with all Investments permitted under Section 10.10(k) in cases where the entity in which the Investment is made is not a Restricted Subsidiary Obligor, do not exceed $25,000,000 (such amount, as reduced from time to time, being the “New Investments Basket”) from and after the Amendment Effective Date;

          (e)  loans or advances to officers and employees of the Company or of any Restricted Subsidiary for travel or other ordinary business expenses not in excess of $250,000 in the aggregate at any time;

          (f)  extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business;

          (g)  shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

          (h)  Investments (i) by Telegraph to consummate the purchase of the shares in West Ferry not owned by Telegraph on the Amendment Effective Date which, to the extent financed with Debt, shall be consistent with Section 10.7(k) and (ii) constituting Debt of Telegraph under guaranties permitted under Section 10.7 (g);

          (i)  Investments in a new joint venture entity to be created for the purpose of the CST Real Estate Transactions, provided that such Investments shall not exceed the contribution of the CST Real Estate and cash contributions in an aggregate amount of $2,000,000;

          (j)  Investments permitted under Section 10.9(b)(ii); and

          (k)  other Investments (subject to the limitations specified in Section 10.10(d)) by the Company or any Restricted Subsidiary in the Newspaper Business that result in the Company and the Restricted Subsidiaries having, or continuing to have, a majority interest in the applicable entity in which such Investment is made and such entity shall be a Restricted Subsidiary; provided that the Company shall, and shall cause each Restricted Subsidiary to, grant a Lien in favor of the Lenders in each such Investment and to execute such documents, take such action and provide such opinions of counsel as the Administrative Agent deems necessary or advisable to create and perfect such Liens and further provided that immediately before and after giving effect to such Investment, no Unmatured Event of Default or Event of Default shall have occurred and be continuing.

          Notwithstanding any provision in this Section 10.10, neither the Company nor any of its Restricted Subsidiaries shall make any Investments in any Restricted Subsidiaries which are not formed in a jurisdiction which permits such Restricted Subsidiary to provide Guarantees and/or Collateral Documents on not less favorable a basis than that provided by a U.K. Subsidiary unless otherwise agreed to by the Administrative Agent.

          10.11 Mergers, Consolidations, Sales, Acquisitions. Not, and not permit any Restricted Subsidiary to, be a party to any merger, consolidation or Asset Sale, or to purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for

          (a) (i) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly Owned Restricted Subsidiary into, with or to any other Wholly Owned Restricted Subsidiary, provided such Subsidiaries are incorporated in the same country and are

Restricted Subsidiary Obligors (or the surviving Subsidiary is a Restricted Subsidiary Obligor) and (ii) any such merger of the Company under Section 15.13;

          (b) any such purchase or other acquisition by the Company or any Wholly Owned Restricted Subsidiary of the assets or stock of any Wholly Owned Restricted Subsidiary;

          (c) Asset Sales and Asset Swaps provided (i) Asset Sales and Asset Swaps are (x) on an arm’s-length basis for fair market value and (y) do not result in any payments (whether in the form of non-competition payments, fees or otherwise) to any Affiliate other than the Company or a Restricted Subsidiary Obligor unless consented to by the Required Lenders, (ii) all action required under Section 10.18, or otherwise necessary to perfect for the benefit of the Administrative Agent security interests and/or charges in all assets obtained in connection with any such Asset Swap, shall have been taken, and (iii) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom and provided further, no Asset Sale of accounts receivable (except as part of the Newspaper Business being sold) shall be permitted and no Asset Sale or Asset Swap shall be permitted if (x) on a cumulative basis, the sum of (1) the Negative Trade Differential plus (2) the Contributed Cash Flow of all assets proposed to be sold, swapped or otherwise transferred and all assets sold, swapped or otherwise transferred since the Amendment Effective Date, in each case for the Computation Period preceding the date of the Asset Sale or Asset Swap contributed more than 5% of Operating Cash Flow of the Company and its Restricted Subsidiaries, as the case may be, for such period or (y) in the case of Asset Swaps, the applicable Obligor has not complied with the provisions of Section 10.11(d);

          (d) Acquisitions (including Asset Swaps) provided (i) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, (ii) the applicable Borrower complies with Sections 6, 10.10(k), 10.18 and 10.27, (iii) the applicable Obligor pledges and assigns to the Lenders all assets, property or business acquired promptly after the date of such Acquisition, and (iv) five Business Days prior to any Acquisition having a purchase price in excess of $25,000,000 or any Asset Swap having an implied purchase price of $75,000,000 or more, the Company shall have provided to the Administrative Agent and the Lenders a certificate pursuant to a form acceptable to the Administrative Agent acting reasonably setting forth (A) a complete description of and financial information (including financial projections) relating to such Acquisition or Asset Swap, (B) the total purchase price of such Acquisition or Asset Swap and the manner of payment thereof, (C) a calculation of the covenants in Section 10.6 before and after giving effect to such Acquisition or Asset Swap, demonstrating compliance with such covenants, and (D) certifying as to the matters in clauses d(i) and (ii); provided, however that Dormant Subsidiaries and other Restricted Subsidiaries which are not Restricted Subsidiary Obligors shall not make any Acquisition or Asset Swap; and

          (e) Investments permitted under Section 10.10 (other than under Section 10.10(k)).

          10.12 Use of Proceeds. Not use or permit any proceeds of any Credit Extension to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock. The Borrowers will use the proceeds of Credit Extensions (together with proceeds of the New High Yield Notes in the case of clauses (b) and (d) below):

          (a) in the case of Letters of Credit, for working capital and general corporate purposes;

          (b) to finance a distribution to Hollinger International on the Amendment Effective Date which shall be used immediately (or so long as no defaults or unmatured defaults arise under any indebtedness of Hollinger International as a result of any such delay, as soon as commercially possible) to repay existing indebtedness of Hollinger International (including, without limitation, the Total Return Equity Swap and the Trilon Financing) on terms satisfactory to the Administrative Agent, acting reasonably, and after applying such funds for the payment in full of all such indebtedness (together with any expenses related thereto), for general corporate purposes;

          (c) to make Restricted Payments permitted under Section 10.9;

          (d) to immediately deposit funds to redeem and/or purchase the 1997 Senior Subordinated Notes, and the 1996 Senior Subordinated Notes;

          (e) to fund ongoing Capital Expenditures, working capital and permitted Acquisitions;

          (f) to pay fees and expenses relating to the Facilities and the transactions related thereto; and

          (g) for working capital needs (including interest on Debt) and general corporate purposes of the Company and its Restricted Subsidiaries (subject to any limitations hereunder, including with respect to any availability to the Borrowers).

          10.13 Transactions with Affiliates. Not, and not permit any Restricted Subsidiary to, enter into or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company or any other Restricted Subsidiary) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates, other than those expressly permitted hereunder, and those existing on the Amendment Effective Date and set forth on Schedule 10.13. Without limiting the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, pay any management, consulting or similar fee to any Affiliate other than (a) Management Fees to the extent permitted under Section 10.9(b) or (c)(iii), and (b) any such payment from the Company or a Restricted Subsidiary to the Company or another Wholly Owned Restricted Subsidiary.

          10.14 Employee Benefit Plans. Maintain, and cause each Restricted Subsidiary to maintain, each Pension Plan in compliance in all material respects with all applicable requirements of law and regulations.

          10.15 Environmental Covenants.

          10.15.1 Environmental Response Obligation. (a) Comply, and cause each Subsidiary to comply, with any applicable federal, State or provincial judicial or administrative order requiring the performance at any real property owned, operated or leased by the Company or any Subsidiary (or in which such Person has a direct or indirect interest) of activities in response to the release or threatened release of a Regulated Material, except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order; (b) notify the Administrative Agent within ten days of the receipt of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the release or threatened release of a Regulated Material which is reasonably likely to give rise to cleanup or remediation liabilities under Environmental Laws; and (c) notify the Administrative Agent within ten days of any release, threat of release, or disposal of Regulated Material reported by the Company or any Subsidiary to any governmental or regulatory authority at any real property owned, operated, or leased by the Company or any Subsidiary which are reasonably likely to give rise to cleanup or remediation liabilities under Environmental Laws.

          10.15.2 Environmental Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all Environmental Laws the noncompliance with which would be reasonably likely to have a Material Adverse Effect; (b) without limiting clause (a), not commence disposal of any Regulated Material into or onto any real property owned, operated or leased by the Company or any Subsidiary in violation of any Environmental Law; and (c) without limiting clause (a), not allow any Lien imposed pursuant to any law, regulation or order relating to Regulated Materials or the disposal thereof to remain on any real property owned, operated or leased by the Company or any Subsidiary.

          10.16 Unconditional Purchase Obligations. Not, and not permit any Restricted Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

          10.17 Inconsistent Agreements. Not, and not permit any Restricted Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing by any Borrower hereunder or by the performance by the Company or any Restricted Subsidiary of any of its obligations hereunder or under any other Loan Document.

          10.18 Further Assurances. Take, and cause each Restricted Subsidiary to take, such actions as the Administrative Agent may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) as the Administrative Agent shall reasonably require to give effect to the provisions hereof or of any Loan Document, and to create or perfect any of the security interests contemplated hereunder or thereunder, including, without limitation, to ensure that (a) the obligations of the Company (including its obligations under Section 14) hereunder and under the other Loan Documents are secured by 65% of the issued and outstanding Capital Stock of DTH and Palestine Post, 50% of the issued and outstanding Capital Stock of JPEH, 80% of the issued and outstanding Capital Stock of STDS, 100% of the Capital Stock of all other U.S. Subsidiaries and HUKH and guaranteed by HUKH, TAHL and all U.S. Subsidiaries (other than STDS) (including, promptly upon the acquisition or creation thereof, any U.S. Subsidiary created or acquired after the date hereof), 100% of all Debt owing to Hollinger International or any of its U.S. Subsidiaries, and substantially all assets of each U.S. Subsidiary, (b) the obligations of each U.S. Subsidiary under its Subsidiary Note (other than any Subsidiary Notes from U.S. Subsidiaries which are party to the Company Security Agreement) are secured by substantially all of the assets of such U.S. Subsidiary (other than real property), and (c) the obligations of Telegraph and FDTH hereunder and under the other Loan Documents are (i) secured by (x) (A) all the Collateral described in Section 10.18(a), and (B) 100% of the Capital Stock and Subsidiary Notes of HUKH and the U.K. Subsidiaries (which do not include TAHL and other than UKMAX Limited, Hollinger Telegraph New Media Limited, Telegraph (British) Limited and Electronic Telegraph Limited), and (y) substantially all the assets (other than real property and the capital stock of Trafford Park and Paper Purchase & Management Limited) of HUKH and each of their Restricted Subsidiaries (other than Dormant Subsidiaries, Hollinger Telegraph New Media Limited, Hollinger Telegraph New Media Holdings Limited, Telegraph Publishing Limited, and The Spectator (1828) Limited) and (ii) guaranteed by each other Borrower and such Borrower’s Restricted Subsidiaries (other than Dormant Subsidiaries, Hollinger Telegraph New Media Limited, Hollinger Telegraph New Media Holdings Limited, The Spectator (1828) Limited, Telegraph Publishing Limited, and the Israeli Subsidiaries) subject, in each case, to such exceptions as the Administrative Agent or the Required Lenders may from time to time permit. Notwithstanding the foregoing, the Administrative Agent and the Lenders shall not be entitled to exercise their rights with respect to the capital stock of West Ferry (unless West Ferry has become a Wholly Owned Restricted Subsidiary) until such time as the Obligations have been accelerated in accordance with Section 12.2.

          10.19 Amendments to Certain Documents. Not, and not permit any Restricted Subsidiary to, make or agree to any amendment to or modification of, or waive any of its rights under, any of the terms of (a) the documents relating to the 1997 Senior Notes or, once executed, Debt incurred under Section 10.7(j) (except to the extent that such amendment or modification would extend the maturities or delete covenants), (b) the Tax Allocation Agreement, (c) any Tax Indemnity Agreement, (d) the Subsidiary Notes or the Subsidiary Security Agreements without the consent of the Administrative Agent, (g) the Co-Operation Agreement dated June 23, 1992 between Hollinger Inc. and Telegraph, (h) the Organic Documents of the Company or any Restricted Subsidiary with respect to the Capital Stock (including designation of new series of shares or imposing restrictions on the transfer of Capital Stock) without the consent of the Administrative Agent, (i) the Organic Documents of the Printing Joint Ventures without the consent of the Administrative Agent, or (j) the New High Yield Notes or any of the documentation relating thereto in any manner that would (i) increase the interest rate on the New High Yield Notes or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption or prepayment provisions thereof; (iii) alter the covenants and events of default in a manner that would make such provisions more onerous or restrictive to the Company or any Restricted Subsidiary; or (iv) otherwise increase the obligations of the Company or any Restricted Subsidiary in respect of the New High Yield Notes.

          10.20 Conduct of Business. Not, and not permit any Restricted Subsidiary to, engage in any business other than the Newspaper Business; provided that such Investments in any event must be made in accordance with Section 10.10(k).

          10.21 Limitations on Sale and Leaseback Transactions. Not, and not permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

          10.22 Tax Allocation Agreement. Not, and not permit any Restricted Subsidiary to, enter into any tax sharing or similar agreement or arrangement, other than (a) the Tax Allocation Agreement and (b) the Tax Indemnity Agreements.

          10.23 Fiscal Year. Not, and not permit any Restricted Subsidiary to, change its Fiscal Year.

          10.24 Holding Company Status. Not permit (a) JPEH or Palestine Post to own any Subsidiaries other than the Subsidiaries owned by such Person on the Amendment Effective Date, and (b) unless such Person has executed the U.K. Guaranty and the U.K. Security Agreement, Hollinger Telegraph New Media Holdings Limited, Hollinger Telegraph New Media Limited or The Spectator (1828) Limited to own any assets other than Newspaper Businesses owned on the Amendment Effective Date

          10.25 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. Not, and not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock to the Company or any other Restricted Subsidiary, (b) pay any Debt owed to the Company or any other Restricted Subsidiary, (c) make any Investment in the Company or (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (i) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the Amendment Effective Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and the terms of such restrictions are acceptable to the Administrative Agent, and (ii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary.

          10.26 Designation and Ownership of Subsidiaries. Not designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary under this Agreement.

          10.27 New Restricted Subsidiaries, Investments and Acquisitions. As soon as available and in any event within thirty (30) days after the date of any Acquisition or Investment or the formation of any new Restricted Subsidiary of the Company or any of its Restricted Subsidiaries, the Company and its Restricted Subsidiaries, as appropriate, shall, consistent with Section 10.18, (a) if applicable, cause such Restricted Subsidiary to execute and deliver (i) a counterpart of the applicable Security Agreement and (ii) a counterpart of the applicable Guaranty; (b) pledge and assign to the Administrative Agent for the benefit of the Lenders each Subsidiary Note and all of the issued and outstanding shares of Capital Stock or other instruments or securities evidencing ownership of such Restricted Subsidiary beneficially owned by the Company or any of the Company’s Restricted Subsidiaries, as the case may be, as additional collateral for the Obligations, to constitute part of the Collateral and to be held by the Administrative Agent on behalf of the Lenders in accordance with the terms of the applicable Pledge Agreement (together with such stock powers, transfers, endorsements, allonges, instruments, financing statements and other documentation as in the opinion of the Administrative Agent are appropriate); and (c) provide evidence of necessary authorizations and one or more opinions of counsel in form and substance reasonably satisfactory to the Required Lenders which in the opinion of the Required Lenders is appropriate with respect to such Acquisition, Investment or new Restricted Subsidiary. Any such document or agreement executed or issued pursuant to this Section 10.27 shall be a “Loan Document” for purposes of this Agreement.

          10.28 Operating Leases. Not, and not permit any Restricted Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease if the aggregate annual rental payments for all such operating leases for the four Fiscal Quarters immediately following such date of determination shall exceed $10,000,000 (exclusive of payments under the guarantees of leases permitted under Section 10.7 (g)).

          SECTION 11 Conditions.

          11.1 Documentary Conditions to Amendment Effective Date. This Agreement shall be and become effective on the date (the “Amendment Effective Date”) on which the Company, Telegraph, FDTH, the Lenders and the Administrative Agent shall have executed and delivered this Agreement and the Administrative Agent shall have received (or, in the case of Section 11.1.12, the Administrative Agent shall be satisfied that such conditions are met) all of the following, each duly executed and dated the Amendment Effective Date (or such earlier date as shall be satisfactory to the Administrative Agent) in form and substance satisfactory to the Administrative Agent:

          11.1.1 Resolutions. Certified copies of resolutions of the Board of Directors (and in the case of FTDH or Telegraph, their shareholders) of each Borrower authorizing or (save in the case of FTDH or Telegraph) ratifying the execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents to which each Borrower is a party and certified copies of resolutions of the Board of Directors (and, in the case of U.K. Obligors, their shareholders) of each other Obligor required to execute a Loan Document pursuant to this Section 11.1 authorizing or (save in the case of any U.K. Obligor) ratifying the execution, delivery and performance by such Obligor of the Loan Documents to which such Obligor is a party.

          11.1.2 Organic Documents. Certified copies of all Organic Documents and good standing certificates (provided that such certificates are generally provided in the applicable jurisdiction) in each jurisdiction in which existence is necessary in the conduct of business, of each Borrower, each other

Obligor, and each other Subsidiary whose shares are to be pledged pursuant to a Collateral Document, and Hollinger International.

          11.1.3 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary or, in the case of any U.K. Obligor, a director of each such Obligor, in each case, dated as of the Amendment Effective Date, certifying the names of the officer or officers of such Obligor authorized to sign the Loan Documents to which such Obligor is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

          11.1.4 Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance of the Loan Documents by each Obligor.

          11.1.5 Guaranties. (a) The Hollinger International Guaranty, (b) the U.S. Subsidiary Guaranty, and (c) a U.K. Subsidiary Guaranty executed by all the U.K. Subsidiaries (other than Telegraph, FDTH, The Spectator (1828) Limited, Hollinger Telegraph New Media Holdings Limited, Hollinger Telegraph New Media Limited, UKMax Limited and Dormant Subsidiaries).

          11.1.6 Pledge Agreements. (a) The Hollinger International Pledge Agreement; (b) the Company Pledge Agreement; and (c) a U.S. Pledge Agreement covering the Preferred Stock of LHAT Corporation owned by certain U.K. Subsidiaries; together, in the case of each Pledge Agreement, with the stock certificates or instruments (including the Subsidiary Notes) to be pledged thereunder and any necessary allonges, stock powers, and stock transfer forms executed in blank and any necessary financing statements.

          11.1.7 Security Agreements. (a) The Company Security Agreement; and (b) a U.K. Security Agreement executed by HUKH and its Restricted Subsidiaries (other than The Spectator (1828) Limited, Hollinger Telegraph New Media Holdings Limited and/or Hollinger Telegraph New Media Limited and Dormant Subsidiaries); together, in the case of each Security Agreement, with such notices, financing statements or other registration forms as are necessary to perfect the Administrative Agent’s Lien on any Collateral granted under such Security Agreement.

          11.1.8 Subordination Agreements. The Subsidiary Subordination Agreement.

          11.1.9 Control Agreements. A control agreement with respect to all deposit accounts of the Company and its Restricted Subsidiaries held by each of LaSalle National Bank and each other bank required for compliance with the terms of each Loan Document, in each case in form and substance satisfactory to the Administrative Agent.

          11.1.10 Process Agent Letter. A letter from Hollinger International, in form and substance satisfactory to the Administrative Agent, dated the Amendment Effective Date, or a date reasonably close to the Amendment Effective Date, whereby Hollinger International acknowledges and accepts its appointment by each of the Company and each of the other Obligors who have executed Loan Documents, as agent for service of process.

          11.1.11 Compliance Certificate. A duly completed Compliance Certificate, dated the date of the most recently ended Fiscal Quarter and signed by one of the chief executive officer, the chief financial officer, the chief operating officer or Vice President-Finance of the Company, containing a computation of each of the financial ratios and restrictions set forth in Sections 10.6.1, 10.6.2 and 10.7 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing.

          11.1.12 Capital Markets. Prior to the Amendment Effective Date, there shall not have been any material disruption of or material adverse condition in the financial, banking, or capital markets that, in the reasonable good faith judgment of the Sole Lead Arranger, could materially impair the syndication of the Facilities.

          11.1.13 No Material Adverse Effect. Evidence that, except as disclosed on Schedule 9.5, since December 31, 2001, no event has occurred which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

          11.1.14 Fees. The Borrowers shall have paid all fees (including, without limitation, ticking fees) and expenses then due and payable to the Administrative Agent, the Sole Lead Arranger or any Lender under this Agreement (including, to the extent then billed, all amounts payable pursuant to Section 15.6).

          11.1.15 Opinions of Counsel. The opinions of (a) Mark S. Kipnis, Corporate Counsel for certain Obligors, (b) Torys LLP, New York counsel for the Obligors, and (c) Stikeman, Elliott, U.K. counsel to certain Obligors.

          11.1.16 U.K. Procedural Requirements. The Administrative Agent shall have received a certificate dated as of the Amendment Effective Date from the chief executive or chief financial officer or any director of each of the applicable U.K. Subsidiaries, certifying that (a) as of the Amendment Effective Date, each of such U.K. Subsidiaries has implemented and consummated the provisions and procedures set out in Sections 155-158 of the Companies Act 1985 and (b) save as disclosed, the granting of the security interest and the giving of the guarantees contemplated by the Loan Documents do not constitute unlawful financial assistance within the meaning of Section 151 of the Companies Act 1985, which certificate shall be reasonably acceptable in form, scope and substance to the Administrative Agent and its counsel, together with evidence satisfactory to the Administrative Agent (including net asset letters prepared by the auditors of the U.K. Obligors addressed to the Administrative Agent in substantially the form set out in Technical Release FRAG 26/94 issued on behalf of the Institute of Chartered Accountants in England and Wales and on behalf of itself, the Issuing Bank, the Administrative Agent and the Lenders copies of the statutory declarations required to be provided by the directors of each relevant U.K. Obligor and attached auditors’ reports or other documents required to ensure that the requirements of Section 154 to 158 of the Companies Act 1985 have been complied with so far as they relate to the Loan Documents and compliance with the terms thereof) with respect thereto.

          11.1.17 Debt Rating. The Facilities shall be rated at least B+ and Ba2 by Standard & Poor’s and Moody’s, respectively.

          11.1.18 Delivery of Redemption Notices. The Company shall have delivered evidence satisfactory to the Administrative Agent, that prior to or simultaneously with the initial Credit Extension, instructions shall have been given to the applicable Trustee to deliver the required Redemption Notices to redeem in whole the (a) 1996 Senior Subordinated Notes for an amount of $257,847,969.98 and (b) the 1997 Senior Subordinated Notes for an amount of $285,903,715.28, and the Company shall have given irrevocable instructions to the Administrative Agent to deposit $543,751,685.26 of the Loans made on the Amendment Effective Date directly with the applicable Trustees for redemption of the 1996 Senior Subordinated Notes and the 1997 Senior Subordinated Notes.

          11.1.19 Issuance of New High Yield Notes. The Company shall have delivered evidence, satisfactory to the Administrative Agent, that prior to or contemporaneously with the Initial Credit Extension, the Company shall have issued a minimum of $300,000,000 principal amount of unsecured notes on standard and customary terms and conditions reasonably satisfactory to the Administrative Agent, including without limitation, a maturity of at least one year longer than the final maturity of the Term B Loans (the “New High Yield Notes”).

          11.1.20 Evidence of Payment of Hollinger International Indebtedness. The Administrative Agent shall have received evidence satisfactory to it that prior to or contemporaneously with the Initial Credit Extension, (a) the Total Return Equity Swap shall be settled in full, and (b) the Trilon Financing shall be repaid in full.

          11.1.21 No Default, etc. The following shall be true, and the Administrative Agent shall have received a certificate dated as of Amendment Effective Date from the Company to the following effect: (a) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of a Credit Extension; (b) the warranties of the Borrowers contained in Section 9 shall be true and correct as of the Amendment Effective Date, with the same effect as though made on such date; and (c) except as disclosed in Schedule 9.5, since December 31, 2001, no event (including any labor controversy, litigation, arbitration, governmental investigation or proceeding or environmental matter) shall have occurred which, in the reasonable good faith judgment of the Required Lenders, may have a Material Adverse Effect.

          11.1.22 Other. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender may reasonably request.

          11.2 All Credit Extensions. The obligation of each Lender to make each Loan and of the Issuing Bank to issue each Letter of Credit is subject to the following further conditions precedent that:

          11.2.1 No Default, etc. The following shall be true, and each request for a Credit Extension shall be deemed a representation and warranty to the effect that: (a) No Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Credit Extension; (b) the warranties of the Borrowers contained in Section 9 (excluding, in the case of all Credit Extensions, other than Credit Extensions made on the Amendment Effective Date, Sections 9.4, 9.5, 9.6, 9.8 and 9.15 through 9.17) are true and correct as of the date of such requested Credit Extension, with the same effect as though made on such date; and (c) except as disclosed in Schedule 9.5, since December 31, 2001, no event (including any labor controversy, litigation, arbitration, governmental investigation or proceeding or environmental matter) has occurred which, in the reasonable good faith judgment of the Required Lenders, has any reasonable likelihood of having a Material Adverse Effect.

          11.2.2 Confirmatory Certificate. If requested by the Administrative Agent, the Administrative Agent shall have received a certificate dated the date of such requested Credit Extension and signed by a duly authorized representative of each Borrower as to the matters set out in clauses (a), (b) and (c) of Section 11.2.1 (it being understood that each request by a Borrower for a Credit Extension shall be deemed to constitute a warranty by the Borrowers that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Credit Extension), together with such other documents as the Administrative Agent or any Lender may reasonably request in support thereof.

          SECTION 12 Events of Default and Their Effect.

          12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

          12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for three Business Days, in the payment when due of any interest on any Loan, any reimbursement obligation with respect to any Letter of Credit or any fee or other amount payable by any Borrower hereunder or under any other Loan Document.

          12.1.2 Default under Other Debt. (a) Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of Hollinger

International, any intermediate Subsidiary between Hollinger International and the Company, the Company or any Restricted Subsidiary, or (b) default in the performance or observance of any obligation or condition (subject to any applicable grace period) with respect to any such other Debt of Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, any Restricted Subsidiary, or any other Obligor, if, in the case of either clause (a) or (b) above, the effect of such default is to permit the holder of such Debt to accelerate the maturity of (or there is matured and unpaid) such other Debt aggregating $5,000,000 ($3,000,000 with respect to any single Restricted Subsidiary) or more.

          12.1.3 Other Material Obligations. Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Restricted Subsidiary with respect to any material purchase or lease of goods or services (except only to the extent that the existence of any such default is being contested by the Company or such Restricted Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default) but only if the aggregate liability of the Company and the Restricted Subsidiaries in respect of all such purchases and leases so affected shall exceed $5,000,000 ($3,000,000 with respect to any single Restricted Subsidiary).

          12.1.4 Bankruptcy, Insolvency, etc. Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, any Restricted Subsidiary or any other Obligor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, any such Restricted Subsidiary or any other Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver, administrator, liquidator or other custodian for Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, such Restricted Subsidiary or such other Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, administrator, liquidator or other custodian is appointed for Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, any Restricted Subsidiary or any other Obligor or for a substantial part of the property of any thereof and, in the case of any Person other than a U.K. Subsidiary, is not discharged within 60 days; or any bankruptcy, insolvency, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, liquidation proceeding or winding up (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Restricted Subsidiary), is commenced in respect of Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, any Restricted Subsidiary or any other Obligor and if such case or proceeding is not commenced by Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, such Restricted Subsidiary or such other Obligor, it is consented to or acquiesced in by Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, such Borrower, such Restricted Subsidiary or such other Obligor, or, in the case of any such Person other than a U.K. Subsidiary remains for 60 days undismissed; Hollinger International, any intermediate Subsidiary between Hollinger International and the Company, any Borrower, any Restricted Subsidiary or any other Obligor takes any corporate action to authorize, or in furtherance of, any of the foregoing.

          12.1.5 Non-Compliance with Provisions of This Agreement. Failure by any Borrower or any Restricted Subsidiary to comply with or to perform any covenant set forth in Section 10.3, 10.5, 10.6, 10.7 through 10.13, 10.19, 10.26 or 10.27; failure by any Borrower or any Restricted Subsidiary to comply with or to perform any covenant set forth in Section 10.18 and continuance of such failure for five days after notice thereof to the Company from the Administrative Agent or any Lender (or, if such failure cannot be cured with reasonable diligence within said five day period, such longer period up to a total of 60 days after notice thereof provided the Company promptly commences a cure within such five day period and diligently pursues the same); failure by any Borrower or any other Obligor to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days (or, if such failure cannot be cured with reasonable diligence within said 30 day period, such longer period up to a total of 60 days provided that the Company promptly commences a cure within such 30 day period and diligently pursues the same).

          12.1.6 Warranties. Any warranty made by any Obligor herein or in any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any other Obligor to the Administrative Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

          12.1.7 Pension Plans. (a) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination any Borrower or any Restricted Subsidiary could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $5,000,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or otherwise; or (c) the Company, any of its Subsidiaries or any ERISA Affiliate is notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company, its Subsidiaries or the ERISA Affiliates as Withdrawal Liability (determined on the date of such notification) exceeds $5,000,000.

          12.1.8 Judgments. Final judgments which exceed an aggregate of $5,000,000 ($3,000,000 with respect to any single Restricted Subsidiary) (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay) shall be rendered against Hollinger International, any Borrower or any Restricted Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

          12.1.9 Invalidity of Guaranty, etc. Any Guaranty shall cease to be in full force and effect with respect to any Obligor (other than as expressly permitted hereunder or under any other Loan Document); any Obligor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Guaranty, or any Obligor (or any Person by, through or on behalf of such Obligor) shall contest in any manner the validity, binding nature or enforceability of any Guaranty.

          12.1.10 Invalidity of Collateral Documents, etc. Any Collateral Document or any Subordination Agreement shall cease to be in full force and effect with respect to the Company or any other Obligor (other than as expressly permitted hereunder or under any other Loan Document); or any Borrower or any other Obligor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document or any Subordination Agreement, or any Borrower or any other Obligor (or any Person by, through or on behalf of any Borrower or any other Obligor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document or any Subordination Agreement.

          12.1.11 Change in Control. A Change in Control shall occur.

          12.1.12 Material Adverse Effect. The Required Lenders shall have reasonably determined in good faith that an event has occurred or a condition exists that has had or will have a Material Adverse Effect.

          12.1.13 Ownership of Restricted Subsidiaries. Except as expressly permitted hereunder, the Company shall fail to own, for any reason (other than in connection with an Asset Sale permitted hereunder), directly or indirectly, free and clear of all Liens (except the Lien of the Administrative Agent and Liens permitted by Section 10.8), 100% of the issued and outstanding Capital Stock of (a) the Restricted Subsidiaries (other than STDS) existing on the Amendment Effective Date and (b) any Wholly Owned Restricted Subsidiary formed after the Amendment Effective Date.

          12.2 Effect of Event of Default. If any Event of Default described in Section 12.1.4 shall occur, the Revolving Commitments (if they have not theretofore terminated) shall immediately terminate and all Obligations hereunder shall become immediately due and payable and the Borrowers shall become immediately obligated to deliver to the Administrative Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit for which the Issuing Bank is liable, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Administrative Agent may (and upon written request of the Required Lenders shall) declare the Revolving Commitments (if they have not theretofore terminated) to be terminated and/or declare all Obligations hereunder to be due and payable, and/or demand that the Borrowers immediately deliver to the Administrative Agent cash and Cash Equivalent Investments and other cash collateral acceptable to the Issuing Bank in an amount equal to the outstanding face amount of all Letters of Credit for which the Issuing Bank is liable, whereupon the Revolving Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Obligations hereunder shall become immediately due and payable and/or the Borrowers shall immediately become obligated to deliver to the Administrative Agent cash collateral in an amount equal to the face amount of all Letters of Credit for which the Issuing Bank is liable, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Sections 12.1.1, 12.1.4, 12.1.9 or 12.1.10 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Lenders. Any cash collateral delivered hereunder shall be held by the Administrative Agent and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining Obligations of such Borrower hereunder and any excess shall be delivered to the applicable Borrower or as a court of competent jurisdiction may direct.

          SECTION 13 The Administrative Agent.

          13.1 Authorization. Each Lender authorizes and appoints the Administrative Agent to act on behalf of such Lender to the extent provided herein or in any other Loan Document or any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto and authorizes and appoints the Administrative Agent to act as security trustee in connection with the Subordination Agreements and the Collateral Documents governed by English law. Without limiting the forgoing or any other provision in the Loan Documents, the Administrative Agent may at any time make any and all filings deemed reasonably necessary in furtherance of this Agreement, the other Loan Documents and the purposes hereof and thereof, including without limitation, Uniform Commercial Code financing statements showing any Borrower or other Obligor as Debtor thereunder (which financing statements may be filed in advance of the Amendment Effective Date) in all appropriate jurisdictions, which financing statements may describe the collateral in which a security interest is granted by each such Debtor as “all assets” of such Debtor. The Administrative Agent acknowledges that, in its capacity as Administrative Agent and security trustee, it holds the Collateral under the Collateral Documents for the benefit of and in trust for itself and the Lenders.

          13.2 Indemnification. Each Lender agrees to reimburse and indemnify the Administrative Agent for, and hold the Administrative Agent harmless against, a share (determined in accordance with its respective Voting Percentage) of any loss, damage, penalty, action, judgment, obligation, cost, disbursement, liability or expense (including reasonable attorneys’ fees) incurred without gross negligence or willful misconduct on the part of the Administrative Agent arising out of or in connection with the performance of its respective obligations or the exercise of its respective powers hereunder or under any other Loan Document or any other document or instrument delivered hereunder or in connection herewith, as well as the costs and expenses of defending against any claim against the Administrative Agent arising hereunder or thereunder.

          13.3 Exculpation. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Agreement, any other Loan Document and any schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper Person. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall (a) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement, any other Loan Document or any other instrument or document delivered hereunder or in connection herewith, (b) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security, (c) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by any Borrower or any other Obligor of its obligations, or (d) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity.

          13.4 Credit Investigation. Each Lender acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had such Lender’s Revolving Commitments been granted, the Letters of Credit been issued and such Lender’s Loans been made directly by such Lender to the Borrowers without the intervention of the Administrative Agent or any other Lender. Each Lender agrees and acknowledges that the Administrative Agent makes no representations or warranties about the creditworthiness of the Borrowers or any other party to this Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of this Agreement or any other Loan Document or the value of any security therefor.

          13.5 Administrative Agent and Affiliates. The Administrative Agent in its individual capacity shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, make loans to and generally engage in any kind of business with the Borrowers or any Affiliate thereof as if it were not the Administrative Agent hereunder.

          13.6 Action on Instructions of the Lenders. As to any matters not expressly provided for by this Agreement (including enforcement of any Loan Document or collection of the Credit Extensions), the Administrative Agent shall not be required to exercise any discretion or take any action, but the Administrative Agent shall in all cases be fully protected in acting or refraining from acting upon the written instructions from the Lenders. In no event will the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Loan Document or applicable law. The relationship between the Administrative Agent and the Lenders is and shall be that of agent and principal only and nothing herein contained shall be construed to constitute the Administrative Agent a trustee for any Lender or any holder of a participation in any Credit Extension or to impose on the Administrative Agent duties and obligations other than those expressly provided for herein.

          13.7 Funding Reliance. (a) Unless the Administrative Agent receives notice from a Lender by 11:00 a.m. (Local Time) on the day of a proposed borrowing that such Lender will not make available to the Administrative Agent the amount which would constitute its Revolving Percentage, Incremental Percentage or Term A Percentage or Term B Percentage, as applicable, of such borrowing in accordance with Section 2.4, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make a corresponding amount available to the applicable Borrower. If and to the extent such Lender has not made any such amount available to the Administrative Agent, such Lender and such Borrower jointly and severally agree to repay such amount to the Administrative Agent forthwith on demand, together with interest thereon at the interest rate applicable to Credit Extensions comprising such borrowing (or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate). Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Credit Extension hereunder.

          (b)  Unless the Administrative Agent receives notice from the applicable Borrower prior to the due date for any payment hereunder that such Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that such Borrower has not made any such payment to the Administrative Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Administrative Agent forthwith on demand, together with interest thereon at the Federal Funds Rate. Nothing set forth in this clause (b) shall relieve any Borrower of any obligation it may have to make any payment hereunder.

          13.8 Collateral Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (a) upon termination of the Revolving Commitments and any Hedging Agreements with any Lender and payment in full of all Secured Obligations; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (c) constituting property in which the Company or any Restricted Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (d) constituting property leased to the Company or any Restricted Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Restricted Subsidiary to be, renewed or extended; or (e) subject to Section 15.1(b), if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 13.8.

          13.9 Resignation. The Administrative Agent may resign as such at any time upon at least 30 days’ prior notice to the Company and the Lenders. The Lenders shall (with, so long as no Event of Default or Unmatured Event of Default exists, the prior written consent of the Company, which shall not be unreasonably withheld or delayed) as promptly as practicable appoint a successor Administrative Agent. If no successor shall have been so appointed, and shall have accepted such appointment, within 30 days after the giving of notice of such resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender or a commercial bank having a combined capital, surplus and undivided profits of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all further duties and obligations under this Agreement. After any resignation pursuant to this Section 13.9, the provisions of this Section 13 shall inure to the benefit of the retiring Administrative Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

          13.10 Assignment of Rights and Obligations of Original Administrative Agent. (a) In consideration of the Administrative Agent acting as such, effective as of the Amendment Effective Date and commencing thereupon, the Original Administrative Agent hereby transfers and assigns to the Administrative Agent for the benefit of itself, the other Lenders and the other secured parties identified herein or in the other Loan Documents, (i) all of the Original Administrative Agent’s right, title, and interest in and to (A) all security interests and other interests in all collateral (the “Existing Collateral”) relating to the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement), (B) all Collateral Documents (as defined in the Existing Credit Agreement), and (C) all other certificates, instruments, notes, agreements or other documents evidencing or otherwise relating to the Existing Collateral (all items described in clauses (B) and (C) being collectively, the “Existing Collateral Documents”), and (ii) all of the Original Administrative Agent’s rights and obligations as Administrative Agent (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement)

          (b)  In connection with the transfer and assignment described in the foregoing clause (a), the Original Administrative Agent hereby (i) agrees to (A) deliver to the Administrative Agent in due course all originals in the possession of the Original Administrative Agent of each Existing Collateral Document, and (B) take any and all other action that the Administrative Agent may reasonably deem necessary or desirable to give effect to such transfer and assignment, and (ii) authorizes the Administrative Agent to take any and all action the Administrative Agent may reasonably deem necessary or desirable to give effect to such transfer and assignment, including without limitation, the filing (in any jurisdiction) of any Uniform Commercial Code financing statements necessary or desirable to assign to the Administrative Agent or otherwise deal with any existing Uniform Commercial Code financing statements and any other filings and recordings covering any Existing Collateral, naming the Original Administrative Agent as secured party.

          13.11 The Sole Lead Arranger, the Syndication Agent and the Documentation Agent. It is understood and agreed by all parties hereto that neither the Arranger, nor the Syndication Agent, nor the Documentation Agent shall have any duties or responsibilities under this Agreement and shall have no liability for any actions taken or not taken in connection with this Agreement or the other Loan Documents.

          SECTION 14 Guaranty Provisions.

          14.1 Guaranty. Each of the Company, Telegraph and FDTH (each referred to in this Section 14 as a “Guarantor”) guarantees certain Obligations of the other Borrowers as follows:

(a) the Company hereby absolutely, unconditionally and irrevocably, and jointly and severally, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all Obligations (monetary or otherwise) of Telegraph and FDTH to each of the Secured Parties (as defined below) which arise out of or in connection with this Agreement, any Letter of Credit or Letter of Credit Application, any Hedging Agreement or any other Loan Document, in each case as the same may be amended, modified, extended or renewed from time to time, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (all such obligations being herein collectively called the “Company Guaranteed Obligations”),

(b) Telegraph hereby absolutely, unconditionally and irrevocably, and jointly and severally, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all Obligations (monetary or otherwise) of FDTH to each of the Secured Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement, any Hedging

Agreement or any other Loan Document, in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the “Telegraph Guaranteed Obligations”), and

(c) FDTH hereby absolutely, unconditionally and irrevocably, and jointly and severally, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all Obligations (monetary or otherwise) of Telegraph to each of the Secured Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement, any Letter of Credit or Letter of Credit Application, any Hedging Agreement or any other Loan Document, in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the “FDTH Guaranteed Obligations”).

          The Company Guaranteed Obligations, the Telegraph Guaranteed Obligations and the FDTH Guaranteed Obligations are herein collectively referred to as the “Guaranteed Obligations”, and any reference to the Guaranteed Obligations of any of the Borrowers shall be construed as a reference to, in the case of the Company, the Company’s “Guaranteed Obligations,” in the case of the Telegraph, the Telegraph Guaranteed Obligations, and in the case of FDTH, the FDTH Guaranteed Obligations. Without limiting the generality of the foregoing, the respective liabilities of FDTH and Telegraph under this Section 14 shall extend to all amounts that constitute part of, in the case of FDTH, the FDTH Guaranteed Obligations and, in the case of Telegraph, the Telegraph Guaranteed Obligations, and would be owed by, in the case of Telegraph, FDTH and in the case of FDTH, Telegraph, to any Secured Party under or in respect of the Loan Documents or the applicable Hedging Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower. The holders of any Guaranteed Obligations (including the Administrative Agent) are herein collectively referred to as the “Secured Parties” and individually as a “Secured Party”.

          The obligations of each Guarantor under this Section 14 constitute a guaranty by such Guarantor of payment when due and not of collection and each Guarantor specifically agrees that it shall not be necessary or required that the Administrative Agent or any other Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower (or any other Person) before or as a condition to the obligations of such Guarantor hereunder.

          Any term or provision of this Section 14 or any other Loan Document to the contrary notwithstanding, the aggregate maximum amount of the Guaranteed Obligations for which each Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering the obligations of such Guarantor under this Section 14 or any other Loan Document as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

          14.2 Acceleration of Guaranty. Each Guarantor agrees that, in the event of any Event of Default under Section 12.1.4, and if such event shall occur at a time when any of its Guaranteed Obligations are not then due and payable, such Guarantor shall pay to the Administrative Agent for the account of the Administrative Agent and the other Secured Parties forthwith the full amount which would be payable hereunder by such Guarantor if all its Guaranteed Obligations were then due and payable.

          14.3 Guaranty Absolute, etc. The obligations of each Guarantor under this Section 14 shall in all respects be continuing, absolute, unconditional and irrevocable, and shall remain in full force and effect until all its Guaranteed Obligations have been paid in full, finally and indefeasibly, all obligations of such Guarantor hereunder shall have been paid in full, finally and indefeasibly, and the Revolving Commitments, all Letters of Credit, all Hedging Agreements and any other commitments by Administrative Agent or the other Secured Parties to the Borrowers shall have terminated. Each

Guarantor guarantees that its Guaranteed Obligations shall be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The creation or existence from time to time of additional Guaranteed Obligations to the Administrative Agent or the other Secured Parties or any of them is hereby authorized, without notice to any Guarantor, and shall in no way impair the rights of the Administrative Agent or the other Secured Parties or the obligations of any Guarantor under this Section 14, including the guaranty hereunder of such additional Guaranteed Obligations. The liability of each Guarantor under this Section 14 shall be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of this Agreement or any other Loan Document;

(b) the failure of the Administrative Agent or any other Secured Party:

(i) to assert any claim or demand or to enforce any right or remedy against any of the Borrowers or any other Person (including any other guarantor) under the provisions of this Agreement or any other Loan Document or otherwise, or to join any such Person in any action against any of the Borrowers or any other Person, or

(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Guaranteed Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

(d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement or any other Loan Document;

(f) (i) any addition, exchange, release, surrender or non-perfection of any collateral or (ii) any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty held by the Administrative Agent or any other Secured Party, securing or supporting any of the Guaranteed Obligations;

(g) any manner of application of any Collateral, or the proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other obligation of any Borrower under the Loan Documents or any other assets of any Borrower or any of its Subsidiaries;

(h) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

(i) the failure of any other Person to execute or deliver any guaranty or agreement, or the release or reduction of liability of any Guarantor or any other guarantor or surety with respect to the Guaranteed Obligations; or

(j) any other circumstance (including, without limitation, any statute of limitations) which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Guarantor, any Borrower, any surety or any other guarantor.

          14.4 Reinstatement, etc. Each Guarantor agrees that its obligations under this Section 14 shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of its Guaranteed Obligations is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party, upon the insolvency, bankruptcy or reorganization of any Borrower, any other Person or otherwise, as though such payment had not been made.

          14.5 Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and its obligations under this Section 14 and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Borrower or any other Person (including any other guarantor) or entity or any collateral securing any Guaranteed Obligations.

          14.6 Waiver of Subrogation and Contribution. Until the Guaranteed Obligations have been paid in cash indefeasibly in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Borrower or any other Person that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Section 14 or any other Loan Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against any Borrower or any other Person or any collateral which the Administrative Agent or any other Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in cash indefeasibly in full and the Revolving Commitments, all Letters of Credit, all Hedging Agreements and any other commitments by the Lenders, the Administrative Agent or any other Secured Party to any Borrower shall not have been terminated, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Administrative Agent and the other Secured Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

          14.7 Independent Credit Decision. Each Guarantor has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each Borrower on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such Borrower.

          SECTION 15 General.

          15.1 Waiver; Remedies; Amendments. (a) No delay or failure on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Company and by Lenders having an aggregate Voting Percentage of not less than the aggregate Voting Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b)  No amendment, modification, waiver or consent:

(i) shall amend, modify or waive any condition precedent to (x) the Credit Extensions on the Amendment Effective Date without the consent of all Lenders or (y) any Credit Extension under the Revolving Commitments without the consent of the Required Revolving Lenders, or

(ii) shall (w) extend or increase the amount of any Revolving Commitment, (x) reduce the principal amount of any Loans, (y) change the date for payment of any principal of or interest on the Credit Extensions (including, without limitation, any change to (A) any scheduled date for any such payment, or (B) the Stated Maturity Date) or any fees payable hereunder, or (z) reduce the rate of interest or discount on any Credit Extensions or any fees payable hereunder, without the consent of all Lenders directly affected thereby, or

(iii) shall (x) release any Person from its obligations under any Guaranty or release any substantial part of the Collateral granted under the Collateral Documents except Collateral having a fair market value of less than $5,000,000 in the aggregate or as otherwise permitted under this Agreement or the Collateral Documents or (y) change the definition of Required Lenders or the aggregate Voting Percentage required to effect an amendment, modification, waiver or consent or to amend Section 4 (Interlender Agreements) or this Section 15.1 without the consent of all Lenders or (z) change the definition of Required Revolving Lenders without the consent of all Revolving Lenders, or

(iv) shall, in the reasonable judgment of the Administrative Agent, affect adversely the interests, rights or obligations of the Revolving Lenders in a manner substantially different from the effect of such amendment, waiver or consent on the Term Lenders, unless consented to by the Required Revolving Lenders, it being understood that (x) any amendment, waiver or consent that has the effect of curing or waiving any Event of Default or Unmatured Event of Default and that contemplates an advance in connection with such amendment, waiver or consent shall require the consent of the Required Revolving Lenders and (y) any amendment, waiver or consent that has the effect of shortening the maturity or any payment scheduled hereunder with respect to the Term Loans shall require the consent of the Required Revolving Lenders;

          (c)  No provisions of Section 13 shall be amended, modified or waived without the consent of the Administrative Agent. No provision relating to the aggregate amount of Letters of Credit that may be issued, or of Section 2.6, 2.7, 2.8, 2.9, 2.12(c), 5.7(b) or 5.7(d), shall be amended, modified or waived without the consent of the Issuing Bank.

          (d)  The Fee Letters may be amended with the consent of the parties thereto.

          (e)  Unless otherwise prohibited by law, if any change occurs in a currency or currency unit of any country or if more than one currency or currency unit are at the same time recognized by the central bank of any relevant country as the lawful currency of such country, then:

(i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit designated by the Administrative Agent after consultation with the Company; and

(ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by that central bank for the conversion of such currency or currency unit into the other, rounded up or down to the nearest whole unit of such other currency by the Administrative Agent (acting reasonably).

          (f)  If a change in any currency of any relevant country occurs (including in consequence of the European Monetary Union), this Agreement will be amended to the extent to which the Administrative Agent, acting reasonably and in consultation with the Company, determines to be necessary to comply with any generally accepted conventions and market practice in the relevant interbank market and otherwise to reflect the change in currency and to put the Lenders in the same position, so far as is possible and the Obligors in the same position, so far as possible, that they would have been in respectively if no change in currency had occurred.

          15.2 Confirmations. Each Borrower and each Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of such Lender’s Loans then outstanding under this Agreement.

          15.3 Notices. Except as otherwise provided in Sections 2.4, 2.5, 2.6 and 5.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 15.3 or at such other address as such party may, by written notice received by the other parties hereto, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received. For purposes of Sections 2.4, 2.5, 2.6 and 5.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any Person that the Administrative Agent in good faith believes is an authorized officer or employee of any Borrower and the Borrowers shall hold the Administrative Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

          15.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP applied on a basis consistent with that used in the preparation of the audited financial statements of Hollinger International referred to in clause (a) of Section 9.4.

          15.5 Regulations U and X. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

          15.6 Costs, Expenses and Taxes. Each Borrower agrees to pay on demand (a) all reasonable out-of-pocket costs and expenses of the Sole Lead Arranger (including the reasonable fees and charges of counsel for the Sole Lead Arranger and of local counsel, if any, who may be retained by said counsel) incurred on or prior to the Amendment Effective Date in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith and in connection with prior unconsummated financings, (b) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees and charges of counsel for the Administrative Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document and the consideration of legal considerations related to any Loan Document), and (c) all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees, court costs and other legal expenses) incurred by the Administrative Agent and each Lender after an Event of Default in connection with (i) enforcing any Loan Documents or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of “work-out” or in any insolvency or bankruptcy proceeding; (iii) commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to any Loan Document, the Obligations, or otherwise related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above. Each Lender agrees to reimburse the Administrative Agent for such Lender’s pro rata share (based on its respective Voting Percentage) of any such costs and expenses of the Administrative Agent not paid by the Borrowers. In addition, the Borrowers agree to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 15.6 shall survive repayment of the Obligations and any termination of this Agreement.

          15.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries of the Company shall apply only during such times as the Company has one or more Subsidiaries.

          15.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

          15.9 Assignments; Reallocation.

          15.9.1 Assignments. Any Lender may, with the prior written consent of the Company (at all times other than during the existence of an Event of Default), the Issuing Bank (in the case of the assignment of a Revolving Commitment or a Credit Extension under any Revolving Commitment) and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and shall not be applicable in the case of assignment of Loans to an Affiliate of such Lender or a Related Fund of any Lender or to any other Lender), at any time assign and delegate to one or more Eligible Assignees, all or any portion of such Lender’s Loans and/or Revolving Commitments hereunder, subject to the following conditions:

(a) each Assignment and delegation of Revolving Loans and Revolving Commitments shall be a constant, not a varying, percentage of all the assigning Revolving Lender’s Individual Revolving Commitment, participation in Letters of Credit and Revolving Loans hereunder in a minimum aggregate amount equal to the lesser of (x) the sum of the assigning Revolving

Lender’s remaining Revolving Loans, participation in Letters of Credit and (to the extent not used) Individual Revolving Commitment hereunder and (y) $1,000,000 in the aggregate or such lesser amount agreed to by the Company and the Administrative Agent; and

(b) any assignment of Term A Loans shall be in a minimum aggregate amount equal to the lesser of (x) the assigning Term A Lender’s remaining Term A Loans and (y) $1,000,000 or such lesser amount agreed to by the Company and the Administrative Agent;

(c) any assignment of Term B Loans shall be in a minimum aggregate amount equal to the lesser of (x) the assigning Term B Lender’s remaining Term B Loans and (y) $1,000,000 or such lesser amount agreed to by the Company and the Administrative Agent; provided, however, that a Term B Lender may assign smaller amounts of its Term B Loans to different funds managed by such Term B Lender; and

(d) any assignment of any Incremental Loans shall be in the minimum aggregate amount set forth in the applicable Supplement;

provided, however, that (i) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Borrowers would be obligated to pay any greater amount under Section 8 to the Eligible Assignee than the Borrowers are then obligated to pay to the assigning Lender under such Section and (ii) the Borrowers, the Issuing Bank and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Eligible Assignee until the date when all of the following conditions shall have been met:

(A) five Business Days (or such lesser period of time as the Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Eligible Assignee, shall have been given to the Company and the Administrative Agent by such assigning Lender and the Eligible Assignee,

(B) the assigning Lender and the Eligible Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit E (an “Assignment Agreement”), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Administrative Agent, the Issuing Bank and, at all times other than during the existence of an Event of Default, the Company, and

(C) the assigning Lender or the Eligible Assignee shall have paid the Administrative Agent a processing fee of $3,500 (and in the case of assignments on the same day by a Lender to more than one fund managed or advised by the same investment advisor, only a single $3,500 processing fee shall be payable for all such assignments by such Lenders to such funds).

          From and after the date on which the conditions described above have been met, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, including, without limitation, the right to request promissory notes evidencing Obligations owed to it in accordance with Section 2.16, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. The Administrative Agent shall prepare all necessary documents, if any, in connection with assignments. Accrued interest on that part of such Lender’s Obligations being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of such Lender’s Obligations not being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of such Lender’s Obligations not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 15.9.1 shall be null and void.

          Notwithstanding the foregoing provisions of this Section 15.9.1 or any other provisions of this Agreement, (i) any Lender may at any time assign all or any portion of its Loans to any central bank (but no such assignment shall release any Lender from any of its obligations hereunder) and (ii) any Term B Lender or Incremental Lender that is a fund that invests in bank loans may (without the consent of or notice to the Company or the Administrative Agent) pledge all or any portion of its rights in connection with this Agreement to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided that any foreclosure or other exercise of remedies by such trustee shall be subject to the provisions of this Section regarding assignments in all respects. No assignment or pledge described in the preceding sentence shall release the assigning Lender from its obligations hereunder.

          The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of and interest on the Loans and Letters of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. No assignment of any Loans or Letters of Credit shall be effective until such transfer is recorded by the Administrative Agent. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          15.9.2 Re-allocations. The credit extensions and commitments made by the Original Lenders and outstanding pursuant to the Existing Credit Agreement shall be assigned and re-allocated among the Lenders so that, and credit extensions and commitments shall be made by the Lenders pursuant to this Agreement so that, from and after the Amendment Effective Date, the respective commitments and credit extensions of the Lenders shall be as set forth on Schedule 1.1. The credit extensions and commitments of the Original Lenders which shall cease to be Lenders hereunder shall be purchased at par, plus accrued interest to (but excluding) the Amendment Effective Date, and the Administrative Agent and the Borrowers shall make suitable adjustments for the commitments and credit extensions of Existing Lenders that remain Lenders hereunder. Credit extensions made by Original Lenders which remain Lenders hereunder shall, effective as of the Amendment Effective Date, be evidenced and governed by this Agreement and the Loan Documents.

          15.10 Participations. Any Lender may, without the consent of or notice to the Company and the Administrative Agent, at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Revolving Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a “Participant”) provided that such sale shall be of a constant and not a varying percentage of the selling Lender’s Individual Revolving Commitment, Letters of Credit and Revolving Loans. In the event of a sale by a Lender of a participating interest to a Participant, (x) the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (y) all amounts payable by the Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in Section 15.1(b). Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Each Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 8 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to Section 8 than would have been paid to the participating Lender if no participation had been sold).

          15.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Borrowers and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

          15.12 Counterparts/Facsimile. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to any applicable law, have the same force and effect as manually-signed originals and shall be binding on the Borrowers, the Lenders, the Issuing Bank, and the Administrative Agent. The Administrative Agent and Issuing Bank may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          15.13 Successors and Assigns. This Agreement shall be binding upon the Borrowers, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders, the Issuing Bank and the Administrative Agent and the permitted successors and assigns of the Lenders, the Issuing Bank and the Administrative Agent. No Borrower shall be permitted to assign its Obligations under this Agreement or any Loan Document without the written consent of all Lenders; provided, however, that the Company may assign its obligations under this Agreement and the Loan Documents to a newly-formed Delaware corporation which (x) is the survivor of a merger with the Company and (y) had no assets or liabilities immediately prior to such merger provided that (A) such merged corporation shall execute all documents with respect to the assumption of this Agreement and the other Loan Documents and such other documents as may be requested by the Administrative Agent in connection therewith, (B) no Unmatured Event of Default or Event of Default shall have occurred and be continuing or result from such merger and (C) such merger will not adversely affect the Lenders.

          15.14 Indemnification by the Borrowers. (a)  In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Lenders and the agreement to extend the Term A Loans, the Term B Loans and the Revolving Commitments provided hereunder, each Borrower hereby agrees to indemnify, exonerate and hold the Issuing Bank, the Administrative Agent, the Sole Lead Arranger, each Lender and each of the officers, directors, employees, and agents of the Issuing Bank, the Administrative Agent, the Sole Lead Arranger and each Lender and trustees and advisors managing any

Lender (collectively the “Indemnified Parties” and individually each an “Indemnified Party”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including reasonable attorneys’ fees and charges (collectively therein called the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans or Letters of Credit or (ii) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Indemnified Parties, except for any such Indemnified Liabilities as to any Indemnified Party which is found in a final, non-appealable judgment by a court of competent jurisdiction to be arising on account of such Indemnified Party’s bad faith, gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 15.14 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, shareholders, affiliates or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereunder are consummated. The Borrowers also agree not to assert any claim against the Administrative Agent, any Lender or any of their affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of proceeds of the Loans, the Loan Documents or any of the transactions, contemplated by the Loan Documents. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Indemnified Party from any obligation it may have under this Agreement.

          (b)  Without limiting the provisions of clause (a) above, each Borrower agrees to reimburse each Indemnified Party for, and indemnify each Indemnified Party against, any and all losses, claims, damages, penalties, judgments, liabilities and expenses (including reasonable attorneys’ and consultant’s fees) which any Indemnified Party may pay, incur or become subject to arising out of or relating to the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Regulated Material at any real property owned or leased by the Company or any Restricted Subsidiary or used by the Company or any Restricted Subsidiary in its business or operations, except to the extent caused by the acts or omissions of such Indemnified Party.

          (c)  An Indemnified Party shall promptly notify the Company in writing as to any action, claim, suit, proceeding or investigation for which indemnity may be sought, but the omission so to notify the Company will not relieve the Borrowers from any liability which it may have to any Indemnified Party hereunder to the extent that the Company is not materially prejudiced as a result of such failure. After such notice to the Company, the Company shall be entitled to participate in, and to the extent that it shall elect by written notice delivered to such Indemnified Party promptly after receiving the aforesaid notice of such Indemnified Party, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party in such action, claim, suit, proceeding or investigation and shall pay as incurred the reasonable fees and expenses of such counsel related to such action, claim, suit, proceeding or investigation. In any action, claim, suit, proceeding or investigation, any Indemnified Party shall have the right to retain its own separate counsel at such Indemnified Party’s own expense and not subject to reimbursement by the Borrowers; provided, however, that the Borrowers shall pay as incurred the fees and expenses of such counsel incurred in connection with investigating, preparing, defending, paying, settling or compromising any action, claim, suit, proceeding or investigation if (i) the parties to such action, claim, suit, proceeding or investigation include both the Indemnified Parties and the Company and there may be legal defenses available to such Indemnified Party which are different from or additional to those available to the Company; (ii) the use of counsel chosen by the Company to represent both the Company and such Indemnified Party would present such counsel with an actual or potential conflict of interest; (iii) the Company shall not have employed satisfactory counsel to represent such Indemnified Party within a reasonable time after notice of the institution of such action, claim, suit, proceeding or investigation; or (iv) the Company shall authorize such Indemnified Party to employ separate counsel (in addition to any local counsel) at the expense of the Borrowers.

          (d) Each Indemnified Party agrees that without the Company’s prior written consent (not to be unreasonably withheld or delayed), it will not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any claim, action, suit, proceeding or investigation in respect of which indemnification could be sought hereunder unless such settlement, compromise, consent or termination (i) includes an unconditional release of the Borrowers and the Indemnified Parties from any liabilities arising out of such claim, action, suit, proceeding or investigation and (ii) does not include an admission of fault or culpability on the part of the Company, its Affiliates or its officers, directors or agents; provided, however, that any Lender may seek a dismissal of any claim, action, suit, proceeding or investigation as to itself without the consent of the Borrower.

          15.15 Survival of Indemnities. All obligations provided for in Section 14.13 and in any other indemnity provided the Issuing Bank, the Administrative Agent, the Sole Lead Arranger or any Lender in any other Loan Document shall survive repayment of the Obligations and any termination of this Agreement or any of the other Loan Documents.

          15.16 Confidentiality. The Administrative Agent, the Issuing Bank and the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending practices and, in any event, may make disclosure on the same confidential basis as provided for herein that is reasonably required by any actual or bona fide potential transferee or participant in connection with the contemplated transfer of any Loan or participation therein or in any Letter of Credit or as required or requested by any governmental agency or representative thereof or any self-regulatory organization with authority over the Administrative Agent, such Issuing Bank or such Lender (including, without limitation, the National Association of Insurance Commissioners) or pursuant to legal process or to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 15.16; provided that, unless prohibited by applicable law or court order, the Administrative Agent, the Issuing Bank and each Lender shall promptly notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an (a) examination of the financial condition of the Administrative Agent, the Issuing Bank or such Lender by such governmental agency or (b) risk-based capital oversight of insurance company investments by the National Association of Insurance Commissioners) for disclosure of any such non-public information prior to disclosure of such information.

          15.17 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, NEW YORK PROVIDED, HOWEVER, THAT AT THE ADMINISTRATIVE AGENT’S OPTION, ANY SUCH LITIGATION MAY BE BROUGHT AND MAINTAINED AND/OR ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH BORROWER, COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE BORROWERS, THE ISSUING BANK, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY

AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY; FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE BORROWERS, THE ISSUING BANK, THE ADMINISTRATIVE AGENT AND EACH LENDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          15.18 American Legal Terms. References to any legal term or concept (including those for any action, remedy, method of judicial proceeding, document, statute, court official, governmental authority or agency) shall in respect of any jurisdiction other than the United States be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

          15.19 Judgment Currency. The obligations of the Borrowers and each other Obligor in respect of any sum due to any Lender, the Issuing Bank or the Administrative Agent hereunder, under or in respect of any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum was originally denominated (the “Original Currency”), be discharged only to the extent that on the Business Day following receipt by such Lender, the Issuing Bank or the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, such Lender, the Issuing Bank or the Administrative Agent, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Lender, such Issuing Bank or the Administrative Agent, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Issuing Bank, or the Administrative Agent, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Lender, the Issuing Bank or the Administrative Agent, as the case may be, such Lender, the Issuing Bank or the Administrative Agent, as the case may be, agrees to remit such excess to the applicable Borrower.

          15.20 Waiver of Jury Trial. EACH OF THE BORROWERS, THE ISSUING BANK, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          Delivered at New York, New York, as of the day and year first above written.

HOLLINGER INTERNATIONAL PUBLISHING INC.

By:

Name:

Title:

TELEGRAPH GROUP LIMITED

By:

Name:

Title:

FIRST DT HOLDINGS LIMITED

By:

Name:

Title:

WACHOVIA BANK, N.A. as Lender, Administrative Agent, Issuing Bank, and Security Trustee

By:

Name:

Title:

WACHOVIA SECURITIES, INC. as Sole Lead Arranger and Book Runner

By:

Name:

Title:

TORONTO DOMINION (TEXAS), INC. as Lender, Syndication Agent, and Original Administrative Agent

By:

Name:

Title:

GENERAL ELECTRIC CAPITAL CORPORATION as Lender and Documentation Agent

By:

Name:

Title:

LA SALLE BANK NATIONAL ASSOCIATION

By:

Name:

Title:

ROYAL BANK OF SCOTLAND

By:

Name:

Title:

SCHEDULE 1.1

COMMITMENTS AND PERCENTAGES

	Individual	Maximum	Maximum
	Revolving	Tranche A	Tranche B	Revolving	Term A	Term A	Term B	Term B	Voting
Lender	Commitment	Commitment	Commitment	Percentage	Loan	Percentage	Loan	Percentage	Percentage

Wachovia Bank, NA	$9,500,000	$9,500,000	$9,500,000	21.1%	$14,500,000	32.2%	$208,000,000	94.5%	74.8%

General Electric Capital Corporation	$11,000,000	$11,000,000	$11,000,000	24.4%	$9,000,000	20.0%	$9,000,000	4.1%	9.4%

Toronto Dominion (Texas), Inc.	$8,500,000	$8,500,000	$8,500,000	18.9%	$5,500,000	12.2%	$3,000,000	1.4%	5.5%

LaSalle Bank National Association	$8,500,000	$8,500,000	$8,500,000	18.9%	$8,500,000	18.9%	$0	0.0%	5.5%

Royal Bank of Scotland	$7,500,000	$7,500,000	$7,500,000	16.7%	$7,500,000	16.7%	$0	0.0%	4.8%

Totals	$45,000,000	$45,000,000 [1]	$45,000,000 [1]	100%	$45,000,000	100%	$220,000,000	100%	100%

[1]	Provided that the aggregate amount of (a) Tranche A Credit Extensions and (b) Tranche B Credit Extensions shall not exceed $45,000,000 at any time.

SCHEDULE 1.2

PRICING GRID

	Applicable Margin for Revolving
	Loans and Term A Loans

Total Leverage Ratio	Base Rate	Eurocurrency Rate

* 5.50x	2.250%	3.250%

* 5.00x but < 5.50x	2.000%	3.000%

* 4.50x but < 5.00x	1.750%	2.750%

* 4.00x but < 4.50x	1.500%	2.500%

* 3.50x but < 4.00x	1.250%	2.250%

* 3.00x but < 3.50x	1.000%	2.000%

* 2.50x but < 3.00x	0.750%	1.750%

< 2.50x	0.500%	1.500%

*	Greater than or equal to

SCHEDULE 6.2.3

SCHEDULED TERM A LOAN PAYMENTS

Percentage of Term A Loans
Date	Originally Outstanding

December 31, 2003	2.50%

March 31, 2004	2.50%
June 30, 2004	2.50%
September 30, 2004	2.50%
December 31, 2004	3.75%

March 31, 2005	3.75%
June 30, 2005	3.75%
September 30, 2005	3.75%
December 31, 2005	5.00%

March 31, 2006	5.00%
June 30, 2006	5.00%
September 30, 2006	5.00%
December 31, 2006	6.25%

March 31, 2007	6.25%
June 30, 2007	6.25%
September 30, 2007	6.25%
December 31, 2007	7.50%

March 31, 2008	7.50%
June 30, 2008	7.50%
September 30, 2008	7.50%

SCHEDULE 6.2.4

SCHEDULED TERM B LOAN PAYMENTS

Percentage of Term B Loans
Date	Originally Outstanding

March 31, 2003	.50%
June 30, 2003	.25%
September 30, 2003	.25%
December 31, 2003	.25%

March 31, 2004	.25%
June 30, 2004	.25%
September 30, 2004	.25%
December 31, 2004	.25%

March 31, 2005	.25%
June 30, 2005	.25%
September 30, 2005	.25%
December 31, 2005	.25%

March 31, 2006	.25%
June 30, 2006	.25%
September 30, 2006	.25%
December 31, 2006	.25%

March 31, 2007	.25%
June 30, 2007	.25%
September 30, 2007	.25%
December 31, 2007	.25%

March 31, 2008	.25%
June 30, 2008	.25%
September 30, 2008	.25%
December 31, 2008	.25%

March 31, 2009	.25%
June 30, 2009	46.75%
September 30, 2009	46.75%

SCHEDULE 9.5
RECENT DEVELOPMENTS

Nil.

SCHEDULE 9.6
LITIGATION AND CONTINGENT LIABILITIES

Nil.

SCHEDULE 9.8

1.   Subsidiaries

A. Restricted Subsidiaries (Obligors)	Jurisdiction of Incorporation

US Subsidiaries
Alliance News Inc.	Delaware
American Publishing (1991) Inc.	Delaware
American Publishing Company	Delaware
American Publishing Company of New York	Delaware
APAC-90 Oklahoma Holdings, Inc.	Delaware
APAC-95 Oklahoma Holdings, Inc.	Delaware
APC 1993, Inc.	Delaware
APMS-93 Inc.	Illinois
Chicago Group Acquisition Inc.	Delaware
Chicago Sun-Times Features, Inc.	Delaware
Chicago Sun-Times, Inc.	Delaware
CST Member LLC	Delaware
Digital Chicago Inc.	Illinois
Fox Valley Publications, Inc.	Delaware
HGP, Partnership	New York
Hollinger NCI Holdings, LLC	Delaware
HTH Benholdco LLC	Delaware
HTH Holdings Inc.	Delaware
LHAT Corporation	Delaware
Midwest Suburban Publishing, Inc.	Delaware

A. Restricted Subsidiaries (Obligors)	Jurisdiction of Incorporation

Oklahoma Airplane LLC	Delaware
Pioneer Newspapers Inc.	Delaware
Reach Chicago Inc.	Delaware
Sun-Times Distribution Systems, Inc.	Delaware
Sun-Times PRD Inc.	Delaware
Sun Telemarketing Inc.	Delaware
TAHL (2002) Inc.	Delaware
Telegraph Australian Holdings Limited	Delaware (and UK)
The Johnstown Tribune Publishing Company	Delaware
The Post-Tribune Company	Delaware
The Red Streak Holdings Company	Delaware
The Sun-Times Company	Delaware
Valley Cable TV, Inc.	California

UK Subsidiaries
Creditscheme Limited	England and Wales
Deedtask Limited	England and Wales
DT Holdings Limited	England and Wales
First DT Holdings Limited	England and Wales
Hollinger UK Holdings Limited	England and Wales
Second DT Holdings Limited	England and Wales
Telegraph Group Limited	England and Wales

A. Restricted Subsidiaries (Obligors)	Jurisdiction of Incorporation

B. Restricted Subsidiaries (non-Obligors)
Hollinger Telegraph New Media Holdings Limited	England and Wales
Hollinger Telegraph New Media Limited	England and Wales
The Spectator (1828) Limited	England and Wales
Telegraph Publishing Limited	England and Wales
Sugra (Bermuda) Limited	Bermuda
All Israeli subsidiaries

C. Dormant Subsidiaries

US Subsidiaries
American Publishing Company of North Carolina	North Carolina
American Publishing Company of Ohio	Delaware
American Publishing Company of Pennsylvania	Delaware
American Publishing Holdings Inc.	Delaware
American Publishing Management Services, Inc.	Illinois
APAC-90 Inc.	Delaware
APAC-95 Inc.	Delaware
APC Missouri Holdings, Inc.	Delaware
APMS-90 Inc.	Illinois
APMS-95 Inc.	Illinois
Meridian Star, Inc.	Delaware
New Times Publishing, Inc.	California
The Statesman-Examiner, Inc.	Delaware
United Media Group Inc.	Indiana

A. Restricted Subsidiaries (Obligors)	Jurisdiction of Incorporation

The Crowley Publishing Corporation	New York

UK Subsidiaries
Apollo Advertising Sales Limited	England and Wales
Doubleclick Limited	England and Wales
Electronic Telegraph Limited	England and Wales
HTNM Ventures Limited	England and Wales
Telegraph (British) Limited	England and Wales
Telegraph Books Limited	England and Wales
Telegraph Publishing Limited	England and Wales
Telegraph Trustees Limited	England and Wales
The Evening Post Limited	England and Wales
The Morning Post Limited	England and Wales
The Sunday Telegraph Limited	England and Wales
UKMAX Limited	England and Wales
Young Telegraph Limited	England and Wales

A. Restricted Subsidiaries (Obligors)	Jurisdiction of Incorporation

D. Unrestricted Subsidiaries

Canadian Subsidiaries
Hollinger Canadian Publishing Holdings Co. (“HCPH”)	Nova Scotia
All of the Canadian Subsidiaries of HCPH

US Subsidiaries
Hollinger Digital Inc. (subsidiary of HCPH)	Delaware
HTPC Corporation (subsidiary of HCPH)	Maryland
Northern Miner U.S.A., Inc. (subsidiary of HCPH)	Delaware
XSTMBusCommUSA Inc. (subsidiary of HCPH)	Indiana
XSTMHoldings Corp. (subsidiary of HCPH)	Delaware
XGEI, Inc. (subsidiary of HCPH)	California

2.   Corporate Ownership of Financial Group:

See attached Appendix 1 to this Schedule.

3.   Minority Shareholdings in Financial Group:

The Johnstown Tribune Publishing Company has a 1% interest in HGP, Partnership.

Gordon L. Shankland has a 20% interest in Sun-Times Distribution Systems. He owns 2,000 issued and outstanding shares of the Common Stock of Sun-Times Distribution Systems.

4.   Partnerships and Joint Ventures in which any Member of Financial Group Participates:

See Schedule 10.10 to this Agreement.

5.   Loans within the Financial Group in excess of $1,000,000:

See attached Appendix 2 to this Schedule.

6.   Borrower and Restricted Subsidiary Obligors -Test for Solvency

See attached Appendix 3 to this Schedule.

Appendix 1 to Schedule 9.8

Corporate Ownership (US) of Financial Group
(Includes dormant and Israeli subsidiaries)

Hollinger International Publishing Inc.
Hollinger NCI Holdings, LLC
HGP, Partnership (99% interest)
Alliance News Inc.
American Publishing Company
The Sun-Times Company
HTH Benholdco LLC
HTH Holdings Inc.
Reach Chicago Inc.
Valley Cable TV, Inc.
Sugra (Bermuda) Limited
APAC-95 Inc.
APMS-95 Inc.
The Crowley Publishing Corporation
American Publishing (1991) Inc.
American Publishing Holdings Inc.
Jerusalem Post Employee Holdings (1993) Ltd.
The Palestine Post Limited
Jerusalem Post Publications Limited
APAC-90 Inc.
APMS-90 Inc.
APC 1993, Inc.
APMS-93 Inc.
Chicago Group Acquisition Inc.
Chicago Sun-Times, Inc.
CST Member LLC
The Red Streak Holdings Company
Sun Telemarketing Inc.
Chicago Sun-Times Features, Inc.
Sun-Times Distribution Systems, Inc.
Digital Chicago Inc.
The Post-Tribune Company
Fox Valley Publications, Inc.
LHAT Corporation
Midwest Suburban Publishing, Inc.
Telegraph Australian Holdings Limited
Pioneer Newspapers Inc.
TAHL (2002) Inc.
Sun-Times PRD Inc.
NOTE: See Next Page
The Johnstown Tribune Publishing
HGP, Partnership (1% interest)
American Publishing Company of New York
APAC-90 Oklahoma Holdings, Inc.
APAC-95 Oklahoma Holdings, Inc.
Oklahoma Airplane LLC

HOLLINGER UK GROUP COMPANIES
POSITION AT DECEMBER 2002

Hollinger International Publishing Inc. (US)
Hollinger UK Holdings Limited (England)
DT Holdings Limited (England)
First DT Holdings Limited (England)
Other/Dormant Companies (England) – See Schedule 1
Second DT Holdings Limited (England)
Telegraph Group Limited (England)
Deedtask Limited (England)
Other/Dormant Companies (England) see Schedule 1
Creditscheme Limited (England)
Hollinger Telegraph New Media Holdings Limited (England)
Hollinger Telegraph New Media Limited (England)
Other/Dormant Companies (England) see Schedule 1

SCHEDULE 1

OTHER/DORMANT COMPANIES

TGL

A.	The following companies are (i) other and (ii) dormant subsidiaries of Telegraph Group Limited. In each case, Telegraph Group Limited owns 100% of the shares.

(i)	The Spectator (1828) Limited Telegraph Publishing Limited

(ii)	The Evening Post Limited
The Sunday Telegraph Limited
The Morning Post Limited
Young Telegraph Limited
Telegraph Trustees Limited
Telegraph Books Limited
Doubleclick Limited
Apollo Advertising Sales Limited

HTNMH

B.	The following companies are dormant subsidiaries of Hollinger Telegraph New Media Holdings Limited. In each case Hollinger Telegraph New Media Holdings Limited owns 100% of the shares.

Telegraph (British) Limited Electronic Telegraph Limited UKMAX Limited

FDTH

C.	The following is a dormant subsidiary of First DT Holdings Limited. 100% of the shares are owned.

HTNM Ventures Limited

Appendix 2 to Schedule 9.8

All loans owing within the Financial Group in excess of $1,000,000
USD unless otherwise stated

Debtor (A/P)	Creditor (A/R)	Amount	Currency	US$

American Publishing Company	Hollinger International Publishing Inc.	2,600,000.00	USD
Chicago Sun-Times, Inc.	Fox Valley Publications, Inc.	1,642,532.00	USD
Chicago Sun-Times, Inc.	Hollinger International Publishing Inc.	58,314,581.86	USD
Chicago Sun-Times, Inc.	Midwest Suburban Publishing, Inc.	30,497,699.00	USD
Chicago Sun-Times, Inc.	Pioneer Newspapers Inc.	30,926,244.00	USD
Chicago Sun-Times, Inc.	Post-Tribune Company, The	1,275,155.00	USD
Chicago Sun-Times, Inc.	Telegraph Australian Holdings Limited	11,847,481.00	USD
DT Holdings Limited	Hollinger International Publishing Inc.	7,924,378.73	USD
DT Holdings Limited	Telegraph Australian Holdings Limited	700,035.88	GBP	1,088,770.84
DT Holdings Limited	Telegraph Group Limited	14,000,000.00	GBP	21,774,300.68
First DT Holdings Limited	DT Holdings Limited	11,436,298.00	GBP	17,786,956.52
First DT Holdings Limited	DT Holdings Limited	10,000,000.00	GBP	*14,202,000.00
First DT Holdings Limited	Hollinger International Publishing Inc.	193,389,905.84	GBP	300,780,711.26
First DT Holdings Limited	Hollinger International Publishing Inc.	4,506,304.13	USD
First DT Holdings Limited	Telegraph Australian Holdings Limited	17,528,506.00	GBP	27,262,211.43
First DT Holdings Limited	Telegraph Australian Holdings Limited	4,647,990.00	GBP	7,229,052.27
First DT Holdings Limited	Telegraph Australian Holdings Limited	701,566.00	GBP	1,091,150.64
First DT Holdings Limited	Telegraph Australian Holdings Limited	13,018,378.64	GBP
First DT Holdings Limited	Telegraph Group Limited	26,023,426.54	USD
First DT Holdings Limited	Telegraph Group Limited	40,659,566.01	USD
First DT Holdings Limited	Second DT Holdings Limited	10,427,694.00	GBP	20,247,577.92
Fox Valley Publications, Inc.	Hollinger International Publishing Inc.	106,578,325.54	USD
Fox Valley Publications, Inc.	Midwest Suburban Publishing, Inc.	1,421,531.00	USD

Debtor (A/P)	Creditor (A/R)	Amount	Currency	US$

Hollinger International Publishing Inc.	American Publishing Company	504,008,500.93	USD
Hollinger International Publishing Inc.	Post-Tribune Company, The	1,656,420.04	USD
Hollinger International Publishing Inc.	Telegraph Australian Holdings Limited	175,861,261.00	USD
Hollinger International Publishing Inc.	Telegraph Australian Holdings Limited	134,635,314.71	USD
Hollinger International Publishing Inc.	Telegraph Australian Holdings Limited	62,301,580.27	USD
Hollinger International Publishing Inc.	Telegraph Australian Holdings Limited	38,782,476.00	USD
Hollinger International Publishing Inc.	Telegraph Australian Holdings Limited	23,813,848.24	USD
Hollinger International Publishing Inc.	Telegraph Australian Holdings Limited	20,017,740.11	GBP	31,133,735.14
Hollinger International Publishing Inc.	HGP, Partnership	185,130,000.00	USD
Johnstown Tribune Publishing Company, The	HGP, Partnership	1,870,000.00	USD
Midwest Suburban Publishing, Inc.	American Publishing Company	2,500,000.00	USD
Midwest Suburban Publishing, Inc.	Hollinger International Publishing Inc.	4,725,257.17	USD
Pioneer Newspapers Inc.	Hollinger International Publishing Inc.	6,410,668.27	USD
Post Tribune Company, The	American Publishing 1991 Inc.	17,391,000.00	USD
Post-Tribune Company, The	American Publishing Company	36,405,025.00	USD
Telegraph Australian Holdings Limited	First DT Holdings Limited	3,641,323.42	USD
Telegraph Australian Holdings Limited	Hollinger International Publishing Inc.	3,947,825.38	USD
Telegraph Group Limited	Deedtask Limited	1,695,546.00	GBP	2,637,094.89
Telegraph Group Limited	Telegraph Australian Holdings Limited	4,842,094.33	GBP	7,530,944.13
Telegraph Group Limited	Telegraph Australian Holdings Limited	19,982,618.29	GBP	31,079,109.93
Telegraph Group Limited	Telegraph Australian Holdings Limited	6,260,347.39	GBP	9,736,763.32

* as agreed between the parties

Appendix 3 to Schedule 9.8

Borrower and Restricted Subsidiary Obligors
(As required for the Solvency Test set forth in section 9.14 of the Credit Agreement)

Hollinger International Publishing Inc.
Chicago Sun Times, Inc.
The Sun-Times Company
Pioneer Newspapers Inc.
Midwest Suburban Publishing Inc.
The Post-Tribune Company
DT Holdings Limited
First DT Holdings Limited
Second DT Holdings Limited
Telegraph Group Limited
Creditscheme Limited
Deedtask Limited
Hollinger UK Holdings Limited
HTNM Ventures Limited

SCHEDULE 9.9
WELFARE PLANS

U.S.

1.	Chicago Sun-Times, Inc. For retired employees who had been covered under the Chicago Sun-Times’ group life insurance plans who:

(a)	retired after age 60 with at least 20 years of continuous service, or retired after age 65 with at least 10 years of continuous service, and

(b)	began participation in the life insurance plan prior to age 55, and

(c)	the current policy value is over $4,000, then the Company will maintain a $1,000 group life insurance policy. The Chicago Sun-Times, on behalf of the beneficiary, files all claims.

2.	Midwest Suburban Publishing Inc.

(a)	Star Publications, Inc. (now a division of Midwest)

(i)	Group medical insurance for employees who retire with 20 or more years of service.

(ii)	Company-paid dental coverage until age 65 for retired managers and department heads and their eligible dependents. As of February, 1994 this coverage was being provided for only one retiree.

3.	Pioneer Newspapers Inc.

(a)	Does not offer any welfare benefits after retirement other than COBRA.

4.	The Post-Tribune Company

(a)	Does not offer any welfare benefits after retirement other than COBRA.

5.	Fox Valley Publications Inc.

(a)	Does not offer any welfare benefits after retirement other than COBRA.

6.	Jerusalem Post

(a)	Post retirement benefits and pensions are state funded.

7.	American Publishing Company and subsidiaries

(a)	None

SCHEDULE 9.15
INSURANCE

1.	Property, Casualty and Business Interruption Insurance Programs Carried by the Company and its Subsidiaries

A.	Telegraph Group Limited and Subsidiary Companies

•	See attached summary prepared by AON Ltd. and Perkins Slade Limited.

B.	Hollinger International Inc., Hollinger Inc. and the Ravelston Corporation and Subsidiary Companies

•	See attached summary prepared by Aon Reed Stenhouse.

2.	Retrospective Rating Plans, Fronting Arrangements and Risk Assumption Agreed to by the Company or any Restricted Subsidiary

Nil.

3.	Self-Assurance Programs

Nil.

A.	Insurance Policies for Telegraph Group Limited and Subsidiary Companies

See attached summaries of the following policies held by Telegraph Group Limited and its subsidiaries:

1.	Property / Business Interruption Insurance

(a)	Material Damage Section

(b)	Business Interruption Section

2.	Short Period All Risks Facility

3.	Employers Liability Insurance

4.	Public / Product Liability Insurance

5.	Marine Insurance

6.	Motor Fleet Insurance

Date of Summary: November 27, 2002.

Produced By:

AON Ltd	Perkins Slade Limited
158 Edmund Street	3 Broadway
Birmingham	Broad Street
B3 2HB	Birmingham
B15 1BQ

Tel: 0121 253 3100	Tel: 0121 698 8000
Fax: 0121 212 1200	Fax: 0121 625 9000

General Information

Description of Company’s Business	Publishers of newspapers, magazines, books and maps; sponsors of the arts, sports and cultural events; Restaurateurs; Property owners and / or occupiers; Organizers and promoters of exhibitions; Promoters of “Off-Page” reader offers; Publishers of Data Electronically

Insured Title	Unless stated to the contrary on the relevant summary pages, all policies are issued in the following name:

The Telegraph Group Limited and The Spectator (1828) Limited and / or Subsidiary Companies

Subsidiary Companies	Trading:

The Sunday Telegraph Limited
The Daily Telegraph Business Network Limited
Telegraph Publishing Limited
Business News Deliveries Limited
The Spectator (1828) Limited
Equalmission Limited
Telegraph Australian Holdings Limited
Deedtask Limited
Creditscheme Limited
UK Max Limited
Hollinger Telegraph New Media Limited
Thebestofbritish.com Limited

Dormant:

Slobodon Limited
The Evening Post Limited
Yellov Limited
DT Developments Limited
The Morning Post Limited
Telegraph Trustees Limited
Young Telegraph Limited
Telegraph Books Limited
Doubleclick (UK) Limited

1.  PROPERTY/BUSINESS INTERRUPTION INSURANCE

Insurers	Factory Mutual
Policy Number	UK020574
Insurance Period	July 1, 2002 — August 1, 2003
Insured	Telegraph Group Ltd and Associated and Subsidiary Companies
Annual Premium	£ 398,162.10 (Property/Business Interruption)
Including Tax	£ 119,170.80 (Terrorism)

1(a).  MATERIAL DAMAGE SECTION

Cover	All Risks of Loss or Damage, including Theft, subject to policy definition and exclusions. Cover includes full “Terrorism”. Theft is restricted to that involving entry to or exit from the premises by forcible and violent means, other than for 1 Canada Square.

Terrorism Risks	Full All Risk Cover in UK

Full cover in France and Spain

Excluded in all other territories

Excesses	£15,000: Each and every loss (Combined Damage & Business Interruption)

Principal Excluded Risks	1. Loss of market or loss of use, except to the extent provided by this Policy.

2. Loss or damage or deterioration arising from any delay.

3. Mysterious disappearance, loss or shortage disclosed on taking inventory, or any unexplained loss.

4. Loss resulting from voluntary parting with title or possession of property if induced by any fraudulent act or by false pretence.

5. War risks.

6. Seizure or destruction under quarantine or custom regulation, or confiscation by order of any governmental or public authority.

7. Any dishonest act, including but not limited to theft, committed alone or in collusion with others, at any time:

a. by any Director, trustee, officer, or employee of an Insured; or

b. by any Director, trustee, or officer of any business or entity (other than a common carrier) engaged by an Insured to do anything in connection with property insured under this Policy.

This Policy does insure acts of damage intentionally caused by an employee of an Insured or any individual specified in (b) above, and done without the knowledge of the Insured. In no event does this Policy cover loss by theft by any individual specified in (a) or (b) above.

Principal Excluded Property	A. currency, money, precious metal, or securities.

B. vehicles of Directors or employees or vehicles otherwise insured for physical loss or damage.

C. property in transit, except as otherwise provided by this Policy.

D. electronic data, programs and software, except when they are stock in process, raw materials, supplies or other merchandise not manufactured by the Insured or as otherwise provided by the DATA, PROGRAMS OR SOFTWARE coverage of this Policy.

Geographical Limits	Worldwide except Afghanistan, Algeria, Angola, Armenia, Azerbaijan, Bosnia-Herzegovina, Botswana, Burundi, Chechnya, Croatia, Cuba, Democratic Republic of the Congo (former Zaire), Eritrea, Ethiopia, Federal Republic of Yugoslavia, Haiti, Iran, Iraq, Kashmir, Lebanon, Liberia, Libya, Montserrat, Myanmar (Burma), Nigeria, North Korea, Paidstan, Rwanda, Somalia, Sri Lanka, Sudan, Turkish province of Agri, Bingol, Bitlis, Diyarbakir, Elazig, Hakkari, Mardin, Mus, Siim Urfa and Van and Yemen.

Definition Of Insured Premises	1. Canada Square, Canary Wharf, London E14 5DT,

2. Salters Hall, Fore Street, London EC2Y 5DT,

3. Victory House, Meeting House Lane, Chatham, Kent ME4 4YU,

4. Any overseas offices, as declared,

5. Any other premises owned, occupied or used by the Insured, and including the Insured’s property whilst in transit by Road, Rail, or inland waterway.

Additional Interests	A waiver of subrogation against West Ferry Printers Ltd. and Trafford Park Printers is agreed.

Other Interests Protected	Mercantile Credit Co. Limited

Values Insured	As declared annually. See schedule attached.

Property Sub Limits	Miscellaneous Unnamed Locations: £5,000,000 per location Fine Arts (but not to exceed a £10,000 limit for irreplaceable Fine Arts not on a schedule on file with Insurers): £5,000,000

Valuable Papers and Records (but not to exceed a £10,000 limit for Irreplaceable Valuable Papers and Records not on a schedule file with Insurers): £5,000,000

Professional Fees: £25,000 plus 50% of the amount recoverable under policy in excess of £25,000

Land & Water Contaminant or Pollutant Cleanup, Removal and Disposal:
£50,000 in the aggregate during any policy year

Earth Movement: £60,000,000 in the aggregate during any policy year

Flood: £60,000,000 in the aggregate during any policy year

Miscellaneous Personal Property: £100,000

TELEGRAPH GROUP LIMITED — DECLARED PROPERTY & BUSINESS INTERRUPTION VALUES — 2002 RENEWAL

		Equipment
		Including	Stock/
		Office	Newsprint		Total
	Building	Contents &	Inventory/	Bus.	Insured
Name & Address	Value	E.D.P.	Misc.	Interruption	Value

Elkens Storage &	—	—	£15,000	Incl.	15,000
Marketing Support Ltd
Unit 7, Wollaston
Crescent, Wollaston
Industrial Estate
Basildon Essex SS13
1QD UK (Warehouse for
Publicity Material)

Apartment 21 at	—	£50,000	—	Incl.	50,000
Building No. 4, JGMW
Diplomatic Compound
Beijing People’s
Republic of China

The Daily Telegraph	—	£20,000	—	Incl.	20,000
Jian Guo Men Wai
Diplomatic Compound
4-1-21 Beijing 100600
People’s Republic of
China

The Daily Telegraph, 13	—	£50,000	—	Incl.	50,000
Square Marie-Louise Box
1 Brussels 1000 Belgium

21/23 West Ferry Road	—	—	£500,000	Incl.	500,000
(Archive library and store)
Isle of Dogs E14 UK

The Daily Telegraph,	—	£50,000	—	Incl.	50,000
Box 4 Beit Agron, Hillel
Street Jerusalem Israel

The Daily Telegraph,	—	£50,000	—	Incl.	50,000
P.O. Box 975 Auckland
Park 2006 Johannesburg
South Africa

TELEGRAPH GROUP LIMITED — DECLARED PROPERTY & BUSINESS INTERRUPTION VALUES — 2002 RENEWAL

		Equipment
		Including	Stock/
		Office	Newsprint		Total
	Building	Contents &	Inventory/	Bus.	Insured
Name & Address	Value	E.D.P.	Misc.	Interruption	Value

Multi-Story Car Park	£8,088,000	—	—	Incl.	£8,088,000
Lawn House Marsh Wall
London E14 UK

City Office Fore Street	£411,000	£1,626,000	—	Incl.	£2,037,000
London EC2 UK

The Telegraph Group	—	—	—	£305,407,000	£305,407,000
Limited 1 Canada Square
— Canary Wharf
London E14 5DT UK

The Daily Telegraph,	—	£50,000	—	Incl.	£50,000
12/24 Sadovo
Samotechnaya, KV 51
Moscow Russia

The Daily Telegraph,	—	£50,000	—	Incl.	£50,000
584 Broadway Suite 601
New York NY USA

62-68 10117 Berlin	—	£50,000	—	—	£50,000
Germany

242 Rue de Rivoli	—	£50,000	—	Incl.	£50,000
750001 Paris France

The Daily Telegraph,	—	£50,000	—	Incl.	£50,000
Suite 9041331
Pennsylvania Ave.
N.W Washington D.C.
USA

Electricity Substation	—	—	£207,000	Incl.	£207,000
(1 Canada Square
Canary Wharf) UK

Tenants Improvements	£6,485,000	—	—	Incl.	£6,485,000
(1 Canada Square
Canary Wharf)
UK

TELEGRAPH GROUP LIMITED — DECLARED PROPERTY & BUSINESS INTERRUPTION VALUES — 2002 RENEWAL

		Equipment
		Including	Stock/
		Office	Newsprint		Total
	Building	Contents &	Inventory/	Bus.	Insured
Name & Address	Value	E.D.P.	Misc.	Interruption	Value

Computer Equipment	—	£825,000	—	—	£825,000
Globix, 80 — 110
New Oxford Street,
London UK

Finished product at	—	—	£2,400,000	Incl.	£2,400,000
printers premises
anywhere in Europe

Football Trophy UK	—	£5,000		—	£5,000

On any of the above	—	£26,207,000	£2,000,000	Incl.	£28,207,000
premises or elsewhere
the World where the
insured is carrying on
business. Worldwide

DT Picture Desk —	—	£104,500	—	—	£104,500
Digital Cameras,
Macintosh Laptops/
Scanners etc. 1x600 and
2x300 NIKON Lenses
Worldwide

ST Picture Desk — 6 x	—	£38,000	—	—	£38,000
Mac/Scanner Worldwide

Sport — Cameras,	—	£33,000	—	—	£33,000
Lenses/Mac/Scanner

Jockey Trophy Anywhere	—	£12,000	—	—	£12,000
in UK Worldwide

Battle of Britain Maps	—	£17,500	—	—	£17,500

“Structure” at Royal	—	—	£70,000	Incl.	£70,000
Horticultural Society
Gardens, Wisley

TELEGRAPH GROUP LIMITED — DECLARED PROPERTY & BUSINESS INTERRUPTION VALUES — 2002 RENEWAL

		Equipment
		Including	Stock/
		Office	Newsprint		Total
	Building	Contents &	Inventory/	Bus.	Insured
Name & Address	Value	E.D.P.	Misc.	Interruption	Value

West Ferry Printers	—	—	—	—	0
Ltd. West Ferry Rd., Isle
of Dogs London E14
UK

3 Beaufort Court, Marsh	—	£30,000	—	—	£30,000
Wall London E14 UK

Victory House, Chatham,	—	£820,000	£140,000	—	£960,000
Kent Office

Victory House, Chatham,	—	£90,000	—	—	£90,000
Kent Tenants
Improvements

Printers in Brussels	—	£50,000	—	—	£50,000
Belgium

Printers in Madrid Spain	—	£60,000	—	—	£60,000

West Ferry Printers	—	—	—	£550,000	£550,000
Fixed Costs

Trafford Park Printers	—	—	—	£280,000	£280,000
Fixed Costs

Overseas Printers Fixed	—	—	—	£80,000	£80,000
Costs

Magazines Fixed Costs	—	—	—	£1,215,000	£1,215,000

Increased Cost of	—	—	—	£5,000,000	£5,000,000
Working

Fines and Penalties	—	—	—	£5,079,000	£5,079,000

Additional Increased	—	—	—	£21,000,000	£21,000,000
Cost of Working

Rent Payable Canary	—	—	—	£17,455,000	£17,455,000
Wharf

TELEGRAPH GROUP LIMITED — DECLARED PROPERTY & BUSINESS INTERRUPTION VALUES — 2002 RENEWAL

		Equipment
		Including	Stock/
		Office	Newsprint		Total
	Building	Contents &	Inventory/	Bus.	Insured
Name & Address	Value	E.D.P.	Misc.	Interruption	Value

Newsprint Costs	—	—	—	£1,000,000	£1,000,000

Total	£14,984,000	£30,388,000	£5,332,000	£357,066,000	£407,770,000

1(b).  BUSINESS INTERRUPTION SECTION

Cover	Consequential losses following damage insured under the Material Damage Section.

Excess (Each And Every Loss) Or Deferred Period	£150,000 Excess each & Every Loss (combined Material Damage/Business Interruption).

£150,000 each and every loss following Damage at West Ferry Printers Ltd. and/or Trafford Park Printers Ltd.

24 Hour Time excess in respect of Service Interruption.

Premises Insured	1. The Insured’s Premises.

2. Any location of Direct Suppliers or Customers.

3. Premises of any supplier of Electricity, Gas, Fuel, Steam, Water, Refrigeration, Outgoing Sewerage including the feedlines within the policy territorial limits.

Sums Insured and Indemnity Periods

Item	Sum Insured	Indemnity Period

Estimated Net Revenue	£305,407,000	18 months

	Note: Based on an
	annual (12 month)
	figure of
	£203,604,667

West Ferry Fixed Costs	£550,000	2 weeks

Trafford Park Fixed Costs	£280,000	2 weeks

Magazine Fixed Costs	£1,215,000	4 weeks

Increased Cost of Working (Kings Cross)	£5,000,000	24 months

Fines and Penalties	£5,079,000	Variable
		12 weeks/4 weeks

Additional Increased Cost of Working	£21,000,000	24 months

Rent Payable Canary Wharf	£17,455,000	36 months

Newsprint Costs	£1,000,000	24 months

Inner Limits	• £240M – West Ferry Printers/Trafford Park Printers

• £2.5M – Any other supplier or Customer

• £5M – Accounts receivable

• £5M – Commissions, Profits and Royalties

• £5M – Deferred Payments

• £5M – Service Interruption (Utility Suppliers).

Other Extensions	Denial of Access/Egress to Premises.

30 days Indemnity Period.

£6M Limit.

Definition of Net Revenue	Revenue less the following costs:

1. Printers fixed and variable costs.

2. Magazine and variable costs.

3. Per Insured’s forecast as advised to Insurer.

2.  SHORT PERIOD ALL RISKS FACILITY

Insurers	NIG
Policy Number	TBA
Policy Period	July 1, 2002 — June 30, 2003
Insured	Telegraph Group Ltd and all Subsidiary Companies
Annual Premium Including Tax	£ 2,625.00

Cover	“All Risks” of Loss or Damage.

Property Insured	Property on loan to Telegraph and for which they are responsible, for photo shoots and similar events.

Sums Insured	£75,000 in total any one event in the U.K.

£25,000 in total any one event overseas.

Excess	£250 each and every claim where the total at risk is up to £5,000.

£500 each and every claim where the total at risk exceed £5,000.

Principal Cover Conditions	1. Cover excludes theft from unattended vehicles.
2. The policy does not cover Motor Vehicles or Watercraft.

3. Cover is for a maximum of 30 days any one event.

Arranging Cover	Perkins Slade needs to be advised in advance when cover is required.

3.  EMPLOYERS LIABILITY INSURANCE

Insurers	Royal & Sun Alliance
Policy Number	RKJ852084
Policy Period	July 1, 2002 — June 30, 2003 inclusive
Insured	Telegraph Group Ltd and all Subsidiary Companies
Annual Premium Including Tax	£ 73,500.00

Cover	Legal Liability to pay damages or compensation in respect of death, bodily injury, illness or disease to your employees arising out of and in the course of their employment.

Limit of Liability	£10,000,000 any one occurrence, inclusive of costs.

Territorial Limits	Anywhere in the world, subject to employees being employed by you in the U.K., but excluding offshore work.

Jurisdiction	Worldwide.

Estimates for premium purposes:

Reporters/New Photographers	£21,676,000
Printers/Production Staff	£1,611,000
Sales/Clerical/Administrative/Managerial	£23,204,000
Manual Work away from your premises	NIL
All Other Staff	NIL
Reporters Overseas	£572,000

Definition of Employee	1. Any Director of the Insured.

2. Any person under a contract of service or apprenticeship with the Insured.

3. Any person supplied to or hired to or borrowed by the Insured.

4. Any labour master or person supplied by the Insured.

5. Any person engaged by labour only sub-contractors.

6. Any self-employed person performing work of a kind ordinarily performed under a contract of service or apprenticeship with the Insured.

7. Any person supplied to the Insured under a contract or agreement, the terms of which deem such person to be in the employment of the Insured for the duration of such contract or agreement.

8. Any person in connection with a work experience/study scheme or similar scheme.

Claims Notification	Policy conditions require notification to Insurers of any incident which may give rise to a claim. The following should be notified to Perkins Slade:

1. Any incident where an injured employee (or his representative) has intimated verbally or in writing that a claim may be made.

2. Any incident which is notifiable to the Health and Safety Executive under the RIDDOR regulations.

3. Any accident necessitating the calling of Ambulance or Medical Assistance.

If in any doubt seek guidance form Perkins Slade.

4.  PUBLIC/PRODUCT LIABILITY INSURANCE

Insurers	AIG
Policy Number	20002925
Policy Period	July 1, 2002 — June 30, 2003 inclusive
Insured	Telegraph Group Ltd and/or Associated and/or Subsidiary Company
Annual Premium Including Tax	£20,360.00

Cover	Legal Liability to pay damages or compensation in respect of third party bodily injury or loss of or damage to third party material property, nuisance, trespass (or interference with any easement, right of air, light, water or way).

Cover includes pollution caused by a sudden identifiable unintended and unexpected event which takes place in its entirety at a specific time and place during the period of Insurance.

Limit of Liability	Public Liability:

	Cdn. $5,000,000	Any one occurrence /unlimited period of Insurance.

Product Liability/Pollution:

	Cdn. $5,000,000	Any one occurrence, and in the aggregate any one period of Insurance.
Estimates for Premium Purposes	Turnover:

UK: £326,900,000.

Rest of World: £1,000,000.

Shop Signs, etc:

Canopies/Canopies and Signs/Signs: aggregate value of £400

Premium is non-adjustable

Readers Offers	Details of “Reader Offers” and procedures employed are lodged with Insurers. Any departure there from should be notified to Perkins Slade. The policy excludes marine and aviation risks.

Local Policies	Separate local policies arranged for the following territories:

• China

• France

• Russia
• South Africa.

Claims Notification	Policy conditions require notification to Insurers of any incident which may give rise to a claim. The following should be notified to Perkins Slade:

1. Any incident where a third party (or his representative) has intimated verbally or in writing that a claim may be made for personal injury or property damage.

2. Any incident which is notifiable to the Health and Safety Executive.

3. Any accident necessitating the calling of Ambulance or Medical Assistance. If in any doubt seek guidance from Perkins Slade.

5.  MARINE INSURANCE

Insurers	Royal & Sun Alliance
Policy Number	C063297B99AA
Policy Period	July 1, 2002 — June 30, 2003 inclusive
Insured	Telegraph Group Limited and/or Subsidiary Companies
Annual Premium Including Tax	£7,000.00

Cover	All Risks of Loss or damage to the Insured property.

Excess	£2,500 each and every claim.

Insured Property	Printed Magazines.

Voyages	To U.K. from Western Europe.

Methods of Transit	Conveyances and/or Steamers

Parcel Post

Air Freight

Rail

Road

Own Vehicles

Limits

• Any one vessel or conveyance: £1,000,000
• Any one location or loss: £2,000,000
• Postal Sendings: £5,000
• Engineers or Sales Reps Tools or Samples per Vehicle: £5,000
• Any one Road Vehicle/Trailer (owned or operated by the Insured): £40,000

Premium Basis	Estimated annual sendings : £22,520,000

Basis Of Valuation	Cost Insurance & Freight + charges + Duty if incurred + 10%, or as agreed with Insurers prior to known and/or reported loss

6.  MOTOR FLEET INSURANCE

INSURERS	Royal & Sun Alliance
POLICY NUMBER	RKJ891964
POLICY PERIOD	July 1, 2002 to June 30, 2003 inclusive
INSURED	Telegraph Group Limited and/or Subsidiary Companies
ANNUAL PREMIUM INCLUDING TAX	£95,577.30

Cover	Comprehensive, excluding Windscreen

Terrorism Exclusion	The Insurers shall not be liable in respect of any consequences of Terrorism except so far as is necessary to meet the requirements of any road traffic legislation

Definition of Terrorism	Terrorism shall mean any act including but not limited to the use of force or violence or the threat thereof of any persons or group of persons whether acting alone or on behalf of or in connection with any Organisation or government committed for political, religious, ideological or similar purposes including the intention to influence any government or to put the public or any section of the public in fear

Excess	£1,000	Each and every claim arising out of Accidental Damage, Fire or Theft No Additional own damage Excesses for young/inexperienced drivers

Limits of Indemnity	Vehicles	Market Value

	Manslaughter Defence	Unlimited

	Medical Expenses	£250 per person

	Rugs, Clothing and Personal Effects	£250 per person

	Passenger Liability	Unlimited

	Third Party Injury	Unlimited

Property Damages:

	(i) Commercial Vehicles (ii) Other vehicles	£5,000,000 Unlimited

	Motor Uninsured Loss Recovery	£50,000

Certificates	Blanket certificates of Insurance apply

Specified certificate required for P1 TOU (Previously P283 CPL) owned by D. W. Coulson and R444 MJL owned by Peter Lohmeyer

Theft Restriction	The policy does not cover loss of or damages due to the theft or attempted theft occurring whilst the insured vehicle is left unlocked with the ignition key inside the vehicle.

It is recommended that the Insured alert all vehicle users to this restriction

Insured Vehicles and Permitted Uses	Vehicles of the Insured

Any Motor Car, Motorcycle, Minibus or Goods Carrying Vehicle which is your property or hired or lent or leased to the Insured

Use: Social Domestic and Pleasure purposes in connection with the Insured’s business, and by principals or directors in connection with any other businesses of which they are principals or directors

Excluding:

(i) Motor Cars — speed testing, pace making or competitive driving

(ii) Good Carrying Vehicles — (i) speed testing, pace making or competitive driving or (ii) use for hire or reward

Employee Vehicles
Any Motor Car or Motorcycle owned by or hired or lent to your employees, excluding any motor car provided by the Insured

Use: In connection with your business only.

Excluding:

(i) Speed testing, pace making or competitive driving (ii) Use for hire or reward

Third Party Vehicles

Any motor car or good carrying vehicle not belonging to or hired to or leased to or lent to the Insured

Use: For the movement of a vehicle to facilitate the passage of your own vehicle

Excluding:

(i) Speed testing, pace making or competitive driving (ii) Use for hire or reward

Drivers	Any authorized licensed driver (Authorised = Approved by the Company in accordance with your own Car Policy)

Any Employee in respect of movement of Third Party vehicles to facilitate passage

Principal Cover Extensions	1. Better Car Cover for Motor Cars up to 12 months old

2. Occasional Business use cover in respect of Employees own vehicle used on your business. No contribution from Employees policy.

3. Third Party cover for unspecified trailers whether attached or detached.

4. Movement of impeding vehicles

5. Joint Insured’s indemnity clause

6. Driving by unlicensed drivers when a license is not required by the law

7. The Insured’s legal liability in respect of unauthorized use by any person

8. Earthquake Damage to vehicles extended to include Continent of Europe

9. Riot and Civil Commotion damage extended to include Continent of Europe

10. Customs and Excise Duty on the Continent of Europe

11. Third Party Contingent Liability arising from the use of vehicles not belonging to the Insured or provided to the Insured

12. Third party indemnity to owners of vehicles hired, leased or loaned to you

13. Unlimited cover for fitted audio/radio/office equipment/car phones etc. including removable items within vehicle or boot when locked and unattended — reinstatement as new basis

14. Comprehensive cover for two custom-built for-wheel trailers whilst attached or detached

15. 1953 Rolls Royce UYY 497 insured for Market Value of £65,000

16. Legal Liability of Passengers for their negligent acts

17. Legal defence costs on charges of manslaughter or causing death by reckless driving or serious harm

Foreign Use	Cover under this policy applies in all member countries of the European Community, Austria, Czech Republic, Slovakia, Finland, Hungary, Norway, Sweden and Switzerland

Persons traveling overseas should carry with them a copy of the certificate of Insurance, as evidence of Insurance, including Spanish bail Bond

Green Cards are required for visits outside these territories, and are available on request for Perkins Slade

Vehicle Details on Which Premium is Based	Cars	141

	Privately owned cars	2

	Commercial vehicles (van)	3

	Special types (Transit Minibus)	4

	Motorcycles	1

	Occasional Business Use:

	(i) Less than £ 1,000 miles per annum (ii) More than £ 1,000 miles per annum	40 50

DECLARATION/ADJUSTMENT CONDITIONS	Details Required:	Number of Cars Number of Vans Number of Special Types Number of Motor Cycles Number of Privately Owned Cars

Due at Renewal

2002/2003 Premium Rates per Vehicle:

£593 + 5% Insurance Premium Tax

£1,483 + 5% Insurance Premium Tax in respect of Landrover

Vehicles On Loan To Motoring Department	(1) Automatically Insured subject to any vehicle with value in excess of £1,000,000, or,

(2) any vehicle being used for special testing, pace making or competitive driving, being notified prior to use

B.  Insurance Policies for Hollinger International Inc., Hollinger Inc., Ravelston Corporation Limited and Subsidiary Companies.

     See attached summaries of the following policies:

1.	“All Risks” Property Damage & Business Interruption

2.	Primary Umbrella Liability

3.	First Excess Umbrella

4.	Second Excess Umbrella

5.	Third Excess Umbrella

6.	Fourth Excess Umbrella

7.	Five Excess Umbrella

8.	Sixth Excess Umbrella

     Except where noted otherwise, all values are in Canadian currency.

Produced By:

AON Reed Stenhouse

1.  “All Risks” Property Damage & Business Interruption

Named Insured	The Ravelston Corporation Limited, Hollinger Inc., and Hollinger International Inc. et al
and all subsidiary companies over which the named insured exercises financial or management control, that existed, may now exist or may hereafter be constituted

Insurer	Royal & Sun Alliance Insurance Company of Canada

Policy Number	7170922

Policy Term	July 1, 2002 to August 1, 2003

Perils Insured

All Risks of Direct Physical Loss or Damage including Flood and Earthquake, except as excluded

Property and Business Interruption Coverage

Real and Personal Property owned by or for which the Named Insured has an insurable interest

Business Interruption (Profits Form, 18 months indemnity period except 24 month indemnity period for Chicago Sun Times, Ashland Avenue, Chicago, IL and North Wabash, Chicago, IL, 12 months Rental Insurance, 90 day Ordinary Payroll, Contingent Business Interruption and Service Interruption)

Extra Expense, and Expediting Expense

Inland Property in Transit is Included

Indemnity period for Chicago Sun Times, Ashland Avenue, Chicago, IL and North Wabash, Chicago, IL

Policy Form

Aon Manuscript wording

Limits of Liability

Property Damage/ Business Interruption Combined, any one occurrence	C$1,200,000,000

Subject to the following Sublimits:

Newly Acquired Locations, subject to reporting to Insurer(s) 90 days from acquisition	25,000,000

Miscellaneous Unnamed Locations	25,000,000

Extra Expense	25,000,000

Contingent Business Interruption	25,000,000

Service Interruption (Property Damage and Business Interruption combined)	25,000,000

Expediting Expense	15,000,000

Denial of Access	25,000,000

Property in Transit	5,000,000

Accounts Receivable	15,000,000

Valuable Papers	15,000,000

California Earthquake Annual Aggregate	5,000,000
BC & Quebec Earthquake Annual Aggregate	100,000,000
All other Earthquake Annual Aggregate	500,000,000

Flood Annual Aggregate	500,000,000

Builders' Risk	5,000,000

Fines and Penalties	5,000,000

Professional Fees	2,000,000

Employees' Effects	1,000,000

Deductibles

EDP Electrical/Mechanical Breakdown	5,000

Office Contents	5,000

Property in Transit	5,000

Accounts Receivable	5,000

Valuable Papers	5,000

Fine Arts	2,500

All other losses	10,000

With respect to the peril of Earthquake in California, 5% of TIV on a per occurrence basis, subject to a minimum of $100,000.

With respect to the peril of Earthquake in BC, 5% of TIV on a per occurrence basis, subject to a minimum of $100,000.

With respect to the peril of Earthquake in Quebec, 3% of TIV on a per occurrence basis, subject to a minimum of $100,000.
Territorial Limits

Canada, USA including Puerto Rico, Israel

Basis of Loss Settlement

Replacement Cost including Limited Bylaws Cover, except as provided in policy

Principal Extensions
Global Policy Extension
Builders’ Risk Extension

Interdependent Business Interruption

Gross Rents — 12-month indemnity period

Denial of Access — 8 weeks

Canadian Currency Clause

Principal Exclusions

Misinterpretation of Dates Exclusion

War & Related Perils

Pollution & Contamination

Watercraft, Aircraft & Automobiles

Faulty Workmanship, Wear & Tear and Corrosion, etc.

Nuclear

Additional Insured/Loss Payees

Automatically included as required
Termination
120 Days Notice except for non-payment of premium and statutory conditions shall govern

2.  Primary Umbrella Liability

Named Insured	The Ravelston Corporation Limited, Hollinger Inc., and Hollinger International Inc. et al
and all subsidiary companies over which the named insured exercises financial or management control, that existed, may now exist or may hereafter be constituted

Insurer	Liberty Mutual Insurance Company

Policy Number	LQ1-B71-070002-062

Policy Term	July 1, 2002 to July 1, 2003

Coverage

Provides catastrophe cover excess of the liability limits under the General Liability, Media Liability, Automobile Liability, Watercraft Liability, and Employers Liability policies

Policy Form

As agreed to and as per Insurer(s) policy wording(s) on a Follow Form basis:

Follow Form Coverages:

Named Insured

Automobile

Contractual

Employee Benefits Liability

Incidental Medical Malpractice

Employers Liability

Punitive Damages

Real Property in Care, Custody and Control

Aircraft

Limit of Liability

Bodily injury and Property Damage	C$25,000,000

Annual Aggregate	As per underlying policies

Excess of Underlying Coverages and Limits

Insurance Company	New Hampshire Insurance Company

Coverage	Public Liability (UK)

Limit(s)	Products & Completed Operations and Pollution, occurrence & aggregate $5,000,000

Policy No	20002925

Term	June 30, 2002 to June 30, 2003 (The Telegraph Group Ltd. & West Ferry Printers Ltd.)

Insurance Company	Westchester Surplus Lines Insurance Company

Coverage	Media Liability (US & Israel Operations)

Limit(s)	Each occurrence & aggregate US$5,000,000

Policy No	CRLN00205606

Term	July 1, 2002 — July 1, 2003

Insurance Company	ACE Canada

Coverage	Media Liability (Canadian Operations only)

Limit(s)	Each occurrence & aggregate $5,000,000

Policy No	EOM0003273

Term	July 1, 2002 — July 1, 2003

Insurance Company	Insurance Corporation of British Columbia

Coverage	Automobile Liability

Limit(s)	Inclusive each accident $1,000,000

Policy No	ICBC uses the vehicle licence plate as the policy number. At the time of renewal the following policy numbers were in effect: 1814XB, 2700YB, 6362XF, 92013V, BLK587, BLK589, BLK590, BLK594, BLK595, CMD904, CMD905, DRV684, 0545XC, 5138DS, 5139DS, 9412DW, 9496BA.

Term	August 1, 2002 to August 1, 2003 (Sterling Newspapers Ltd.)

Insurance Company	Co-Operators General Insurance Company

Coverage	Automobile Liability

Limit(s)	Inclusive each accident $1,000,000

Policy No	3191543

Term	July 31, 2002 to July 31, 2003 (Sterling Newspapers Ltd.)

Insurance Company	Co-operators General Insurance Company

Coverage	Automobile Liability

Limit(s)	Inclusive each accident $1,000,000

Policy No	9255421

Term	February 14, 2002 to February 14, 2003 (Sterling Newspapers Ltd.)

Insurance Company	Royal Insurance Company

Coverage	Automobile Liability

Limit(s)	Inclusive each accident $2,000,000

Policy No	50047846A

Term	November 20, 2001 to November 20, 2002 (Sterling Newspapers Ltd.)

Insurance Company	Insurance Corporation of British Columbia

Coverage	Automobile Liability

Limit(s)	Inclusive each occurrence $2,000,000

Policy No	ICBC uses the vehicle licence plate as the policy number. At the time of renewal the following policy numbers were in effect: 1814XB, 2700YB, 6362XF, 92013V, BLK587, BLK589, BLK590, BLK594,

Policy No	BLK595, CMD904, CMD905, DRV684, 0545XC, 5138DS, 5139DS, 9412DW, 9496BA.

Term	July 26, 2001 to July 26, 2002 (Western Dominion Investment Company Limited)

Insurance Company	Menora Insurance Company Limited

Coverage	Automobile Liability

Limit(s)	NIS 500,000.00 (US$ 103,864.00)

Policy No	06-03-397178-03-5	06-33-379749-03-4
	06-33-391724-03-6	06-33-381212-03-1
	06-33-391725-03-3	06-33-372338-03-4
	06-33-370747-03-0	06-33-386686-03-9

Term	December 31, 2001 to December 31, 2002 (Jerusalem Post Ltd. and Palestine Post Ltd.)

Insurance Company	Menora Insurance Company Limited

Coverage	Automobile Liability

Limit(s)	NIS 281,251.00 (US$58,424.00)

Policy No	06-34-343656-03-4	06-34-344464-04-3
	06-34-343654-03-0	06-34-344208-03-6
	06-34-343653-03-3	06-34-344088-03-8

Term	December 31, 2001 to December 31, 2002 (Jerusalem Post Ltd. and Palestine Post Ltd.)

Insurance Company	Liberty Mutual Insurance Company

Coverage	Automobile Liability

Limit(s)	Inclusive each occurrence US$1,000,000

Policy No	AS2-41-004697-002

Term	January 1, 2002 to January 1, 2003 (The Sun-Times Company)

Insurance Company	Liberty Mutual Insurance Company

Coverage	Automobile Liability

Limit(s)	Inclusive each occurrence US$1,000,000

Policy No	AS2-641-004230-021

Term	January 1, 2002 to January 1, 2003 (American Publishing Company)

Insurance Company	Zurich North America/Canada

Coverage	Automobile Liability

Limit(s)	Inclusive each occurrence $1,000,000

Policy No	AF9995264

Term	July 1, 2002 to July 1, 2003 (Hollinger Inc.)

Insurance Company	Liberty Mutual

Coverage	Employers Liability

Limit(s)	Each occurrence/employee/policy US$1,000,000

Policy No	40052333

Term	January 1, 2002 to January 1, 2003 (Sun-Times Company)

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Liberty Mutual

Coverage	Employers Liability

Limit(s)	Each occurrence/employee/policy US$1,000,000

Policy No	WC2-641-004230-011

Term	January 1, 2002 to January 1, 2003 (American Publishing Co.)

Insurance Company	Menora Insurance Company

Coverage	Employers Liability

Limit(s)	Each occurrence/employee/policy US$5,000,000

Policy No	06-04-001138-00-00

Term	March 31, 2002 to March 31, 2003 (Jerusalem Post/Palestine Post Publications)

Insurance Company	Royal & SunAlliance

Coverage	Employers Liability

Limit(s)	Each occurrence/employee/policy £10,000,000

Policy No	SMRKJ852084

Term	July 1, 2002 to July 1, 2003 (Telegraph Group & West Ferry Printers Ltd.)

Insurance Company	Chubb Insurance Company

Coverage	Watercraft Liability (Muskoka Lakes)

Limit(s)	$2,000,000

Policy No	30100531

Term	July 1, 2002 to July 1, 2003 (The Ravelston Corporation)

Insurance Company	Chubb Insurance Company of Canada

Coverage	Watercraft Liability

Limit(s)	Each occurrence $1,000,000

Policy No.	7617848

Term	December 14, 2001 to December 14, 2002 (Hollinger Inc.)

Insurance Company	Chubb Insurance Company of Canada

Coverage	Watercraft Liability

Limit(s)	Each occurrence $1,000,000

Policy No.	7617847

Term	December 14, 200 to December 14, 2002 (Hollinger Inc.)

Insurance Company	CGU Insurance Company

Coverage	Watercraft Liability

Limit(s)	Each occurrence $1,000,000

Policy No.	PY32256

Term	November 25, 2001 to November 25, 2002

Defence Costs over and above the Limit(s) of Insurance

Retention

Any one occurrence	Nil

With respect to Multimedia	US$2,800,000

Principal Endorsements/Extensions

Liberalization Clause

Currency Clause

Principal Exclusions/Restricting Terms

Directors and Officers Errors & Omissions

Pollution — Sudden & Accidental, 15 days Detection & Reporting, IBC 2313 form

60 day Reporting Requirement with respect to specific types of losses under Multimedia Professional Liability

Asbestos

Liability arising out of any breach of Employee Retirement Income Security Act (ERISA)

Personal Property

Insolvency Clause

Employment related practices

Professional Liability Exclusion, except for Multimedia Communications Liability hazards for which coverage is afforded under the scheduled underlying insurance

Nuclear Energy Liability

Maintenance of Underlying Insurance

Non-business Activities Exclusion

Non-concurrency Endorsement

Terrorism

Territorial Limits

Worldwide

Cancellation

90 Days Notice of Cancellation except for non-payment of premium and statutory conditions shall govern.

3.  First Excess Umbrella

Named Insured	The Ravelston Corporation Limited, Hollinger Inc., and Hollinger International Inc. et al
and all subsidiary companies over which the named insured exercises financial or management control, that existed, may now exist or may hereafter be constituted

Insurer	Chubb Insurance

Policy Number	93630803

Policy Term	July 1, 2002 to July 1, 2003

Policy Form

As agreed to and as per Insurer(s) policy wording(s) on a Follow Form basis:

Follow Form Coverages:

Named Insured

Automobile

Contractual

Employee Benefits Liability

Incidental Medical Malpractice

Professional Liability

Punitive Damages

Real Property in Care, Custody and Control

Aircraft

Multimedia Professional Liability

Currency Clause

Coverage

Provides catastrophe cover excess of the liability limits under the General Liability, Media Liability, Automobile Liability, Watercraft Liability, and Employers Liability policies

Limit of Liability

Bodily Injury & Property Damage, each occurrence	C$25,000,000

Annual Aggregate	As per underlying policies

Excess of Underlying Coverages and Limits

Insurance Company	Liberty Mutual Insurance Company

Coverage	Primary Umbrella Liability

Limit(s)	$25,000,000 excess of various primary

Policy No	LQ1-B71-070002-062

Policy Term	July 1, 2002 to July 1, 2003

Defence Costs over and above the Limit(s) of Insurance

Retention

Any one occurrence	Nil

Principal Exclusions/Restricting Terms

Professional Liability Exclusion, except for Multimedia Communications Liability hazards for which coverage is afforded under the scheduled underlying insurance

Pollution — Sudden & Accidental, 15 days Detection and Reporting, IBC 2313 Form

Nuclear Energy Liability

Maintenance of Underlying Insurance

Asbestos

ERISA

War & Terrorism

Currency Clause

All limits, premiums and deductibles are expressed in Canadian currency

Territorial Limits

Worldwide

Cancellation

90 Days Notice of Cancellation except for non-payment of premium and statutory conditions shall govern

4.  Second Excess Umbrella

Named Insured	The Ravelston Corporation Limited, Hollinger Inc., and Hollinger International Inc. et al
and all subsidiary companies over which the named insured exercises financial or management control, that existed, may now exist or may hereafter be constituted

Insurer	Allianz Insurance Company

Policy Number	XXK 0009 6883020

Policy Term	July 1, 2002 to July 1, 2003

Policy Form

As agreed with and as per policy to be issued by Insurer(s) including Follow Form Basis

Coverage

Provides catastrophe cover excess of the liability limits under the General Liability, Media Liability, Automobile Liability, Watercraft Liability, and Employers Liability policies

Limit of Liability

Bodily Injury & Property Damage, each occurrence	C$50,000,000

Annual Aggregate	As per underlying policies

Excess of Underlying Coverages and Limits

Insurance Company	Chubb Insurance Company

Coverage	First Excess Liability

Limit(s)	$25,000,000

Policy No	93630803

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Liberty International

Coverage	Primary Umbrella Liability

Limit(s)	$25,000,000 in excess of various primary

Policy No	LQ1-B71-070002-062

Policy Term	July 1,2002 to July 1, 2003

Defence Costs over and above the Limit(s) of Insurance

Retention

Any one occurrence	Nil

Principal Exclusions/Restricting Terms

• Professional Liability Exclusion, except for Multimedia Communications Liability hazards for which coverage is afforded under the scheduled underlying insurance

• Pollution — Sudden & Accidental, 5 days Detection and Reporting, IBC 2313 Form

• Maintenance of Underlying Insurance

• Asbestos

• Nuclear Liability

• ERISA

Currency Clause

All limits, premiums and deductibles are expressed in Canadian currency

Territorial Limits

Worldwide

Cancellation

90 Days Notice of Cancellation except for non-payment of premium and statutory conditions shall govern

5.  Third Excess Umbrella

Named Insured	The Ravelston Corporation Limited, Hollinger Inc., and Hollinger International Inc. et al
and all subsidiary companies over which the named insured exercises financial or management control, that existed, may now exist or may hereafter be constituted

Insurer	ACE INA

Policy Number	XCP 397172

Policy Term	July 1, 2002 to July 1, 2003

Policy Form

As agreed to and as per Insurer(s) policy wording(s) on a Follow Form basis:

Follow Form Coverages:

•	Named Insured

•	Automobile

•	Contractual

•	Employee Benefits Liability

•	Incidental Medical Malpractice

•	Professional Liability

•	Punitive Damages

•	Real Property in Care, Custody and Control

•	Aircraft

•	Multimedia Professional Liability

•	Currency Clause

Coverage

Provides catastrophe cover excess of the liability limits under the General Liability, Media Liability, Automobile Liability, Watercraft Liability, and Employers Liability policies

Limit of Liability

Excess of Primaries, each occurrence (combined)	C$25,000,000

Annual Aggregate	As per underlying policies

Excess of Underlying Coverages and Limits

Insurance Company	Allianz Insurance Company

Coverage	Second Excess Liability

Limit(s)	$50,000,000

Policy No.	XXK 0009 6883020

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Chubb Insurance Company

Coverage	First Excess Liability

Limit(s)	$25,000,000

Policy No.	93630803

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Liberty International

Coverage	Primary Umbrella Liability

Limit(s)	$25,000,000

Policy No.	LQ1-B71-070002-062

Policy Term	July 1, 2002 to July 1, 2003

Defence Costs over and above the Limit(s) of Insurance

Retention

Any one occurrence	Nil

Principal Exclusions/Restricting Terms

•	Professional Liability Exclusion, except for Multimedia Communications Liability hazards for which coverage is afforded under the scheduled underlying insurance

• Pollution — Sudden & Accidental, 5 days Detection & Reporting, IBC 2313 Form

• Nuclear

• Asbestos

• War & Terrorism

Currency Clause

All limits, premiums and deductibles are expressed in Canadian currency

Territorial Limits

Worldwide

Cancellation

90 Days Notice of Cancellation except for non-payment of premium and statutory conditions shall govern

6.  Fourth Excess Umbrella

Named Insured	The Ravelston Corporation Limited, Hollinger Inc., and Hollinger International Inc. et al
and all subsidiary companies over which the named insured exercises financial or management control, that existed, may now exist or may hereafter be constituted

Insurer	Chubb Insurance Company of Canada

Policy Number	7974 75 51

Policy Term	July 1, 2002 to July 1, 2003

Policy Form

As agreed to and as per Insurer(s) policy wording(s) on a Follow Form basis:

Follow Form Coverages:

•	Named Insured

•	Automobile

•	Contractual

•	Employee Benefits Liability

•	Incidental Medical Malpractice

•	Professional Liability

•	Punitive Damages

•	Real Property in Care, Custody and Control

•	Aircraft

•	Multimedia Professional Liability

•	Currency Clause

Coverage

Provides catastrophe cover excess of the liability limits under the General Liability, Media Liability, Automobile Liability, Watercraft Liability, and Employers Liability policies

Limit of Liability

Excess of Primaries, each occurrence (combined)	C$35,000,000

Annual Aggregate	As per underlying policies

Excess of Underlying Coverages and Limits

Insurance Company	ACE INA Insurance

Coverage	Third Excess Liability

Limit(s)	$25,000,000

Policy No	XCP397172

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Allianz Insurance Company

Coverage	Second Excess Liability

Limit(s)	$50,000,000

Policy No	XXK 0009 6883020

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Chubb Insurance Company

Coverage	First Excess Liability

Limit(s)	$25,000,000

Policy No	93630803

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Liberty International

Coverage	Primary Umbrella Liability

Limit(s)	$25,000,000

Policy No	LQ1-B71-070002-062

Policy Term	July 1, 2002 to July 1, 2003

Defence Costs over and above the Limit(s) of Insurance

Retention

Any one occurrence	Nil

Principal Exclusions/Restricting Terms

• Professional Liability Exclusion, except for Multimedia Communications Liability hazards for which coverage is afforded under the scheduled underlying insurance

• Pollution — Sudden & Accidental, 5 days Detection & Reporting, IBC 2313 Form

• Nuclear

• Asbestos

• War & Terrorism

Currency Clause

All limits, premiums and deductibles are expressed in Canadian currency

Territorial Limits

Worldwide

Cancellation

90 Days Notice of Cancellation except for non-payment of premium and statutory conditions shall govern

7.  Fifth Excess Umbrella

Named Insured	The Ravelston Corporation Limited, Hollinger Inc., and Hollinger International Inc. et al
and all subsidiary companies over which the named insured exercises financial or management control, that existed, may now exist or may hereafter be constituted

Insurer	ACE INA

Policy Number	ET52843

Policy Term	July 1, 2002 to July 1, 2003

Policy Form

As agreed to and as per Insurer(s) policy wording(s) on a Follow Form basis:

Follow Form Coverages:

•	Named Insured

•	Automobile

•	Contractual

•	Employee Benefits Liability

•	Incidental Medical Malpractice

•	Professional Liability

•	Punitive Damages

•	Real Property in Care, Custody and Control

•	Aircraft

•	Multimedia Professional Liability

•	Currency Clause

Coverage

Provides catastrophe cover excess of the liability limits under the General Liability, Media Liability, Automobile Liability, Watercraft Liability, and Employers Liability policies

Limit of Liability

Excess of Primaries, each occurrence (combined)	C$25,000,000

Annual Aggregate	As per underlying policies

Excess of Underlying Coverages and Limits

Insurance Company	Chubb Insurance

Coverage	Fourth Excess Liability

Limit(s)	$35,000,000

Policy No	7974 75 51

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	ACE INA Insurance

Coverage	Third Excess Liability

Limit(s)	$25,000,000

Policy No	XCP397172

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Allianz Insurance Company

Coverage	Second Excess Liability

Limit(s)	$50,000,000

Policy No	XXK 0009 6883020

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Chubb Insurance Company

Coverage	First Excess Liability

Limit(s)	$25,000,000

Policy No	93630803

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Liberty International

Coverage	Primary Umbrella Liability

Limit(s)	$25,000,000

Policy No	LQ1-B71-070002-062

Policy Term	July 1, 2002 to July 1, 2003

Defence Costs over and above the Limit(s) of Insurance

Retention

Any one occurrence	Nil

Principal Exclusions/Restricting Terms

• Professional Liability Exclusion, except for Multimedia Communications Liability hazards for which coverage is afforded under the scheduled underlying insurance

• Pollution — Sudden & Accidental, 5 days Detection & Reporting, IBC 2313 Form

• Nuclear

• Asbestos

• War & Terrorism

Currency Clause

All limits, premiums and deductibles are expressed in Canadian currency

Territorial Limits

Worldwide

Cancellation

90 Days Notice of Cancellation except for non-payment of premium and statutory conditions shall govern

8.  Sixth Excess Umbrella

Named Insured	The Ravelston Corporation Limited, Hollinger Inc., and Hollinger International Inc. et al
and all subsidiary companies over which the named insured exercises financial or management control, that existed, may now exist or may hereafter be constituted

Insurer	Royal & SunAlliance

Policy Number	60386108

Policy Term	July 1, 2002 to July 1, 2003

Policy Form

As agreed to and as per Insurer(s) policy wording(s) on a Follow Form basis:

Follow Form Coverages:

•	Named Insured

•	Automobile

•	Contractual

•	Employee Benefits Liability

•	Incidental Medical Malpractice

•	Professional Liability

•	Punitive Damages

•	Real Property in Care, Custody and Control

•	Aircraft

•	Multimedia Professional Liability

•	Currency Clause

Coverage

Provides catastrophe cover excess of the liability limits under the General Liability, Media Liability, Automobile Liability, Watercraft Liability, and Employers Liability policies

Limit of Liability

Excess of Primaries, each occurrence (combined)	C$13,000,000

Annual Aggregate	As per underlying policies

Excess of Underlying Coverages and Limits

Insurance Company	Elliot Special Risks

Coverage	Fifth Excess Liability

Limit(s)	$25,000,000

Policy No	ET52843

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Chubb Insurance

Coverage	Fourth Excess Liability

Limit(s)	$35,000,000

Policy No	7974 75 51

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	ACE INA Insurance

Coverage	Third Excess Liability

Limit(s)	$25,000,000

Policy No	XCP397172

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Allianz Insurance Company

Coverage	Second Excess Liability

Limit(s)	$50,000,000

Policy No	XXK 0009 6883020

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Chubb Insurance Company

Coverage	First Excess Liability

Limit(s)	$25,000,000

Policy No	93630803

Policy Term	July 1, 2002 to July 1, 2003

Insurance Company	Liberty International

Coverage	Primary Umbrella Liability

Limit(s)	$25,000,000

Policy No	LQ1-B71-070002-062

Policy Term	July 1, 2002 to July 1, 2003

Defence Costs over and above the Limit(s) of Insurance

Retention

Any one occurrence	Nil

Principal Exclusions/Restricting Terms

•	Professional Liability Exclusion, except for Multimedia Communications Liability hazards for which coverage is afforded under the scheduled underlying insurance

•	Pollution — Sudden & Accidental, 5 days Detection & Reporting, IBC 2313 Form

•	Nuclear

•	Asbestos

•	War & Terrorism

Currency Clause

All limits, premiums and deductibles are expressed in Canadian currency

Territorial Limits

Worldwide

Cancellation

90 Days Notice of Cancellation except for non-payment of premium and statutory conditions shall govern

SCHEDULE 9.16

CONTRACTS; LABOUR MATTERS

9.16(a): Contracts Subject to Corporate Restriction or Judgment

Nil.

9.16(b): Material Labor Contracts

Guild (CWA) Post-Tribune, Gary, IN Status: Presently in negotiations	Contract Expired: 11/3/94
Electricians (IBEW) Local 134/Chicago Sun-Time Status: Presently in negotiations	Contract Expired: 12/31/00
Guild (CWA) Waukegan News-Sun Status: Presently in negotiations	Contract Expired: 2/28/02
Guild (CWA)/Pioneer Press, Inc. Status: Presently in negotiations	Contract Expires: 5/31/02
Guild (CWA)/Joliet Herald News Status: Presently in negotiations	Contract Expires: 6/30/02
Typographical (CWA) (Printers)/Aurora Beacon-News Status: Presently in negotiations	Contract Expires: 6/30/02
Typographical (CWA) (Printers)/Elgin Courier-News Status: Presently in negotiations	Contract Expires: 7/31/02
Machinists (IAM)/Chicago Sun-Times Status: Presently in negotiations	Contract Expires: 9/30/02
Pressmen (GCIU)/(Plainfield) Fox Valley Publications	Contract Expires: 12/31/02
Teamsters (Local 706) Drivers (Plainfield) Fox Valley Publications Presently in negotiations (Union trying to negotiate first contract with Fox Valley Pub.)
Automobile Mechanics (IAM)/Chicago Sun-Times	Contract Expires: 12/31/02
United Steelworkers of America (Midwest Suburban Publishing)	Contract Expires: 3/9/03
Mailers (CWA) Chicago Sun-Times	Contract Expires: 6/30/03

Platemakers (GCIU) Chicago Sun-Times	Contract Expires: 7/14/03
Photoengravers (GCIU) Chicago Sun Times	Contract Expires: 8/16/03
Printers (CWA) Post-Tribune, Gary, IN	Contract Expires: 11/25/03
Pressmen (GCIU) Post-Tribune, Gary, IN	Contract Expires: 2/1/04
Guild (CWA)/Chicago Sun-Times	Contract Expires: 9/30/04
Teamsters (IBEW) (Drivers)/Chicago Sun-Times Status: Recently reached a 3-year agreement	Contract Expires: 12/15/04
Typographical (CWA) Chicago Sun-Times	Contract Expires: 12/31/04
Paperhandlers (GCIU)/Chicago Sun-Times	Contract Expires: 6/30/06
Pressmen (GCIU)/Chicago Sun-Times	Contract Expires: 6/30/06
Operating Engineers/Chicago Sun-Times Status: Recently reached a 6-year agreement	Contract Expires: 5/31/08
Note: Typographical (CWA) (Printers) Joliet Herald News	Contract Expires: 12/31/01
This contract will not be renewed because all of the 3 printers in this bargaining unit have agreed to accept the recent buyout offer.
Typographical (CWA) (Printers) Waukegan News-Sun	Contract Expires: 10/12/02
This contract will not be renewed because all of the printers in this bargaining unit agreed to accept a buyout offer

19(c): Actions Relating to Plant Closings or Mass Layoffs

Nil.

19(d): Strikes or Walkouts Relating to Labor Contracts

Nil.

2

No further disclosure under the Credit Agreement.

SCHEDULE 9.17

ENVIRONMENTAL AND SAFETY AND HEALTH MATTERS

Environmental Matters

Nil.

Safety Matters

The four pending OSHA investigations are:

1.	Complaint No. 203878657 — The investigation began on July 31, 2002 when an employee notified OSHA, via telephone of hazardous conditions at the Ashland plant. The allegations include (a) unsafe conditions and potential employee injury resulting from employees required to work alone in the reel room; (b) Employees exposed to potential injury in the reel room while using the auto-load feature; and (c) Employees at risk for slipping and failing because of excess oil, paper and paper dust on the floor. After receiving the complaint, OSHA requested a written response and a posting of the complaint, which were completed on August 4, 2002. Although the investigation remains open for a period of six months, OSHA has stated it will not conduct an onsite inspection at this time.

2.	Complaint No 203878244 — OSHA received a telephone complaint alleging a threat of imminent harm to employees on August 23, 2002. OSHA conducted an unannounced onsite inspection on August 28, 2002 and issued the Complaint alleging eight potential violations. At the onsite inspection CST provided copies of OSHA logs. The inspector took photos and indicated he would return at a later date for employee interviews. We have retained counsel and do not yet have the date for employee interviews, or any follow-up visit from the inspector. The inspection will remain open for six months during which time there will be employee interviews and CST will be required to conduct training and develop written materials to bring plant into compliance with standards. There will likely be modest fines on some of the violations.

3.	Complaint No. 5-1260-03-0-Retaliation claim filed by Employee who was terminated after giving statement in OSHA investigation. Finding of liability is unlikely. Potential fines include backpay dating to termination date.

4.	Complaint No. 5-1260-02-054 Retaliation claim filed by current employee alleging retaliation following statements made in OSHA investigation. Nominal fines possible but unlikely.

The estimated aggregated exposure of these four claims is less than $50,000.

No further disclosure under the Credit Agreement.

SCHEDULE 10.7
“CONTINUING DEBT”

	LongTerm	Current	Total

Pioneer Newspapers Inc.	500,000	—	500,000
American Publishing Company	2,017,718	952,866	2,970,584
Telegraph Group Limited — Capital Leases	1,692,000	1,661,000	3,353,000

	4,209,718	2,613,866	6,823,584

SCHEDULE 10.8
LIENS

1.   Registrations in respect of Companies in the United Kingdom

Nil

2.   Registrations in respect of Companies in the United States of America

Debtor	Secured Party	Number	Jurisdiction	Collateral Description

Chicago Sun-Times, Inc.	Konica Graphic Imaging	5355265	Secretary of State Illinois	(1) One Computer to proof software — SN-CTP0387

				(1) One Konica Platform — 1GHZ/PC133

				(1) One HP 1050C Plus Printer — SN-13124064

				(1) One 36” Newsprint End Roll Adapter

Chicago Sun-Times, Inc.	Konica Graphic Imaging	5355273	Secretary of State Illinois	(1) One Computer to proof software — SN-CTP0387

				(1) One Konica Platform — 1GHZ/PC133

				(1) One HP 1050C Plus Printer — SN-13124064

				(1) One 36” Newsprint End Roll Adapter

N/A	Toronto Dominion (Texas), Inc.	N/A	N/A	$2.2 million cash collateral in account number 0984 01 2009082 held as security for the Original Letters of Credit

Schedule 10:10
Investments
All amounts are in US$

External Investments — Restricted Group	Type of Investment and/or Percentage Owned	Sept 30, 2002	Nov 30, 2002

HIPI
News Communications Inc.	28% interest	$1,385,257	$1,385,257
FDR Collection	Items of historical importance	$8,000,000	$8,000,000
Chicago Sun Times
U Click	100% interest	$8,000	$8,000
Chicago Computer Guide	100% interest	$81,017	$0
City News Bureau	50% interest	$6,256	$6,256
Newspaper National Network	2.33% interest	$29,334	$29,334
Drive Chicago	33% interest	$0	($5,500)
401 North Wabash Venture LLC	50% interest, Trump Sun Times Joint Venture	$900,000	$900,000
Rabbi Trust	Pension investment	$1,885,687	$1,885,687
Metro Sunday	Old accounts receivable, stock given in lieu of payment	$48,998	$48,998
Grand Rapids Telemarketing	100% investment	$0	$20,000
Telegraph Group
Trafford Park Printers Ltd	5000 A Ordinary Shares, 50%	$11,221,998	$11,194,581
West Ferry Printers Ltd	5000 A Ordinary Shares, 50%	$8,583,925	$9,889,606
Newsprint Management and Supply Services Ltd	100 A Ordinary Shares, 50%	$130,467	$129,245
Paper Purchase and Management Limited	100 A Ordinary Shares, 50%	$157	$196
Lamponians Ltd.	50 Ordinary Shares, 50%	Nominal	Nominal
Press Association Ltd.	60,000 Ordinary 10p shares	Nominal	Nominal
Oldham Estates plc	10 Ordinary Shares	Nominal	Nominal

Investment in Unrestricted Group	Type of Investment and/or Percentage Owned	Sept 30, 2002	Nov 30, 2002

HIPI
Hollinger Canadian Publishing Holdings Co.	100 Common Shares (100%)
HTH Holdings Inc.
Hollinger Canadian Publishing Holdings Co.	44,745,000 Class B Voting Common Shares
HTH Benholdco Inc.
Hollinger Canadian Publishing Holdings Co.	137,540,000 Class A Voting Common Shares
XSTM Holdings Corp.	1000 Common Shares
American Publishing Management Services Inc.
HC Holdings Company	49,369 Common Shares

External Long Term Receivables — Restricted Group	Type of Investment and/or Percentage Owned	Sept 30, 2002	Nov 30, 2002

Telegraph Group
Trafford Park Printers Ltd	Long term receivable	$5,102,500	$5,054,725
West Ferry Printers Ltd	Deferred printing contract	$43,066,532	$41,799,586
Paper Purchase and Management Limited	Long term receivable	$2,355,000	$2,332,950
Newspaper Licencing	Long term receivable	$133,450	$132,201
American Publishing Group
Horizon Group	Long term receivable	$4,859,000	$4,859,000

SCHEDULE 10.13
TRANSACTIONS WITH AFFILIATES

1.	Agreement between Hollinger Aviation Inc. and 3016296 Nova Scotia Company dated February 1, 2002.

2.	Business Opportunities Agreement between Hollinger Inc. and Hollinger International Inc..

3.	Services Agreements between Hollinger International Inc. and The Ravelston Corporation Limited.

4.	Services Agreement between Hollinger Inc., Hollinger International Inc., Hollinger Canadian Publishing Holdings Co., Hollinger Canadian Newspapers, Limited Partnership, by its General Partner, Hollinger Canadian Newspapers G.P. Inc. and Hollinger (Challenger) Holdings Co., dated June 17, 2002.

5.	Option Tax Indemnity Agreement dated May 31, 1996 between FDTH and West Ferry (letter agreement).

6.	Deed of Indemnity dated June 23, 1992 entered into by Hollinger Inc., DTH and FDTH in favor of Telegraph.

7.	Co-operation Agreement dated June 23, 1992 between Hollinger Inc. and the Telegraph.

8.	Amended and Restated Tax Allocation Agreement made as of February 1, 2001 between Hollinger International Inc., APAC-90, Inc., American Publishing (1991) Inc., APC 1993, Inc., Valley Cable TV, Inc. and The Sun-Times Company.

9.	Employee Secondment Agreement dated December 20, 2002 between Hollinger Canadian Publishing Holdings Co. and Hollinger International Publishing Inc.

SCHEDULE 15.3

ADDRESSES FOR NOTICES

HOLLINGER INTERNATIONAL PUBLISHING INC.

Address:	10 Toronto Street Toronto, Ontario M5C2B7

Attention:	Jack Boultbee
Facsimile:	(416) 262-7261

With copies to:

Address:	401 North Wabash Avenue, Suite 740 Chicago, Illinois 60611

Attention:	Mark Kipnis
Facsimile:	(312) 321-0629

Address:	712 Fifth Avenue, 18th Floor New York, New York 10019

Attention:	Robert Smith
Facsimile:	212-586-0010

WACHOVIA BANK, N.A.

Address:	One Wachovia Center, 301 South College Street Charlotte, North Carolina 28288-0604

Attention:	Joe Mynatt
Facsimile:	704-374-4092

WACHOVIA SECURITIES, INC.

Address:	One Wachovia Center, 301 South College Street Charlotte, North Carolina 28288-0604

Attention:	Joe Mynatt
Facsimile:	704-374-4092

TORONTO DOMINION (TEXAS), INC.

Address:	Suite 1700 909 Fannin Street Houston, TX 77010

Attention:	Neva Nesbitt
Facsimile:	713-951-9921

GENERAL ELECTRIC CAPITAL CORPORATION

Address:	2325 Lakeview Parkway, Suite 700 Alpharetta, GA 30004-1976

Attention:	Betty Cao
Facsimile:	202-585-0235

LASALLE BANK NATIONAL ASSOCIATION

Address:	135 South LaSalle Street Chicago, IL 60603

Attention:	Lavearn Hamilton
Facsimile:	312-904-6373

ROYAL BANK OF SCOTLAND

Address:	280 Bishops Gate, 9th Floor London, England EC2M-4RB

Attention:	David Ellis
Facsimile:	8011-44-207-375-8549